Exhibit 10.261


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                               Purchase Agreement

                                  by and among

                         The Charles Schwab Corporation,
                             a Delaware corporation,



                            CS Capital Markets & Co.,
                             a Delaware corporation,



                            Schwab Associates & Co.,
                             a Delaware corporation,



                               UBS Securities LLC,
                      a Delaware limited liability company,


                                       and


                               UBS Americas Inc.,
                             a Delaware corporation





                           Dated As Of August 31, 2004

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                               Purchase Agreement


     This Purchase Agreement (this "Agreement") is dated as of August 31, 2004, by and among The Charles Schwab Corporation, a Delaware corporation ("Parent"), CS Capital Markets & Co., a Delaware corporation ("GP"), Schwab Associates & Co., a Delaware corporation ("LP" and together with Parent and GP collectively, "Sellers"), UBS Securities LLC, a Delaware limited liability company ("Purchaser") and UBS americas Inc., a Delaware corporation ("Purchaser II"). Certain capitalized terms have the meanings given to such terms in Article X.

                                    Recitals

     Whereas, GP, LP and SoundView Technology Corporation, a Delaware corporation ("Saturn Sub") indirectly wholly owned by SoundView Technology Group, Inc., a Delaware corporation (the "Company"), are collectively the sole owners of all of the partnership interests outstanding (the "Partnership Interests") of Schwab Capital Markets L.P., a New Jersey limited partnership ("CCM");

     Whereas, Parent is the sole owner of all of the outstanding capital stock (the "Company Common Stock") of the Company;

     Whereas, Purchaser wishes to purchase from GP and LP, and Sellers wish to sell to Purchaser, the Partnership Interests owned by GP and LP in accordance with the provisions set forth herein;

     Whereas, Purchaser II wishes to purchase from Parent, and Parent wishes to sell to Purchaser II, the Company Common Stock in accordance with the provisions set forth herein; and

     Whereas, as an inducement to Purchaser to enter into this Agreement, Parent on behalf of itself and its Affiliates is agreeing to enter into the Order Handling Services Agreement (as defined herein) and the Options Order Business Agreement (as defined herein) effective as of the Closing.

     Now Therefore, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                   Article I
                    Purchase and Sale of CCM and the Company

     1.1 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, (a) GP and LP shall sell, assign, transfer and convey to Purchaser or its designees, and Purchaser or its designees shall purchase and acquire from GP and LP, the Partnership Interests owned by GP and LP, free and clear of all Liens and (b) Parent shall sell, assign, transfer and convey to Purchaser II or its designees, and Purchaser II or its designees shall purchase and acquire from Parent, the Company Common Stock, free and clear of all Liens.

     1.2 Order Handling Services Agreement. At or prior to the Closing, Parent, Charles Schwab & Co., Inc., a California corporation ("CS&Co."), and Purchaser will enter into (a) an Equity Order Handling Agreement substantially in the form attached hereto as Exhibit A (the "Order Handling Services Agreement") and (b) an Options Order Handling Agreement substantially on the terms set forth in Exhibit B hereto (the "Options Order Business Agreement"). Between the date hereof and the Closing, the parties shall negotiate in good faith to produce a more fulsome agreement for the flow of options orders and, if no such more fulsome agreement is produced, then Exhibit B shall be the Options Order Business Agreement and the parties shall perform their respective obligations thereunder.

     1.3 Purchase Price. In consideration of the sale of the Partnership Interests and the Company Common Stock as contemplated herein, at the Closing, Purchaser and Purchaser II agree to pay to Sellers in cash the aggregate amount of $265 million (the "Purchase Price").

     1.4  Allocation of Purchase Price.

          (a) Sellers and Purchaser (on behalf of itself and Purchaser II) agree to allocate the Purchase Price among the Partnership Interests and the Company Common Stock in accordance with the fair market value of such Partnership Interests and the Company Common Stock consistent with the matters set forth in Section 1.4 of the Disclosure Schedule. If Sellers disagree with respect to the matters set forth in footnote 1 to Section 1.4 of the Disclosure Schedule, Sellers shall notify Purchaser of such disagreement and the reasons for so disagreeing, in which case Sellers and Purchaser shall attempt to resolve the disagreement. To the extent Sellers and Purchaser cannot agree with respect to such matters, such matters shall be determined by PricewaterhouseCoopers or such other independent accounting firm as shall be mutually agreed, whose decision shall be final and binding and whose expenses shall be shared equally by Sellers and Purchaser. The allocation of the Purchase Price made pursuant to this
     Section 1.4 is known as the "Purchase Price Allocation".

          (b) The parties hereto agree to report the allocation of the total Purchase Price in a manner consistent with the Purchase Price Allocation (as adjusted to reflect adjustments to the Purchase Price made pursuant to this Agreement) and agree to act in accordance with the Purchase Price Allocation (as adjusted to reflect adjustments to the Purchase Price made pursuant to this Agreement) in the preparation and filing of all Tax Returns and in the course of any Tax audit, Tax review or Tax litigation relating thereto; provided that neither Sellers nor Purchaser will be obligated to appeal or litigate any challenge to such Purchase Price Allocation by a Governmental Entity.

          (c) The parties will promptly inform one another of any challenge by any Governmental Entity to the Purchase Price and agree to consult and keep one another informed with respect to the status of, and any discussion, proposal or submission with respect to, such challenge.

     1.5 License Agreement. At or prior to the Closing, Purchaser and Sellers shall enter into a License Agreement providing for the matters set forth in the term sheet in Section 1.5 of the Disclosure Schedule (the "License Agreement").

     1.6 Transition Services Agreement. At or prior to the Closing, Purchaser and Sellers shall enter into a Transition Services Agreement (the "Transition Services Agreement") providing for (a) the matters set forth in the term sheet in Section 1.6 to the Disclosure Schedule (including the methodology for allocating costs for the provision of such services and the time period during which such services must be provided), (b) all such other matters that are reasonably necessary for Sellers and their Affiliates to provide to Purchaser for Purchaser to operate the Business following the Closing in all material respects as it was conducted by Sellers and their Affiliates on the Balance Sheet Date and prior to the Closing so as to provide as seamless a transition of the Business and the Company Business from Sellers and their Affiliates to Purchaser as is reasonably practicable for the duration of the Transition Services Agreement and (c) all such other matters that are reasonably necessary for Purchaser to provide to Sellers and their Affiliates for Seller and their Affiliates to continue their businesses that historically have needed an interaction with the Business or the Company Business (other than the Business and the Company Business) in all material respects as it was conducted by Sellers and their Affiliates prior to the Closing so as to provide as seamless a transition for Sellers and their Affiliates as is reasonably practicable for the duration of the Transition Services Agreement, taking into account the existence of the Order Handling Services Agreement and the Options Order Business Agreement. Without limiting the generality of the foregoing, Sellers shall use their reasonable commercial efforts to retain the services of employees used or to be used by Sellers or their Affiliates to perform the services to be performed pursuant to the Transition Services Agreement (other than any employees of the Business or the Company Business) (the "Transition Services Employees") and to maintain any of their operational systems necessary to maintain the Business for the duration of the Transition Services Agreement in connection with the provision of the services thereunder, and Purchaser shall use its reasonable commercial efforts to keep employed the employees necessary for Purchaser or its Affiliates to perform the services to be performed pursuant to the Transition Services Agreement.

                                   Article II
                                   The Closing

     2.1 Closing. The consummation of the purchase and sale transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held as soon as practicable, and in any event not later than two (2) Business Days after the satisfaction or waiver of each of the conditions set forth in
Article VII hereof (other than the conditions that by their nature are to be satisfied at the Closing but subject to the fulfillment or waiver of those conditions) or at such other time as the parties hereto may agree. The Closing shall take place at the offices of Sullivan & Cromwell LLP, or at such other location as the parties hereto may agree in writing. The date on which the Closing occurs is sometimes referred to herein as the "Closing Date." The Closing of the purchases and sales contemplated herein shall be deemed effective as of the close of business on the Closing Date.

     2.2 Execution and Delivery.

          (a) At the Closing, GP and LP shall deliver to Purchaser assignments of the Partnership Interests owned by GP and LP duly executed by GP and LP. Such instruments and documents shall be sufficient to convey all of Sellers' interests in the Partnership Interests, free and clear of all Liens.

          (b) At the Closing, Parent shall deliver to Purchaser II stock certificates representing the Company Common Stock, together with stock powers duly executed in blank by Parent. Such instruments and documents shall be sufficient to convey all of Sellers' interest in the Company Common Stock, free and clear of all Liens.

          (c) At the Closing, in consideration of the purchase of the Partnership Interests and Company Common Stock, Purchaser and Purchaser II shall pay to Sellers an aggregate sum equal to the Purchase Price by wire transfer of immediately available funds in the amounts and to the accounts specified in writing, at least 3 Business Days prior to Closing, by Parent to Purchaser.

          (d) Sellers agree that they will from time to time after the Closing, at no cost to Purchaser or Purchaser II, execute and deliver such further documents as Purchaser or Purchaser II may prepare and reasonably request in order to effectively sell, transfer and convey the Partnership Interests to Purchaser and the Company Common Stock to Purchaser II.

                                  Article III
                 Representations and Warranties of the Business

     Except as specifically disclosed in the correlative Section in the Disclosure Schedule, Sellers, jointly and severally, represent and warrant to Purchaser and Purchaser II as of the date hereof and as of the Closing as follows:

     3.1 Corporate Organization, Standing and Power. Each of Sellers is a corporation duly organized, validly existing and in good standing under the Laws and Regulations of its jurisdiction of organization. CCM is a limited partnership duly organized and validly existing under the Laws and Regulations of the State of New Jersey. Pebble LLC is a limited liability company duly organized and validly existing under the Laws and Regulations of the State of Delaware. CCM and each of its Subsidiaries has the requisite power to carry on the Business as now being conducted by it and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would, individually or in the aggregate, have a Business Material Adverse Effect. Sellers have furnished or made available to Purchaser prior to the date of this Agreement a true and correct copy of the Agreement of Limited Partnership of CCM (as amended by the First Amendment thereto, the "Partnership Agreement") and the certificate or articles of incorporation, partnership agreement or operating agreement, each as applicable, and bylaws, and any other charter or organizational documents, of CCM and its Subsidiaries, and each such document in the form so furnished or made available to Purchaser is in full force and effect. None of CCM or any of its Subsidiaries is in violation of any of the provisions of its organizational documents.

     3.2 Capitalization.

          (a) All of the outstanding shares of capital stock and voting securities or other interests of each Subsidiary of CCM are owned, directly or indirectly, by CCM and are duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements or obligations of any character relating to the issued or unissued capital stock or other securities of any such Subsidiary.

          (b) GP is the  sole  general  partner  of  CCM.  LP  holds  a  limited
     partnership   interest  in  CCM.  Saturn  Sub  holds  a  preferred  limited partnership interest in CCM. LP and Saturn Sub are the sole limited partners of CCM. The Partnership Agreement and the Conveyance Agreement, dated January 2004, relating to Saturn Sub's preferred limited partnership interest, each as furnished to Purchaser, accurately and completely set forth all the terms of the Partnership Interests, including the attendant rights and obligations of GP, LP and Saturn Sub. The Partnership Interests have been validly issued and each of GP, LP and Saturn Sub owns its partnership interests in CCM free and clear of all Liens. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements or obligations of any character relating to the Partnership Interests.

          (c) Except as set forth in Section 3.2(c) of the Disclosure Schedule, none of CCM or any of its Subsidiaries (i) owns, or has any contract or other obligation to acquire, any equity securities or other securities of or ownership interest in any Person or any direct or indirect equity or ownership interest in any other business or (ii) has any contract or other obligation to provide funds to, or make any investment in, any Person. There is no funding obligation of CCM or any of its Subsidiaries with respect to a third party investment or other interest that has not been satisfied, except as specifically reflected on the Combined Financial Statements.

          (d) Upon delivery by Sellers of all the Partnership Interests at Closing, good and valid title to the Partnership Interests, free and clear of all Liens, other than those resulting only from Purchaser's ownership, will pass to Purchaser.

     3.3 Authority; No Violation.

          (a) Each of Sellers has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved and adopted by each of Sellers and no additional corporate or shareholder authorization or consent is required in connection with the execution, delivery or performance by Sellers of this Agreement or any of the Ancillary Agreements. This Agreement has been duly and validly executed and delivered by each of Sellers. Assuming due authorization, execution and delivery of this Agreement by Purchaser and Purchaser II, this Agreement constitutes the valid and binding obligation of each of Sellers, enforceable against each of Sellers in accordance with its terms. Assuming due authorization, execution and delivery of each of the Ancillary Agreements by Purchaser or any its Affiliates that is a party to the relevant agreement, each of the related Ancillary Agreements, when executed and delivered, will constitute, the valid and binding obligation of each of Sellers, enforceable against each of Sellers in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement or any of the Ancillary Agreements by each of Sellers nor the consummation by each of Sellers of the transactions contemplated hereby or thereby, nor compliance by each of Sellers with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Partnership Agreement, or the certificates of incorporation or bylaws or other charter or organizational documents of each of CCM, any of its Subsidiaries or Sellers or any of their Affiliates or (ii) assuming that the consents and approvals specifically referred to in Section 3.4 (as to clause (x) with respect to Governmental Entities and as to clause (y) with respect to Governmental Entities and non-Governmental Entities) are duly obtained, (x) violate any Laws and Regulations applicable to any of Sellers, CCM or any of their Subsidiaries or any of their respective properties or assets or
     (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien upon any of the respective properties or assets of Sellers, CCM or any of their respective Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which any of Sellers, CCM or any of their respective Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected, except (in the case of clauses (ii) (x) (other than with respect to Governmental Orders) and (y) above) for such violations, conflicts, breaches, defaults or the loss of benefits which, either individually or in the aggregate, would not be a Business Material Adverse Effect.

     3.4 Consents and Approvals. Except for (i) any approvals or filings required by the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the consent or approval of the NASD, (iii) the consent or approval of the AMEX, (iv) the consent or approval of the Pacific Stock Exchange and (v) the consents, notices and approvals set forth in
Section 3.4 of the Disclosure Schedule, no consents or approvals of any Governmental Entity or any third party are necessary in connection with (A) the execution and delivery by each of Sellers of this Agreement and the Ancillary Agreements and (B) the consummation by each of Sellers of the transactions contemplated hereby and thereby.

     3.5 Financial Statements. (a) Section 3.5(a) of the Disclosure Schedule sets forth the following unaudited condensed combined financial statements of CCM and the Company and their Subsidiaries (collectively, the "Combined Financial Statements"): (i) the unaudited condensed combined balance sheet of CCM and the Company and their Subsidiaries (the "Combined Balance Sheet") as of June 30, 2004 (the "Balance Sheet Date") and (ii) the related unaudited condensed combined statement of operations and statements of cash flows for the six (6) months then ended. Subject to the absence of notes, the Combined Financial Statements have been prepared in accordance with GAAP consistently applied, and reflect all adjustments necessary to present fairly, and fairly present in all material respects, the consolidated financial condition and operating results and cash flows of CCM and the Company and their Subsidiaries at the date and for the period indicated therein. All adjustments were of a normal and recurring nature. Section 3.5(b) of the Disclosure Schedule sets forth unaudited combined statement of income of "Schwab SoundView Capital Markets", including CCM and the Company and their Subsidiaries for the six (6) months ended June 30, 2004 on a management-reporting basis (the "Management Reports"), based on the books and records of CCM and the Company and their Subsidiaries and the Options Business of CS&Co., excluding the centralized corporate function expense and reflecting the other adjustments set forth therein. Section 3.5(c) of the Disclosure Schedule sets forth statements detailing all the centralized corporate function expense and other adjustments necessary to reconcile the Combined Financial Statements to the Management
Reports for the six (6) month period ended June 30, 2004. The CCM Financial Statements have been prepared in accordance with GAAP consistently applied and fairly present in all material respects the consolidated financial condition and operating results and cash flows of CCM and its Subsidiaries at the date and for the period indicated therein. The books and records of CCM are true and complete in all material respects. The books and records of the Company are true and complete in all material respects. Section 3.5(d) of the Disclosure Schedule sets forth the unaudited statement of operating results of the Electronic Program Trading business of CCM for the six (6) month period ended June 30, 2004 and the unaudited statement of operating results of the Options Business of CS&Co. for the six (6) month period ended June 30, 2004 including all revenues and costs associated with the operations of such divisions in accordance with the method described therein.

     3.6 Absence of Certain Changes or Events.

          (a) Since the Balance Sheet Date and except as otherwise reflected in the Combined Financial Statements, the Business has been conducted, in all material respects, in the ordinary course consistent with past practice and there has not occurred:

               (i) any change, event or condition that, individually or in the aggregate, is a Business Material Adverse Effect;

               (ii) except as set forth in Section 3.6(a)(ii) of the Disclosure Schedule, any acquisition, sale or transfer of any material asset of CCM or its Subsidiaries;

               (iii) any change in the accounting methods or practices (including any change in depreciation or amortization policies or rates) materially affecting the assets of CCM or any of its Subsidiaries, except as have been required by a change in GAAP;

               (iv) except as set forth in Section 3.6(a)(iv) of the Disclosure Schedule, any declaration, setting aside, or payment of a dividend or other distribution with respect to the Partnership Interests;

               (v) the entry into any material contract related to CCM or its Subsidiaries, other than in the ordinary course of business consistent with past practice, or any material amendment or termination of, or default under, any contract related to CCM or its Subsidiaries;

               (vi) any amendment or change to the certificate of incorporation or bylaws or agreement of limited partnership or other charter documents of CCM or any of its Subsidiaries;

               (vii) any material change in the risk management, execution and hedging policies, procedures or practices of CCM or its Subsidiaries, or any material failure to comply with such policies, procedures and practices;

               (viii) any material election related to CCM or its Subsidiaries with respect to taxes or material changes in tax accounting methods;

               (ix) any agreement by any of Sellers or by CCM or any of its Subsidiaries to do any of the things described in the preceding clauses (i) through (viii) (other than negotiations with Purchaser and its representatives regarding the transactions contemplated by this Agreement);

               (x) any change from the Management Reports in the manner in which the earnings of the Business and the Company Business are recorded (including line items) in CCM's and the Company's financial statements; or

               (xi) any other matter that would be  prohibited by Section 5.2 if
          Section 5.2 applied to the period following the Combined Financial Statements.

          (b) Except as permitted by this Agreement, since the Balance Sheet Date, none of Sellers and none of CCM or any of their respective Subsidiaries has, except as required by applicable Laws and Regulations,
     (x) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer or director of CCM other than compensation increases in the ordinary course of business consistent with past practice or (y) granted any severance or termination pay to, entered into any contract to make or grant any severance or termination pay to, or paid any bonus other than the bonuses paid on August 20, 2004 under the CCM bonus plan to the extent of the accrual on the Balance Sheet therefor, bonuses paid on August 6, 2004 under the Parent corporate bonus plan to the extent of the accrual on the Balance Sheet therefor, bonuses required under agreements in effect as of the Balance Sheet Date to any employee of CCM to the extent such agreements are set forth in Section 3.10(a) of the Disclosure Schedule and termination pay to the extent and in the amounts set forth in Section 3.10(a) of the Disclosure Schedule and any termination pay for which Sellers (and not CCM or any of its Subsidiaries) are fully responsible.

     3.7 Undisclosed Liabilities. Except as set forth in Section 3.7 of the Disclosure Schedule, there are no obligations or liabilities of any nature (matured or unmatured, fixed or contingent) related to CCM other than (i) those to the extent set forth or adequately provided for in the Combined Financial Statements, and (ii) those to the extent incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date which, individually or in the aggregate, have not had a Business Material Adverse Effect.

     3.8 Legal Proceedings. Except as set forth in Section 3.8 of the Disclosure Schedule (none of which matters would have a Business Material Adverse Effect), none of Sellers and none of CCM or any of its Subsidiaries is a party to any, and there is no pending or, to the Knowledge of Sellers, any threatened, Legal Proceeding relating to CCM or any of its Subsidiaries. The reserves for litigation set forth in the Combined Balance Sheet have been established in accordance with the FAS 5 requirements of accruing estimable and probable matters. There is no injunction, order, judgment or decree imposed upon any Seller, CCM or their respective Subsidiaries related to CCM or any of its Subsidiaries.

     3.9 Taxes and Tax Returns.

          (a) (i) All federal, state, foreign and, to the Knowledge of Sellers, local Tax Returns required to be filed by CCM or any of its Subsidiaries with any Tax authority have been filed; (ii) all such Tax Returns are correct and complete in all material respects; (iii) all Taxes of CCM and its Subsidiaries that are due and payable with respect to the periods covered by such Tax Returns have been paid, other than Taxes which are being contested in good faith and are adequately reserved against or provided for (in accordance with GAAP) in the Combined Financial Statements; and (iv) neither CCM nor any of its Subsidiaries has any material liability for Taxes for any current or prior tax periods in excess of the amount reserved or provided for in the Combined Financial Statements (but excluding, for this purpose only, any liability reflected thereon for deferred taxes to reflect timing differences between tax and financial accounting methods).

          (b) Section 3.9(b) of the Disclosure Schedule identifies all pending audits or examinations with respect to Taxes involving CCM or any of its Subsidiaries.

          (c) Except as set forth in Section 3.9(c) of the Disclosure Schedule, there are no disputes pending with respect to, or claims or assessments asserted in writing for any material amount of Taxes for which CCM or any of its Subsidiaries could be liable, or otherwise involving CCM or any of its Subsidiaries, nor has CCM or any of its Subsidiaries given or been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any Tax return for any period with respect to Taxes.

          (d) Neither CCM or any of its respective Subsidiaries (i) is a party to a Tax allocation or Tax sharing agreement related to the Business (other than an agreement solely among members of a group the common parent of which is Parent) or (ii) has any liability for the Taxes of any person (other than any of the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

          (e) Proper and accurate amounts have been withheld (and timely paid to the appropriate Governmental Entity) from the employees, customers and any other applicable payees of CCM and its Subsidiaries related to the Business for all periods through the date hereof in compliance with all tax withholding provisions of applicable federal, state, local and foreign laws (including, without limitation, income, social security and employment tax withholding for all types of compensation, back-up withholding and withholding on payments to non-United States persons).

          (f) Each of CCM and its Subsidiaries in connection with the conduct of the Business is in compliance with all applicable rules and regulations regarding the solicitation, collection and maintenance of any forms, certifications and other information required in connection with federal, state, local or foreign tax withholding or reporting. None of CCM or its Subsidiaries takes custody of customer assets for information reporting purposes other than
     (i) temporary custody for escheat purposes, (ii) directives of the Office of Foreign Assets Control, and (iii) pursuant to attachment proceedings and other court orders.

     3.10 Employee Benefit Plans.

          (a) Section 3.10(a) of the Disclosure Schedule sets forth a list of all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other employee benefit or compensation arrangements, agreements (oral or written), guarantees (oral or written), perquisite programs or payroll practices, including, without limitation, any such arrangements or payroll practices providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options (including those held by directors, employees, and consultants), hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, that cover any employees of CCM or its Subsidiaries or otherwise are related to CCM or its Subsidiaries or to which contributions must be made thereunder for current or former directors, officers, employees or consultants related to CCM or its Subsidiaries (the "Business Employee Benefit Plans"), other than those that are not material to CCM or its Subsidiaries. Section 3.10(a) of the Disclosure Schedule separately identifies each Business Employee Benefit Plan that is sponsored or maintained by CCM or any of its Subsidiaries, or which covers only employees of CCM or its Subsidiaries.

          (b) None of the Business Employee Benefit Plans is a "multiemployer plan," as defined in Section 4001(a)(3) of ERISA (a "Business Multiemployer Plan"). None of CCM or any of its Subsidiaries or Parent has withdrawn or expects to withdraw in a complete or partial withdrawal from any Business Multiemployer Plan, nor has any of them incurred or expects to incur any liability due to the termination or reorganization of a Business Multiemployer Plan.

          (c) None of the Business Employee Benefit Plans is a "single employer plan," as defined in Section 4001(a)(15) of ERISA, that is subject to Title IV of ERISA. No liability has been incurred under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation or to a trustee appointed under Section 4042 of ERISA that could result in a material liability to CCM or its Subsidiaries. None of CCM or any of its Subsidiaries maintains, or is required, either currently or in the future, to provide medical benefits to employees, former employees or retirees of CCM or its Subsidiaries after their termination of employment, other than pursuant to applicable Laws and Regulations.

          (d) Each Business Employee Benefit Plan that is intended to qualify under Section 401 of the Code, and each trust maintained pursuant thereto, received a favorable determination letter from the IRS covering all tax Laws and Regulations changes prior to the Economic Growth and Relief Reconciliation Act of 2001 or has applied for such favorable letter during the applicable remedial amendment period and, to the Knowledge of Sellers, nothing has occurred with respect to the operation of any such Business Employee Benefit Plan that would cause the loss of such qualification or exemption or the imposition on CCM or its Subsidiaries or the Purchaser of any material liability, penalty or tax under ERISA or the Code.

          (e) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Business Employee Benefit Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof, other than a failure to make contributions that is not material and has been fully corrected. None of the Business Employee Benefit Plans provides or promises post-employment medical or life benefits to any employee or former employee of CCM or its Subsidiaries.

          (f) There has been no violation of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Business Employee Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of required reports, documents or notices to the participants or beneficiaries of the Business Employee Benefit Plans which could result in any material liability to CCM or its Subsidiaries.

          (g) None of CCM or any of its Subsidiaries, the officers of CCM or its Subsidiaries or the Business Employee Benefits Plans which are subject to ERISA, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject CCM or its Subsidiaries or any officer of CCM or its Subsidiaries or the Purchaser to any material tax or penalty on prohibited transactions imposed by such Section 4975 or to any material liability under Section 502(i) or (1) of ERISA.

          (h) Except as set forth in Section 3.10(h) of the Disclosure Schedule, none of CCM or any of its Subsidiaries is a party to any contract, agreement or other arrangement related to CCM or its Subsidiaries which would reasonably be expected to result in the payment of money or any other property or rights or accelerate or provide any other rights or benefits, to any current or former employee related to CCM or its Subsidiaries (or other current or former service providers thereto) that would not have been required but for the transaction provided for herein.

          (i) True, correct and complete copies of the following documents, with respect to each of the Business Employee Benefit Plans maintained by CCM or its Subsidiaries, have been delivered or made available to Purchaser by
     Sellers  :  (i) all  Business  Employee  Benefit  Plans and  related  trust documents,  and  amendments  thereto;  (ii) the most recent  Forms 5500 and
     (iii) summary plan descriptions. Descriptions of all other Business Employee Benefit Plans (all of which are being retained by Sellers) have been delivered or made available to Purchaser by Sellers.

          (j) There are no pending actions, claims or lawsuits which have been asserted, instituted or, to the Knowledge of Sellers, threatened, against the Business Employee Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Business Employee Benefit Plans with respect to the operation of such plans (other than routine benefit claims) which could result in any material liability to Purchaser or CCM or its Subsidiaries.

          (k) All Business Employee Benefit Plans subject to ERISA or the Code have been maintained and administered, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code, respectively (including rules and regulations thereunder) and other applicable federal and state Laws and Regulations and all employees related to CCM or its Subsidiaries required to be included as participants by the terms of such plans have been properly included, except to the extent that any failure to so include such employees would not subject the Purchaser or any of its Affiliates or CCM or its Subsidiaries to any material liability.

     3.11 Employee Matters.

          (a) CCM and its Subsidiaries are in compliance with all applicable Laws and Regulations respecting the employment of employees and the engagement of leased employees, consultants and independent contractors, including, without limitation, all Laws and Regulations regarding discrimination and/or harassment, affirmative action, terms and conditions of employment, wage and hour requirements (including, without limitation, the proper classification, compensation and related withholding with respect to employees, leased employees, consultants and independent contractors), leaves of absence, reasonable accommodation of disabilities, occupational safety and health, workers' compensation and employment practices, except for such noncompliance as would not, individually or in the aggregate, have a Business Material Adverse Effect. None of CCM or any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract in connection with the conduct of the Business; nor to the Knowledge of Sellers are there any activities or proceedings of any labor union to organize any employees related to CCM.

          (b) Except as set forth in Section 3.11(b) of the Disclosure Schedule, none of Sellers or any of its Affiliates, including CCM or any of its Subsidiaries, has any employment agreement, minimum compensation promise or guarantee, leased employee agreement, consultant agreement or independent contractor agreement (in each case, whether written or unwritten) with any of the officers, directors, employees of CCM or its Subsidiaries or any other person providing service to CCM or its Subsidiaries.

          (c) As of the time of execution and delivery of this Agreement, to the Knowledge of Sellers (without a duty of due inquiry), no employee whose termination would be material to CCM or its Subsidiaries intends to terminate his or her employment with CCM or its Subsidiaries.

          (d) As of the time of execution and delivery of this Agreement, to the Knowledge of Sellers (without a duty of due inquiry), no employee whose termination would be material to CCM or its Subsidiaries is in violation in any respect of any term of any employment or services contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer which would reasonably be expected to impede the right of any such employee to be employed or engaged in the Business.

     3.12 Compliance with Applicable Laws and Regulatory Matters.

          (a) Except as set forth in Section 3.12(a) of the Disclosure Schedule (none of which matters would have a Business Material Adverse Effect), CCM and its Subsidiaries have complied with all applicable Laws and Regulations, and are not in violation of, and have not received any notices of violation with respect to, any Laws and Regulations in connection with the conduct of the Business or the ownership or operation of CCM, except for such noncompliance and violations as would not have, individually or in the aggregate, a Business Material Adverse Effect. The reserves for regulatory matters set forth in the Combined Balance Sheet have been established in accordance with the FAS 5 requirements of accruing estimable and probable matters.

          (b) Set forth on Section 3.12(b)(i) of the Disclosure Schedule are all material licenses, permits, certificates, franchises and other authorizations related to the Business (collectively, the "Authorizations") held by CCM or its Subsidiaries, which Authorizations constitute all Authorizations necessary for the conduct of the Business. CCM and its Subsidiaries have complied with, and are not in violation of, any Authorization, except where such noncompliance or violation would not, individually or in the aggregate, have a Business Material Adverse Effect. Except as would not be material to CCM, all such Authorizations are in full force and effect and there are no proceedings pending or, to the Knowledge of Sellers, threatened that seek the revocation, cancellation, suspension or adverse modification thereof. Set forth on Section 3.12(b)(ii) of the Disclosure Schedule is a list of all Authorizations, listed by individual, held by each employee of CCM and its Subsidiaries.

          (c) Section 3.12(c) of the Disclosure Schedule sets forth a description of each Governmental Order applicable to CCM, and no such Governmental Order, individually or in the aggregate, has had or could reasonably be expected to have a Business Material Adverse Effect.

          (d) Section 3.12(d) of the Disclosure Schedule sets forth all Governmental Entities with which CCM and its Subsidiaries are required in connection with the conduct of the Business as a broker dealer to be registered; and none of CCM or any of its Subsidiaries, by virtue of its activities as a broker dealer in connection with the conduct of the Business, is required to be registered in or to obtain a license or similar authorization from any other Governmental Entity. CCM and its Subsidiaries and each of their respective employees, agents, associated persons or contractors related to CCM or its Subsidiaries who are required to be registered as a broker-dealer, investment adviser, a registered representative or other applicable regulatory category with the SEC, the securities commission of any state or foreign jurisdiction or any SRO are duly registered as such and such registrations are in full force and effect, except for failures to register that would not be material.

          (e) Except as set forth on Section 3.12(e) of the Disclosure Schedule, no activities of CCM or its Subsidiaries could result in any of them being required to be registered as an exchange or transfer agent, a clearing agency, a municipal securities dealer, a government securities dealer, a futures commission merchant, a commodity trading adviser or a commodity pool operator.

          (f) None of CCM or any of its Subsidiaries in connection with the conduct of the Business is subject to registration as an investment company under the Investment Company Act or as an investment adviser under the Investment Advisers Act, or similar Laws and Regulations of any foreign Governmental Entity.

          (g) To the Knowledge of Sellers, there are no facts or circumstances that would (i) cause the NASD or any other required federal or state regulatory agency or other Governmental Entity not to approve the transfer of control and ownership of Partnership Interests to Purchaser; or
     (ii) cause the NASD or any federal or state regulatory agency or other Governmental Entity to revoke or restrict the Authorizations to operate as a broker-dealer after the change in ownership and control of CCM and its Subsidiaries contemplated by this Agreement.

          (h) None of CCM or any of its Subsidiaries in connection with the conduct of the Business is subject to any cease-and-desist or other order or enforcement action issued by, or party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil penalty by, or is a recipient of any supervisory letter from, or has adopted any board or member resolutions at the request or suggestion of, any regulatory authority or other Governmental Entity related to CCM or any of its Subsidiaries (each, a "Business Regulatory Agreement"), nor have any of CCM or its Subsidiaries been advised in writing or, to the Knowledge of Sellers, in any other manner, by any regulatory authority or Governmental Entity that it is considering issuing or requesting such a Business Regulatory Agreement nor is there any pending or, to the Knowledge of Sellers threatened, regulatory investigation related to CCM or its Subsidiaries. To the Knowledge of Sellers, none of the Sellers or any of their respective associated persons (as defined in Section 3(a)(21) of the Securities Exchange Act) related to CCM or any of its Subsidiaries has been convicted within the past ten years of any felony or misdemeanor described in Section 15(b)(4) of the Securities Exchange Act, or is, by reason of any misconduct, permanently or temporarily enjoined from acting in the capacities, or engaging in the activities, described in Section 15(b)(4)(C) of the Securities Exchange Act. No such Person has been or is subject to a "statutory disqualification" with respect to membership or participation in, or association with a member of, a self-regulatory organization, described in
     Section 3(a)(39) of the Securities Exchange Act or has been or is subject to the imposition by a SRO of special supervision or other special requirements as prerequisites for maintaining any securities license or regulation.

          (i) None of CCM or any of its Subsidiaries has received any notice from a competent authority alleging that in connection with the conduct of the Business, CCM or its Subsidiaries has failed to comply with any applicable data or consumer protection Laws and Regulations, nor has CCM or its Subsidiaries received any claim from any individual seeking compensation for breaches of applicable data and consumer protection Laws and Regulations in connection with the conduct of the Business.

          (j) To the Knowledge of Sellers, there are no facts or circumstances that would require any of them to give notice to any customers, consumers or other similarly situated individuals, pursuant to California Civil Code Sections 1798.29, et seq., or any similar Laws and

     Regulations of any other state, of any actual or perceived data security breaches related to CCM or its Subsidiaries.

          (k) Each of CCM and its Subsidiaries has filed all reports, registration statements and other documents, together with any amendments required to be made with respect thereto, that it was required to file with any Governmental Entity and has paid all fees and assessments due and payable in connection therewith. No statements made in any such reports, registration statements, other documents or amendments were, at the time they were made, false or misleading with respect to any material fact. No delay in filing any such reports has not been remedied except where such failure to remedy would not be material.

          (l) Each of CCM and its Subsidiaries has adopted and implemented an anti-money laundering policy and a customer identification program that comply with the requirements of applicable Laws and Regulations.

          (m) Sellers have devised and maintained systems of internal controls with respect to CCM and its Subsidiaries sufficient to be in material compliance with the requirements of the Securities Exchange Act and the NASD.

          (n) CCM maintains "know your customer" policies and procedures and obtains information concerning customers sufficient to know the "essential facts" concerning its customers as required under the USA Patriot Act and the rules of SROs.

          (o) CCM has conducted and is conducting periodic internal audits, inquiries or reviews with respect to compliance by CCM and its Subsidiaries with selected NASD rules and internal guidelines and policies of Sellers and its Affiliates and of CCM and its Subsidiaries and no such audit, inquiry or review or, to the Knowledge of Sellers, any audit, inquiry or review performed by any Governmental Entity with respect to CCM or any of its Subsidiaries, has revealed any information with respect to CCM or its Subsidiaries that, individually or in the aggregate, would have a Business Material Adverse Effect.

          (p) None of CCM or its Subsidiaries holds any position in OTC derivatives.

     3.13 Material Contracts.

          (a) Except for the contracts set forth in Section 3.13(a) of the Disclosure Schedule (collectively, the "Material Contracts"), none of CCM or any of its Subsidiaries is a party to or bound by any of the following:

               (i) any contract or agreement entered into other than in the ordinary course of business consistent with past practice for the acquisition of the securities of or any material portion of the assets of any other Person or entity or any investment in any other Person;

               (ii) any contract or agreement for the purchase of services in excess of $250,000;

               (iii) any contract, agreement or instrument in excess of $250,000 that expires or may be renewed at the option of any Person other than CCM or any of its Subsidiaries so as to expire more than one year after the date of this Agreement;

               (iv) any material contract with any independent contractor or consultant (or similar arrangement) which is not cancelable without penalty and without more than thirty (30) days' notice;

               (v) any trust indenture, mortgage, promissory note, loan agreement or other contract, agreement or instrument for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP, in each case, where CCM or any of its Subsidiaries is a lender, borrower or guarantor;

               (vi) any contract or agreement limiting the freedom of CCM or any of its Subsidiaries or any of their respective employees to engage in any line of business or to compete with any other Person;

               (vii) any contract or agreement with Sellers or any of their Affiliates;

               (viii) any  agreement  of  guarantee,  support,  indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person other than those entered into in the ordinary course of business;

               (ix) any material agreement which would be terminable other than by CCM or any of its Subsidiaries or under which a payment or performance obligation would arise or be accelerated, in each case as a result of the consummation of the transactions contemplated by this Agreement;

               (x) any alliance, cooperation, joint venture, stockholders' partnership or similar agreement;

               (xi) any broker, distributor, dealer, agency, sales promotion, market research, market consulting or advertising agreement involving in excess of $250,000;

               (xii) any material research, development, sales representative, marketing or reseller agreement, or any service, support or maintenance agreement related to the business or technology of CCM or any of its Subsidiaries;

               (xiii) any agreement, option or commitment or right with, or held by, any third party to acquire, use or have access to any assets or properties, or any interest therein, of CCM or any of its Subsidiaries;

               (xiv) any outbound license, sublicense or development agreement or other material agreement or any material inbound license, sublicense or development agreement or other material agreement that affects or relates to the Intellectual Property, including, without limitation, any material agreement pursuant to which any person or entity is authorized to use or has an ownership or security interest in any Intellectual Property;

               (xv) any "soft dollar" contract, arrangement or agreement, whether written or oral;

               (xvi) any material contract or agreement which would require any consent or approval of a counterparty as a result of the consummation of the transactions contemplated by this Agreement; and

               (xvii) any other contract the loss or presence of which would, individually or in the aggregate, have a Business Material Adverse Effect or that involves a payment or obligation that exceeds $250,000 annually or $500,000 in the aggregate or contains any obligation of CCM the failure of which to satisfy would have a Business Material Adverse Effect.

          (b) CCM and its Subsidiaries have performed all of the obligations required to be performed by them and are entitled to all accrued benefits under, and are not alleged to be in default in respect of, each Material Contract to which CCM or any of its Subsidiaries is a party or by which CCM or any of its Subsidiaries is bound, except in each case as would not, individually or in the aggregate, have a Business Material Adverse Effect. Each of the Material Contracts is in full force and effect, without amendment (other than as disclosed in Section 3.13(b) of the Disclosure Schedule), and there exists no default or event of default or event, occurrence, condition or act, with respect to CCM or any of its
     Subsidiaries or, to Knowledge of Sellers, with respect to any other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default under any Material Contract, except, as would not, individually or in the aggregate, be material to CCM. True, correct and complete copies of all Material Contracts have been furnished or made available to Purchaser.

     3.14 Assets. CCM, the Company and their Subsidiaries own, lease or have the right to use all the properties and assets used or held for use in the conduct of the Business and the Company Business or otherwise reflected in the Combined Balance Sheet (all such properties and assets being referred to as the "Entity Assets"). The Entity Assets constitute all the assets (other than real estate assets) used or held for use in the conduct of (i) the Business and necessary for Purchaser to operate the Business as currently conducted by Sellers and its Affiliates and (ii) other than with respect to employees, real estate leases, leasehold improvements and any assets the parties hereto have specifically agreed to exclude pursuant to any other provision of this Agreement, the Company Business and necessary for Purchaser and Purchaser II to operate the Company Business as currently conducted by Sellers and its Affiliates. CCM, the Company and their Subsidiaries have good title to, or in the case of leased or subleased Entity Assets, valid and subsisting leasehold interests in, all of the Entity Assets, free and clear of all Liens, except for Permitted Liens, and immediately following the Closing, such entities will have good title to, or in the case of leased or subleased Entity Assets, valid and subsisting leasehold interests in, all of the Entity Assets, free and clear of all Liens, except for Permitted Liens. Section 3.14 of the Disclosure Schedule contains a true, complete and correct list (designating the relevant lessors or sublessors) of all real property and improvements used in the Business or the Company Business and either leased or subleased by CCM, the Company or any of their Subsidiaries or otherwise made available for their use.

     3.15 Environmental Liability. There are no legal, administrative, arbitral or other proceedings, claims or actions or any private environmental investigations or remediation activities or governmental investigations of any nature that would be reasonably likely to result in the imposition on CCM or any of its Subsidiaries of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance, including CERCLA, pending or, to the Knowledge of Sellers, threatened against CCM or any of its Subsidiaries, which liability or obligation would be material to CCM. To the Knowledge of Sellers, there is no reasonable basis for any such proceeding, claim, action or investigation. None of CCM or any of its Subsidiaries is subject to any agreement, order, judgment or decree by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing. CCM is and has been in compliance with all applicable Laws and Regulations and Authorizations relating to the environment, human health and safety, hazardous substances and waste material ("Environmental Laws"), and there are no liabilities under any Environmental Laws with respect to the Business, other than failures to comply or liabilities that would not, individually or in the aggregate, have a Business Material Adverse Effect or otherwise materially adversely affect Purchaser. None of CCM or its Subsidiaries has received any notice from any Governmental Entity during the past five years relating to or alleging a material violation of any Environmental Law. None of CCM or its Subsidiaries has any indemnification obligation with any Person with respect to Environmental Laws.

     3.16 Insurance. CCM and its Subsidiaries have in full force and effect the insurance coverage with respect to the Business set forth in Section 3.16 of the Disclosure Schedule. There is no material claim related to CCM pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies have been paid and, CCM and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. Sellers have no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     3.17 Intellectual Property.

          (a) Section 3.17(a) of the Disclosure Schedule lists all Intellectual Property registered or filed in the name of CCM or its Subsidiaries, which CCM or any of its Subsidiaries owns exclusively (except as owned exclusively by Parent or its other Affiliates as set forth on Schedule 3.17(a)) and all Proprietary Software that is necessary or material to the current or proposed conduct of the Business. Section 3.17(a) of the Disclosure Schedule lists all Legal Proceedings before any Governmental Entity (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) related to any of such Intellectual Property or related to any Proprietary Software whatsoever. No claim is currently pending or, to the Knowledge of Sellers threatened, challenging the ownership, validity, registerability, enforceability, infringement or use of, or licensed right to use, any Intellectual Property. The Intellectual Property listed in Section 3.17(a) of the Disclosure Schedule is valid, subsisting and enforceable (but as to Intellectual Property applications thereon that are not fully issued, only that they are subsisting). To the Knowledge of Sellers, there is no valid basis to challenge the ownership or enforceability of any Intellectual Property, the validity, registerability, use of or the licensed right to use any Intellectual Property (provided that this sentence shall not limit or qualify the foregoing sentence). The Business IP is not subject to any outstanding order, judgment, decree or agreement adversely affecting CCM's and its Subsidiaries' (or Purchaser's following the Closing) use thereof or rights thereto. None of CCM or its Subsidiaries has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to any Intellectual Property other than as set forth in agreements provided to Purchaser for its review. No commercially material Intellectual Property owned by CCM or any of its Subsidiaries is omitted from Schedule 3.17(a).

          (b) Section 3.17(b) of the Disclosure Schedule lists each item of software included in the Intellectual Property and developed by or for CCM and its Subsidiaries or the Business (the "Proprietary Software") that is necessary or material to the current or proposed conduct of the Business. All Proprietary Software does not, to the Knowledge of Sellers, contain any "time bombs," "Trojan horses," "back doors," "trap doors," "worms," viruses, or other devices or effects that (A) enable or assist any person to access without authorization the Proprietary Software, or (B) otherwise significantly adversely affect the functionality of the Proprietary Software. Except as set forth on Section 3.17(b) of the Disclosure Schedule, to the Knowledge of Sellers, the Proprietary Software does not contain any shareware, open source code, or other software the use of which requires disclosure or licensing of the Proprietary Software. Sellers shall have made available to Purchaser for hiring all personnel necessary to use, maintain, revise and operate the Proprietary Software as currently maintained, revised and operated.

          (c) Except as set forth on Section 3.17(c) of the Disclosure Schedule, CCM and its Subsidiaries (i) own all right, title and interest in and to each item of Intellectual Property, free and clear of any Liens other than Permitted Liens, or (ii) are a licensee of Intellectual Property pursuant to a contract that is a valid and binding obligation of CCM and its Subsidiaries and, to the Knowledge of Sellers, the other parties thereto and is in full force and effect. Except as set forth on Section 3.17(c) of the Disclosure Schedule, each material item of Intellectual Property shall be owned by Purchaser or immediately available for use by Purchaser on substantially identical terms and conditions immediately following the Closing, without any requirement for any consent from any third party or any affirmative act by Purchaser (e.g., notice to any third party).

          (d) Section 3.17(d) of the Disclosure Schedule lists each license or other agreement or authorization pursuant to which CCM and its Subsidiaries provided or agreed to provide (whether or not such agreement is contingent) a license, nonassertion agreement, covenant not to sue, enforcement right or any similar right, agreement or grant to any third party with respect to any Business IP. No such agreement operates to grant rights in or to or create any limitation (including by way of nonassertion) or encumbrance upon Intellectual Property owned or controlled by any entity which becomes an affiliate of CCM or any of its Subsidiaries other than those provided to Purchaser for its review. Except as set forth on Section 3.17(d) of the Disclosure Schedule, no other person or entity has any rights to any Business IP, and, to the Knowledge of Sellers, no person or entity is infringing, violating or misappropriating any of the Intellectual Property.

          (e) Section 3.17(e) of the Disclosure Schedule identifies each license, nonassertion agreement, covenant not to sue or agreement pursuant to which CCM and its Subsidiaries use Intellectual Property in the operation of the Business that is owned by a party other than CCM or any of its Subsidiaries. During the preceding twenty-four (24) months, all royalties and other payments due from CCM or any of its Subsidiaries under such licenses or agreements have been paid when due.

          (f) Except as set forth on Section 3.17(f) of the Disclosure Schedule, in the operation of the Business, CCM and its Subsidiaries are not, and shall not be as a result of the execution and delivery of this Agreement or the performance of their obligations under this Agreement (assuming receipt of any consent or approval set forth in Section 3.4 of the Disclosure Schedule), in material breach of any license, sublicense or other agreement or any term or condition thereof, pursuant to which CCM or any of its Subsidiaries grant or are granted any license to the Intellectual Property and all such licenses, sublicenses and other agreements are valid and enforceable and no party thereto has given CCM or its Subsidiaries notice of its intention to cancel, terminate, change the scope of rights under, or fail to renew, and no party is in material breach or has repudiated any material provision thereof. To the Knowledge of Sellers, to the extent that Intellectual Property is sublicensed to CCM and/or its Subsidiaries by a third person, the sublicensed rights of CCM and/or its Subsidiaries shall continue in full force and effect even if the principal third person license terminates or is otherwise modified for any reason. To the Knowledge of Sellers, the Intellectual Property provided or otherwise made available to CCM and its Subsidiaries pursuant to such licenses, sublicenses or other agreements is valid, subsisting and enforceable and is not subject to any outstanding Governmental Order adversely affecting CCM's or its Subsidiaries' use thereof or their rights thereto.

          (g) Except as set forth on Section 3.17(g) of the Disclosure Schedule, to the extent that any Intellectual Property has been developed or created for or on behalf of CCM or any of its Subsidiaries, or the Business, by any Person other than CCM or any of its Subsidiaries, CCM or any of its Subsidiaries has a written agreement with such Person with respect thereto transferring or otherwise conferring to the foregoing all right, title and interest in and to the Intellectual Property by operation of Laws and Regulations or by valid assignment. To the extent internally developed, CCM and its Subsidiaries have followed standard business practices in developing the Intellectual Property, including requiring each employee or contractor to execute a written agreement in which such employee or contractor assigns or otherwise confers to the foregoing all right, title and interest in and to such Intellectual Property. All Proprietary Software, including each of its constituent parts, is owned exclusively by CCM and its Subsidiaries, and is not derived from and does not incorporate or otherwise use as a basis any Intellectual Property not owned exclusively by CCM and its Subsidiaries. Without limiting the foregoing provisions of this Section 3.17(g), modification of the Proprietary Software requires no Person's consent other than CCM or its Subsidiaries.

          (h) CCM and its Subsidiaries have taken reasonable steps in accordance with normal industry practice and in light of the nature of the particular item of Intellectual Property to protect the proprietary nature of each item of Intellectual Property, and to maintain in confidence all trade secrets and other material confidential information that CCM and its Subsidiaries own or use in connection with the Business ("Business Confidential Information"). To the Knowledge of Sellers, there has been no misappropriation of any

     Business Confidential Information by any third party. Except as set forth on Section 3.17(h) of the Disclosure Schedule, none of CCM or any of its Subsidiaries has placed in escrow or otherwise disclosed the source code or documentation for any of the Proprietary Software. To the Knowledge of Sellers, none of the current employees of CCM and its Subsidiaries has any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by CCM and/or its Subsidiaries in the furtherance of its business, which patents or applications have not been assigned to CCM and/or its Subsidiaries. CCM and its Subsidiaries have no Knowledge that any of their employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any Governmental Order, that would interfere with the use of such employee's best efforts to promote the interests of CCM and its Subsidiaries or that would conflict with the Business as conducted by Sellers or proposed to be conducted. Neither the execution nor delivery of this Agreement nor the carrying on of the Business by the employees of CCM and its Subsidiaries will, to the Knowledge of Sellers, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under any contract, covenant or instrument under which any of such employees is now obligated. To the Knowledge of Sellers, it is not and will not be necessary to utilize in the Business any inventions of any of the employees of CCM or any of its Subsidiaries (or people they currently intend to hire) made prior to or outside the scope of their employment with CCM and its Subsidiaries.

          (i) The conduct of the Business, and the Proprietary Software, do not, and have not, infringed or violated, or constituted a misappropriation of, any intellectual property rights of any person or entity; provided that the foregoing representation is given to the Knowledge of Sellers as concerns patent rights. Section 3.17(i) of the Disclosure Schedule lists any complaint, claim, notice or other communication (x) received in oral form by any partner, officer or employee of, CCM or any of its Subsidiaries, or
     (y) received in written form by CCM or any of its Subsidiaries, expressly or impliedly alleging the conduct of the Business, or the Proprietary Software, constitutes any infringement, violation or misappropriation of the intellectual property of any third party, or otherwise challenging the right of CCM or any of its Subsidiaries or any licensee or sublicensee of CCM or any of its Subsidiaries to own or use any Intellectual Property, or challenging the validity, scope or enforceability of any Intellectual Property or the right of CCM or any of its Subsidiaries to license others to use or sublicense any Intellectual Property. Sellers have made available to Purchaser complete and accurate copies of all written documentation in the possession of Sellers relating to any such complaint, claim, notice, threat or other communication.

          (j) Section 3.17(j) of the Disclosure Schedule sets forth a list of all Internet domain names and their expiration dates currently licensed or owned by CCM (collectively, the "Domain Names"). CCM has, and after the Closing will have, a current registration of each Domain Name and the right to continue to conduct the Business as currently conducted under the Domain Names.

          (k) None of the officers, directors or employees of Sellers, CCM or any of their respective Affiliates owns or holds rights (whether current or contingent) under any Intellectual Property and CCM has all right, title and interest in the Intellectual Property obtained through transactions involving any officers, directors or employees of Sellers, CCM or any of their respective Affiliates.

          (l) Except as set forth on Section 3.17(l) of the Disclosure Schedule, the Intellectual Property included in the Entity Assets constitute all the intellectual property necessary for, used in, or held for, the current or proposed conduct of the Business, and neither Parent nor any of its Affiliates (other than CCM or its Subsidiaries) owns any intellectual property necessary to, used in or held for the current or proposed conduct of the Business.

     3.18 Information Technology.

          (a) All electronic data processing, information, record keeping, communications, telecommunications, hardware, third party software, networks, peripherals, portfolio trading and computer systems, including any outsourced systems, services, or processes, computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation and Intellectual Property which are material to the conduct of the Business or the electronic program trading business of CCM are collectively referred to as "Technology Systems." Within the preceding twelve (12) months, there has not been any material malfunction, default, or failure with respect to any of the Technology Systems that has not been remedied or replaced in all material respects. The Technology Systems as they will be transferred to Purchaser pursuant to this Agreement or provided pursuant to the Transition Services Agreement are sufficient to support the information technology needs of the Business. Sellers shall have made available to Purchaser for hiring all personnel necessary to use, maintain, revise and operate the Technology Systems transferred to Purchaser pursuant to this Agreement as currently used, maintained, revised and operated.

          (b) Technology Systems are either owned by, licensed or leased to, or otherwise properly utilized pursuant to written authorization to CCM or any of its Subsidiaries. No action will be necessary as a result of the transactions effected by this Agreement to authorize, permit, or otherwise enable use of the Technology Systems to continue to the same extent and in the same manner that such Technology Systems have been used in the preceding twelve (12) months. CCM and its Subsidiaries are not in breach of any obligation owed under such licenses or leases.

          (c) Section 3.18(c) of the Disclosure Schedule lists all the material third party agreements, licenses, and leases related to the Technology Systems, including without limitation, all material maintenance and support contracts for the Technology Systems.

          (d) Except as disclosed in Section 3.18(d) of the Disclosure Schedule,
     (i) the  Technology Systems (for a period of 18 months prior to the Closing
     Date) have not suffered a material unplanned disruption; (ii) except for ongoing payments due under relevant third party agreements, the Technology Systems are free from any material charge, mortgage or security interest; and (iii) access to business critical parts of the Technology Systems is not shared with any third party.

          (e)  Details  of  the  disaster   recovery  and  business   continuity
     arrangements  for CCM are  disclosed in Section  3.18(e) of the  Disclosure
     Schedule. The material disaster recovery and business continuity arrangements for CCM are consistent with industry practice.

          (f) None of CCM or any of its Subsidiaries has received notice of or is aware of any material circumstances including, without limitation, the execution of this Agreement, which would enable any third party to terminate any of CCM's or any of its Subsidiaries' material agreements or arrangements relating to the Technology Systems.

          (g) There are no material agreements with third parties for Technology Systems that would terminate on the consummation of the transactions contemplated by this Agreement or are otherwise not assignable without consent from any third party or without payment of any associated cost, fee, charge, or penalty.

          (h) [Intentionally Omitted].

          (i) None of CCM or any of its Subsidiaries has received notice of or is aware of any claim or action alleging that the Technology Systems, or CCM's use of the Technology Systems, in any way violate any non-disclosure and/or non-use agreement, nor constitute an infringement or other violation of any copyright, trade secret, trademark, service mark, patent, invention, proprietary information, or other rights of any third party.

     3.19 Interests of Officers, Directors and Employees. None of the officers, directors or employees of Sellers, CCM, any of their respective Subsidiaries or any of their respective Affiliates has any material interest in any property, real or personal, tangible or intangible used in the Business.

     3.20 Order Flow.

          (a) [Intentionally Omitted].

          (b) [Intentionally Omitted].

          (c) Section 3.20(c) of the Disclosure Schedule sets forth a true and complete summary of commissions associated with trades executed by individual traders employed by CCM in 2003 and the first two calendar quarters of 2004.

          (d) Capitalized terms used in this Section 3.20 and not otherwise defined herein shall have the meaning set forth in the (i) Order Handling Agreement, when such term is used with respect to equity securities, or
     (ii) Options Order Business Agreement, when such term is used with respect to options.

     3.21 Broker's Fees. Except for Greenhill & Co., none of Sellers has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

     3.22 Business Information. The representations or warranties made by Sellers herein or in any schedule hereto, including the Disclosure Schedule, or certificate furnished by Sellers pursuant to this Agreement do not contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  Article IIIA
                  Representations and Warranties of the Company

     Except as specifically disclosed in the correlative Section in the Disclosure Schedule, Sellers, jointly and severally, represent and warrant to Purchaser and Purchaser II as of the date hereof and as of the Closing as follows:

     3A.1 Corporate Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the Laws and Regulations of the State of Delaware. The Company and each of its Subsidiaries has the requisite power to carry on the Company Business as now being conducted by it and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would, individually or in the aggregate, have a Company Material Adverse Effect. Sellers have furnished or made available to Purchaser II prior to the date of this Agreement a true and correct copy of the certificate or articles of incorporation, partnership agreement or operating agreement, each as applicable, and bylaws, and any other charter or organizational documents, of the Company and its Subsidiaries, and each such document in the form so furnished to Purchaser II is in full force and effect. None of the Company or any of its Subsidiaries is in violation of any of the provisions of its organizational documents.

     3A.2 Capitalization.

          (a)  The  authorized   capital  stock  of  the  Company  consists  of:
     500,000,000 shares of common stock, par value $0.01 per share, of which 25,000,000 are issued and outstanding, all of which are duly authorized, validly issued, fully paid, nonassessable and owned, free and clear of all Liens, by Parent; 75,000,000 shares of Class B common stock, par value $0.01 per share; and 30,000,000 shares of preferred stock, par value $0.001 per share. There are no shares of Class B common stock or preferred stock outstanding. There are no bonds, debentures, notes or other indebtedness or securities of the Company that have the right to vote (or that are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements or obligations of any character relating to the issued or unissued capital stock or other securities of the Company or any of its Subsidiaries.

          (b) Section 3.2(b) of the Disclosure Schedule lists each direct and indirect Subsidiary of the Company. All of the outstanding shares of capital stock and voting securities or other interests of each Subsidiary of the Company, including Saturn Sub, are owned, directly or indirectly, by the Company and are duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens.

          (c) Except as set forth in Section 3.2(c) of the Disclosure Schedule, none of the Company or any of its Subsidiaries (i) owns, or has any contract or other obligation to acquire, any equity securities or other securities of or ownership interest in any Person or any direct or indirect equity or ownership interest in any other business or (ii) has any contract or other obligation to provide funds to, or make any investment in, any Person. There is no funding obligation of the Company or any of its Subsidiaries with respect to a third party investment or other interest that has not been satisfied, except as specifically reflected on the Combined Financial Statements.

          (d) Upon delivery by Parent of the Company Common Stock at Closing, good and valid title to the Company Common Stock, free and clear of all Liens, other than those resulting only from Purchaser II's ownership, will pass to Purchaser II.

     3A.3 No Violation. Neither the execution and delivery of this Agreement or any of the Ancillary Agreements by each of Sellers nor the consummation by each of Sellers of the transactions contemplated hereby or thereby, nor compliance by each of Sellers with any of the terms or provisions hereof or thereof, will
(i) violate any provision of the certificates of incorporation or bylaws or other charter or organizational documents of each of the Company or any of its Subsidiaries or any of their Affiliates or (ii) assuming that the consents and approvals specifically referred to in Section 3.4 (as to clause (x) with respect to Governmental Entities and as to clause (y) with respect to Governmental Entities and non-Governmental Entities) are duly obtained, (x) violate any Laws and Regulations applicable to any of Sellers, the Company or any of their Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien upon any of the respective properties or assets of Sellers, the Company or any of their respective Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which any of Sellers, the Company or any of their respective Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected, except (in the case of clauses (ii) (x) (other than with respect to Governmental Orders) and (y) above) for such violations, conflicts, breaches, defaults or the loss of benefits which, either individually or in the aggregate, would not be a Company Material Adverse Effect.

     3A.4 [Intentionally Omitted].

     3A.5 [Intentionally Omitted].

     3A.6 Absence of Certain Changes or Events.

          (a) Since the Balance Sheet Date and except as otherwise reflected in the Combined Financial Statements, the Company Business has been conducted, in all material respects, in the ordinary course consistent with past practice and there has not occurred:

               (i) any change, event or condition that, individually or in the aggregate, is a Company Material Adverse Effect;

               (ii) except as set forth in Section 3.6(a)(ii) of the Disclosure Schedule, any acquisition, sale or transfer of any material asset of the Company or its Subsidiaries;

               (iii) any change in the accounting methods or practices (including any change in depreciation or amortization policies or rates) materially affecting the assets of the Company or any of its Subsidiaries, except as have been required by a change in GAAP;

               (iv) except as set forth in Section 3.6(a)(iv) of the Disclosure Schedule, any declaration, setting aside, or payment of a dividend or other distribution with respect to the Company Common Stock;

               (v) the entry into any material contract related to the Company or its Subsidiaries, other than in the ordinary course of business consistent with past practice or any material amendment or termination of, or default under, any contract related to the Company or its Subsidiaries;

               (vi) any amendment or change to the certificate of incorporation or bylaws or agreement of limited partnership or other charter documents of the Company or any of its Subsidiaries;

               (vii) any material change in the risk management, execution and hedging policies, procedures or practices of the Company or its Subsidiaries, or any material failure to comply with such policies, procedures and practices;

               (viii) any material election related to the Company or its Subsidiaries with respect to taxes or material changes in tax accounting methods;

               (ix) any agreement by any of Sellers or by the Company or any of its Subsidiaries to do any of the things described in the preceding clauses (i) through (viii) (other than negotiations with Purchaser and its representatives regarding the transactions contemplated by this Agreement);

               (x) any change from the Management Reports in the manner in which the earnings of the Business and the Company Business are recorded (including line items) in CCM's and the Company's financial statements; or

               (xi) any other matter that would be  prohibited by Section 5.2 if
          Section 5.2 applied to the period following the Combined Financial Statements.

          (b) Except as permitted by this Agreement, since the Balance Sheet Date, none of Sellers and none of the Company or any of their respective Subsidiaries has, except as required by applicable Laws and Regulations,
     (x) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer or director of the Company other than compensation increases in the ordinary course of business consistent with past practice or (y) granted any severance or termination pay to, entered into any contract to make or grant any severance or termination pay to, or paid any bonus other than the bonuses paid on August 20, 2004 under the Company bonus plan to the extent of the accrual on the Balance Sheet therefor, bonuses paid on August 6, 2004 under the Parent corporate bonus plan to the extent of the accrual on the Balance Sheet therefor, bonuses required under agreements in effect as of the Balance Sheet Date to any employee of the Company to the extent such agreements are set forth in Section 3.10(a) of the Disclosure Schedule and termination pay to the extent and in the amount set forth in Section 3.10(a) of the Disclosure Schedule and any termination pay for which Sellers and not the Company or any of its Subsidiaries are fully responsible.

     3A.7 Undisclosed Liabilities. Except as set forth in Section 3.7 of the Disclosure Schedule, there are no obligations or liabilities of any nature (matured or unmatured, fixed or contingent) related to the Company other than
(i) those to the extent set forth or adequately provided for in the Combined Financial Statements, and (ii) those to the extent incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date which, individually or in the aggregate, have not had a Company Material Adverse Effect.

     3A.8 Legal Proceedings. Except as set forth in Section 3.8 of the Disclosure Schedule, none of Sellers and none of the Company or any of its Subsidiaries is a party to any, and there is no pending or, to the Knowledge of Sellers, any threatened, Legal Proceeding relating to the Company or any of its Subsidiaries. The reserves for litigation set forth in the Combined Balance Sheet have been established in accordance with the FAS 5 requirements of accruing estimable and probable matters. There is no injunction, order, judgment or decree imposed upon any Seller, the Company or their respective Subsidiaries related to the Company or any of its Subsidiaries.

     3A.9 Taxes and Tax Returns.

          (a) (i) All federal, state, foreign and, to the Knowledge of Sellers, local Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries with any Tax authority have been filed; (ii) all such Tax Returns are correct and complete in all material respects;
     (iii) all Taxes of the Company or any of its Subsidiaries that are due and payable with respect to the periods covered by such Tax Returns have been paid, other than Taxes which are being contested in good faith and are adequately reserved against or provided for (in accordance with GAAP) in the Combined Financial Statements; and (iv) neither the Company nor any of its Subsidiaries has any material liability for Taxes for any current or prior tax periods in excess of the amount reserved or provided for in the Combined Financial Statements (but excluding, for this purpose only, any liability reflected thereon for deferred taxes to reflect timing differences between tax and financial accounting methods). As of December 31, 2002, the Company and its Subsidiaries had a net operating loss carryforward of $80,804,938. Such net operating loss carryforward is due to expire as set forth on Section 3.9(a) of the Disclosure Schedule and is not subject to a limitation under Section 382 of the Code that is more restrictive than the limitation that will apply under Section 382 as a result of the transactions contemplated by this Agreement (based on the Purchase Price Allocation set forth in Section 1.4 hereof).

          (b) Section 3.9(b) of the Disclosure Schedule identifies all pending audits or examinations with respect to Taxes involving the Company or any of its Subsidiaries.

          (c) Except as set forth in Section 3.9(c) of the Disclosure Schedule, there are no disputes pending with respect to, or claims or assessments asserted in writing for any material amount of Taxes for which the Company or any of its Subsidiaries could be liable, or otherwise involving the Company or any of its Subsidiaries, nor has Parent, the Company or any
     of their respective Subsidiaries given or been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any Tax return for any period with respect to Taxes.

          (d) Except as set forth in Section 3.9(d) of the Disclosure Schedule, none of the Company or any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company, Parent or any of their respective Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method (including, without limitation, any method for determining reserves for bad debts maintained by the Company or any of its Subsidiaries). Neither the Company nor any of its respective Subsidiaries (i) is a party to a Tax allocation or Tax sharing agreement or (ii) has any liability for the Taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

          (e) Proper and accurate amounts have been withheld (and timely paid to the appropriate Governmental Entity) from the employees, customers and any other applicable payees of the Company and its Subsidiaries for all periods through the date hereof in compliance with all tax withholding provisions of applicable federal, state, local and foreign laws (including, without limitation, income, social security and employment tax withholding for all types of compensation, back-up withholding and withholding on payments to non-United States persons).

          (f) Each of the Company and its Subsidiaries is in compliance with all applicable rules and regulations regarding the solicitation, collection and maintenance of any forms, certifications and other information required in connection with federal, state, local or foreign tax withholding or reporting. None of the Company or its Subsidiaries takes custody of customer assets for information reporting purposes other than (i) temporary custody for escheat purposes, (ii) directives of the Office of Foreign Assets Control, and (iii) pursuant to attachment proceedings and other court orders.

          (g) None of the Company or any of its respective Subsidiaries has been a party to any "reportable transaction" within the meaning of Treasury Regulations Section 1.6011-4(b), any "confidential corporate tax shelter" within the meaning of Treasury Regulations Section 1.6111-2, or any "potentially abusive tax shelter" within the meaning of Treasury Regulations Section 1.6112-1(b).

          (h) Except as set forth in Section 3.9(h) of the Disclosure Schedule, none of the Company of any of its Subsidiaries is a party to any plan, program, agreement, arrangement, practice, policy or understanding that would result, separately or in the aggregate, in the payment or provision (whether in connection with any termination of employment or otherwise) of any "excess parachute payment" within the meaning of Section 280G of the Code with respect to a current or former employee or current or former consultant or contractor as a result of the transactions contemplated hereby.

          (i) Except as set forth in Section 3.9(i) of the Disclosure Schedule, none of the Company or its respective Subsidiaries is a party to any contract, agreement, plan or arrangement covering any person that could give rise to the payment of any amount that would not be deductible by reason of Section 162(m) of the Code.

     3A.10 Employee Benefit Plans.

          (a) Section 3.10(a) of the Disclosure Schedule sets forth a list of all "employee benefit plans," as defined in Section 3(3) of ERISA, and all other employee benefit or compensation arrangements, agreements (oral or written), guarantees (oral or written), perquisite programs or payroll practices, including, without limitation, any such arrangements or payroll practices providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options (including those held by directors, employees, and consultants), hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, that cover any employees of the Company or its Subsidiaries or otherwise are related to the Company or its Subsidiaries or to which contributions must be made thereunder for current or former directors, officers, employees or consultants related to the Company or its Subsidiaries (the "Company Employee Benefit Plans"), other than those that are not material to the Company or its Subsidiaries. Section 3.10(a) of the Disclosure Schedule separately identifies each Company Employee Benefit Plan that is sponsored or maintained by the Company or any of its Subsidiaries, or which covers only employees related to the Company or its Subsidiaries.

          (b) None of the Company Employee Benefit Plans is a "multiemployer plan," as defined in Section 4001(a)(3) of ERISA (a "Company Multiemployer Plan"). None of the Company or any of its Subsidiaries or Parent has withdrawn or expects to withdraw in a complete or partial withdrawal from any Company Multiemployer Plan, nor has any of them incurred or expects to incur any liability due to the termination or reorganization of a Company Multiemployer Plan.

          (c) None of the Company Employee Benefit Plans is a "single employer plan," as defined in Section 4001(a)(15) of ERISA, that is subject to Title IV of ERISA. No liability has been incurred under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation or to a trustee appointed under Section 4042 of ERISA that could result in a material liability to the Company or its Subsidiaries. None of the Company or any of its Subsidiaries maintains, or is required, either currently or in the future, to provide medical benefits to employees, former employees or retirees of the Company or its Subsidiaries after their termination of employment, other than pursuant to applicable Laws and Regulations.

          (d) Each Company Employee Benefit Plan that is intended to qualify under Section 401 of the Code, and each trust maintained pursuant thereto, received a favorable determination letter from the IRS covering all tax Laws and Regulations changes prior to the Economic Growth and Relief Reconciliation Act of 2001 or has applied for such favorable letter during the applicable remedial amendment period and, to the Knowledge of Sellers, nothing has occurred with respect to the operation of any such Company Employee Benefit Plan that would cause the loss of such qualification or exemption or the imposition on the Company or its Subsidiaries or the Purchaser II of any material liability, penalty or tax under ERISA or the Code.

          (e) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Employee Benefit Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof, other than a failure to make contributions that are not material and have been fully corrected. None of the Company Employee Benefit Plans provides or promises post-employment medical or life benefits to any employee or former employee of the Company or its Subsidiaries.

          (f) There has been no violation of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Company Employee Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of required reports, documents or notices to the participants or beneficiaries of the Company Employee Benefit Plans which could result in any material liability to the Company or its Subsidiaries.

          (g) None of the Company or any of its Subsidiaries, the officers of the Company or its Subsidiaries or the Company Employee Benefits Plans which are subject to ERISA, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company or its Subsidiaries or any officer of the Company or its Subsidiaries or the Purchase II to any material tax or penalty on prohibited transactions imposed by such Section 4975 or to any material liability under
     Section 502(i) or (1) of ERISA.

          (h) Except as set forth in Section 3.10(h) of the Disclosure Schedule, none of the Company or any of its Subsidiaries is a party to any contract, agreement or other arrangement related to the Company or its Subsidiaries which would reasonably be expected to result in the payment of money or any other property or rights or accelerate or provide any other rights or benefits, to any current or former employee related to the Company or its Subsidiaries (or other current or former service providers thereto) that would not have been required but for the transaction provided for herein.

          (i) True, correct and complete copies of the following documents, with respect to each of the Company Employee Benefit Plans maintained by the Company or its Subsidiaries, have been delivered or made available to Purchaser II by Sellers: (i) all Company Employee Benefit Plans and related trust documents, and amendments thereto; (ii) the most recent Forms 5500 and (iii) summary plan descriptions. Descriptions of all other Company Employee Benefit Plans (all of which are being retained by Sellers) have been delivered or made available to Purchaser II by Sellers.

          (j) There are no pending actions, claims or lawsuits which have been asserted, instituted or, to the Knowledge of Sellers, threatened, against the Company Employee Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Company Employee Benefit Plans with respect to the operation of such plans (other than routine benefit claims) which could result in any material liability to Purchaser II or the Company or its Subsidiaries.

          (k) All Company Employee Benefit Plans subject to ERISA or the Code have been maintained and administered, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code, respectively (including rules and regulations thereunder) and other applicable federal and state Laws and Regulations and all employees related to the Company or its Subsidiaries required to be included as participants by the terms of such plans have been properly included, except to the extent that any failure to so include such employees would not subject the Purchaser II or any of its Affiliates or the Company or its Subsidiaries to any material liability.

     3A.11 Employee Matters.

          (a) The Company and its Subsidiaries are in compliance with all applicable Laws and Regulations respecting the employment of employees and the engagement of leased employees, consultants and independent contractors, including, without limitation, all Laws and Regulations regarding discrimination and/or harassment, affirmative action, terms and conditions of employment, wage and hour requirements (including, without limitation, the proper classification, compensation and related withholding with respect to employees, leased employees, consultants and independent contractors), leaves of absence, reasonable accommodation of disabilities, occupational safety and health, workers' compensation and employment practices, except for such noncompliance as would not, individually or in the aggregate, have a Company Material Adverse Effect. None of the Company or any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract in connection with the conduct of the Company Business; nor to the Knowledge of Sellers are there any activities or proceedings of any labor union to organize any employees related to the Company.

          (b) Except as set forth in Section 3.11(b) of the Disclosure Schedule, none of Sellers or any of its Affiliates, including the Company or any of its Subsidiaries, has any employment agreement, minimum compensation promise or guarantee, leased employee agreement, consultant agreement or independent contractor agreement (in each case, whether written or unwritten) with any of the officers, directors, employees of the Company or its Subsidiaries or any other person providing service to the Company.

          (c) As of the time of execution and delivery of this Agreement, to the Knowledge of Sellers (without a duty of due inquiry), no employee whose termination would be material to the Company or its Subsidiaries intends to terminate his or her employment with the Company or its Subsidiaries.

          (d) As of the time of execution and delivery of this Agreement, to the Knowledge of Sellers (without a duty of due inquiry), no employee whose termination would be material to the Company or its Subsidiaries is in violation in any respect of any term of any employment or services contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer which would reasonably be expected to impede the right of any such employee to be employed or engaged in the Company Business.

     3A.12 Compliance with Applicable Laws and Regulatory Matters.

          (a) Except as set forth in Section 3.12(a) of the Disclosure Schedule (none of which matters would have a Company Material Adverse Effect), the Company and its Subsidiaries have complied with all applicable Laws and Regulations, and are not in violation of, and have not received any notices of violation with respect to, any Laws and Regulations in connection with the conduct of the Company Business or the ownership or operation of the Company, except for such noncompliance and violations as would not have, individually or in the aggregate, a Company Material Adverse Effect. The reserves for regulatory matters set forth in the Combined Balance Sheet have been established in accordance with the FAS 5 requirements of accruing estimable and probable matters.

          (b) Set forth on Section 3.12(b)(i) of the Disclosure Schedule are all material licenses, permits, certificates, franchises and other authorizations related to the Company Business (collectively, the "Company Authorizations") held by the Company or its Subsidiaries, which Company Authorizations constitute all Company Authorizations necessary for the conduct of the Company Business. The Company and its Subsidiaries have complied with, and are not in violation of, any Company Authorization, except where such noncompliance or violation would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as would not be material to the Company, all such Company Authorizations are in full force and effect and there are no proceedings pending or, to the Knowledge of Sellers, threatened that seek the revocation, cancellation, suspension or adverse modification thereof. Set forth on Section 3.12(b)(ii) of the Disclosure Schedule is a list of all Company Authorizations, listed by individual, held by each employee of the Company and its Subsidiaries.

          (c) Section 3.12(c) of the Disclosure Schedule sets forth a description of each Governmental Order applicable to the Company, and no such Governmental Order, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect.

          (d)   Section 3.12(d)  of  the  Disclosure  Schedule  sets  forth  all
     Governmental Entities with which the Company and its Subsidiaries are required in connection with the conduct of the Company Business as a broker dealer to be registered; and none of the Company or any of its Subsidiaries, by virtue of its activities as a broker dealer in connection with the conduct of the Company Business, is required to be registered in or to obtain a license or similar authorization from any other Governmental Entity. The Company and its Subsidiaries and each of their respective employees, agents, associated persons or contractors related to the Company or its Subsidiaries who are required to be registered as a broker-dealer, investment adviser, a registered representative or other applicable regulatory category with the SEC, the securities commission of any state or foreign jurisdiction or any SRO are duly registered as such and such registrations are in full force and effect, except for failures to register that would not be material.

          (e) Except as set forth on Section 3.12(e) of the Disclosure Schedule, no activities of the Company or its Subsidiaries could result in any of them being required to be registered as an exchange or transfer agent, a clearing agency, a municipal securities dealer, a government securities dealer, a futures commission merchant, a commodity trading adviser or a commodity pool operator.

          (f) None of the Company or any of its Subsidiaries in connection with the conduct of the Company Business is subject to registration as an investment company under the Investment Company Act or as an investment adviser under the Investment Advisers Act, or similar Laws and Regulations of any foreign Governmental Entity.

          (g) To the Knowledge of Sellers, there are no facts or circumstances that would (i) cause the NASD or any other required federal or state regulatory agency or other Governmental Entity not to approve the transfer of control and ownership of the Company Common Stock to Purchaser II; or
     (ii) cause the NASD or any federal or state regulatory agency or other Governmental Entity to revoke or restrict the Company Authorizations to operate as a broker-dealer after the change in ownership and control of the Company and its Subsidiaries contemplated by this Agreement.

          (h) None of the Company or any of its Subsidiaries in connection with the conduct of the Company Business is subject to any cease-and-desist or other order or enforcement action issued by, or party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil penalty by, or is a recipient of any supervisory letter from, or has adopted any board or member resolutions at the request or suggestion of, any regulatory authority or other Governmental Entity related to the Company or any of its Subsidiaries (each, a "Company Regulatory Agreement"), nor have any of the Company or its Subsidiaries been advised in writing or, to the Knowledge of Sellers, in any other manner by any regulatory authority or Governmental Entity that it is considering issuing or requesting such a Company Regulatory Agreement nor is there any pending or, to the Knowledge of Sellers, threatened, regulatory investigation related to the Company or any of its Subsidiaries. To the Knowledge of Sellers, none of the Sellers or any of their respective associated persons (as defined in Section 3(a)(21) of the Securities Exchange Act) related to the Company or its Subsidiaries has been convicted within the past ten years of any felony or misdemeanor described in Section 15(b)(4) of the Securities Exchange Act, or is, by reason of any misconduct, permanently or temporarily enjoined from acting in the capacities, or engaging in the activities, described in Section 15(b)(4)(C) of the Securities Exchange Act. No such Person has been or is subject to a "statutory disqualification" with respect to membership or participation in, or association with a member of, a self-regulatory organization, described in Section 3(a)(39) of the Securities Exchange Act or has been or is subject to the imposition by a SRO of special supervision or other special requirements as prerequisites for maintaining any securities license or regulation.

          (i) None of the Company or any of its Subsidiaries has received any notice from a competent authority alleging that in connection with the conduct of the Company Business, the Company or its Subsidiaries has failed to comply with any applicable data or consumer protection Laws and Regulations, nor has the Company or its Subsidiaries received any claim from any individual seeking compensation for breaches of applicable data and consumer protection Laws and Regulations in connection with the conduct of the Company Business.

          (j) To the Knowledge of Sellers, there are no facts or circumstances that would require any of them to give notice to any customers, consumers or other similarly situated individuals, pursuant to California Civil Code Sections 1798.29, et seq., or any similar Laws and Regulations of any other state, of any actual or perceived data security breaches related to the Company or its Subsidiaries.

          (k) Each of the Company and its Subsidiaries has filed all reports, registration statements and other documents, together with any amendments required to be made with respect thereto, that it was required to file with any Governmental Entity and has paid all fees and assessments due and payable in connection therewith. No statements made in any such reports, registration statements, other documents or amendments were, at the time they were made, false or misleading with respect to any material fact. No delay in filing any such reports has not been remedied except where such failure to remedy would not be material.

          (l) Each of the Company and its Subsidiaries has adopted and implemented an anti-money laundering policy and a customer identification program that comply with the requirements of applicable Laws and Regulations.

          (m) Sellers have devised and maintained systems of internal controls with respect to the Company and its Subsidiaries sufficient to be in material compliance with the requirements of the Securities Exchange Act and the NASD.

          (n) The Company maintains "know your customer" policies and procedures and obtains information concerning customers sufficient to know the "essential facts" concerning its customers as required under the USA Patriot Act and the rules of SROs.

          (o) The Company has conducted and is conducting periodic internal audits, inquiries or reviews with respect to compliance by the Company and its Subsidiaries with selected NASD rules and internal guidelines and policies of Sellers and its Affiliates and of the Company and its Subsidiaries and no such audit, inquiry or review or, to the Knowledge of Sellers, any audit, inquiry or review performed by any Governmental Entity with respect to the Company or any of its Subsidiaries, has revealed any information with respect to the Company or its Subsidiaries that, individually or in the aggregate, would have a Company Material Adverse Effect.

          (p) None of the Company or its Subsidiaries holds any position in OTC derivatives.

     3A.13 Material Contracts.

          (a) Except for the contracts set forth in Section 3.13(a) of the Disclosure Schedule (collectively, the "Company Material Contracts"), none of the Company or any of its Subsidiaries is a party to or bound by any of the following:

               (i) any contract or agreement entered into other than in the ordinary course of business consistent with past practice for the acquisition of the securities of or any material portion of the assets of any other Person or entity or any investment in any other Person;

               (ii) any contract or agreement for the purchase of services in excess of $250,000;

               (iii) any contract, agreement or instrument in excess of $250,000 that expires or may be renewed at the option of any Person other than the Company or any of its Subsidiaries so as to expire more than one year after the date of this Agreement;

               (iv) any material contract with any independent contractor or consultant (or similar arrangement) which is not cancelable without penalty and without more than thirty (30) days' notice;

               (v) any trust indenture, mortgage, promissory note, loan agreement or other contract, agreement or instrument for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP, in each case, where the Company or any of its Subsidiaries is a lender, borrower or guarantor;

               (vi) any contract or agreement limiting the freedom of the Company or any of its Subsidiaries or any of their respective employees to engage in any line of business or to compete with any other Person;

               (vii) any contract or agreement with Sellers or any of their Affiliates;

               (viii) any  agreement  of  guarantee,  support,  indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person other than those entered into in the ordinary course of business;

               (ix) any material agreement which would be terminable other than by the Company or any of its Subsidiaries or under which a payment or performance obligation would arise or be accelerated, in each case as a result of the consummation of the transactions contemplated by this Agreement;

               (x) any alliance, cooperation, joint venture, stockholders' partnership or similar agreement;

               (xi) any broker, distributor, dealer, agency, sales promotion, market research, market consulting or advertising agreement involving in excess of $250,000;

               (xii) any material research, development, sales representative, marketing or reseller agreement, or any service, support or maintenance agreement related to the business or technology of the Company or any of its Subsidiaries;

               (xiii) any agreement, option or commitment or right with, or held by, any third party to acquire, use or have access to any assets or properties, or any interest therein, of the Company or any of its Subsidiaries;

               (xiv) any outbound license, sublicense or development agreement or other material agreement or any material inbound license, sublicense or development agreement or other material agreement that affects or relates to the Company Intellectual Property, including, without limitation, any material agreement pursuant to which any person or entity is authorized to use or has an ownership or security interest in any Company Intellectual Property;

               (xv) any "soft dollar" contract, arrangement or agreement, whether written or oral;

               (xvi) any material contract or agreement which would require any consent or approval of a counterparty as a result of the consummation of the transactions contemplated by this Agreement; and

               (xvii) any other contract the loss or presence of which would, individually or in the aggregate, have a Company Material Adverse Effect or that involves a payment or obligation that exceeds $250,000 annually or $500,000 in the aggregate or contains any obligation of the Company the failure of which to satisfy would have a Company Material Adverse Effect.

          (b) The Company and its Subsidiaries have performed all of the obligations required to be performed by them and are entitled to all accrued benefits under, and are not alleged to be in default in respect of, each Company Material Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, except in each case as would not, individually or in the aggregate, have a Company Material Adverse Effect. Each of the Company Material Contracts is in full force and effect, without amendment (other than as disclosed in Section 3.13(b) of the Disclosure Schedule), and there exists no default or event of default or event, occurrence, condition or act, with respect to the Company or any of its Subsidiaries or, to Knowledge of Sellers, with respect to any other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default under any Company Material Contract, except, as would not, individually or in the aggregate, be material to the Company. True, correct and complete copies of all Material Contracts have been furnished or made available to Purchaser II.

     3A.14 [Intentionally Omitted].

     3A.15 Environmental Liability. There are no legal, administrative, arbitral or other proceedings, claims or actions or any private environmental investigations or remediation activities or governmental investigations of any nature that would be reasonably likely to result in the imposition on the Company or any of its Subsidiaries of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance, including CERCLA, pending or, to the Knowledge of Sellers, threatened against the Company or any of its Subsidiaries, which liability or obligation would be material to the Company. To the Knowledge of Sellers, there is no reasonable basis for any such proceeding, claim, action or investigation. None of the Company or any of its Subsidiaries is subject to any agreement, order, judgment or decree by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing. The

Company is and has been in compliance with all applicable Environmental Laws, and there are no liabilities under any Environmental Laws with respect to the Company Business, other than failures to comply or liabilities that would not, individually or in the aggregate, have a Company Material Adverse Effect or otherwise materially adversely affect Purchaser II. None of the Company or its Subsidiaries has received any notice from any Governmental Entity during the
past  five  years   relating  to  or  alleging  a  material   violation  of  any
Environmental Law. None of the Company or its Subsidiaries has any indemnification obligation with any Person with respect to Environmental Laws.

     3A.16 Insurance. The Company and its Subsidiaries have in full force and effect the insurance coverage with respect to the Company Business set forth in
Section 3.16 of the Disclosure Schedule. There is no material claim related to the Company pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies have been paid and, the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. Sellers have no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     3A.17 Intellectual Property.

          (a) Section 3.17(a) of the Disclosure Schedule lists all Company Intellectual Property registered or filed in the name of the Company or its Subsidiaries, which the Company or any of its Subsidiaries owns exclusively (except as owned exclusively by Parent or its other Affiliates as set forth on Schedule 3.17(a)) and all Company Proprietary Software that is necessary or material to the current or proposed conduct of the Company Business.
     Section 3.17(a) of the Disclosure Schedule lists all Legal Proceedings before any Governmental Entity (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) related to any of such Company Intellectual Property or related to any Company Proprietary Software whatsoever. No claim is currently pending or, to the Knowledge of Sellers, threatened, challenging the ownership, validity, registerability, enforceability, infringement or use of, or licensed right to use any Company Intellectual Property. The Company Intellectual Property listed in Section 3.17(a) of the Disclosure Schedule is valid, subsisting and enforceable (but as to Company Intellectual Property applications thereon that are not fully issued, only that they are subsisting). To the Knowledge of Sellers, there is no valid basis to challenge the ownership or enforceability of any Company Intellectual Property, the validity, registerability, use of or the licensed right to use, any Company Intellectual Property (provided that this sentence shall not limit or qualify the foregoing sentence). The Company IP is not subject to any outstanding order, judgment, decree or agreement adversely affecting the Company's and its Subsidiaries' (or Purchaser II's following the Closing) use thereof or rights thereto. None of the Company or its Subsidiaries has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to any Company Intellectual Property other than as set forth in agreements provided to Purchaser II for its review. No commercially material Company Intellectual Property owned by the Company or any of its Subsidiaries is omitted from Schedule 3.17(a).

          (b) Section 3.17(b) of the Disclosure Schedule lists each item of software included in the Company Intellectual Property and developed by or for the Company and its

     Subsidiaries or the Company Business (the "Company Proprietary Software") that is necessary or material to the current or proposed conduct of the Company Business. All Company Proprietary Software does not, to the Knowledge of Sellers, contain any "time bombs," "Trojan horses," "back doors," "trap doors," "worms," viruses, or other devices or effects that
     (A) enable or assist any person to access without authorization the Company Proprietary Software, or (B) otherwise significantly adversely affect the functionality of the Company Proprietary Software. Except as set forth on
     Section 3.17(b) of the Disclosure Schedule, to the Knowledge of Sellers, the Company Proprietary Software does not contain any shareware, open source code, or other software the use of which requires disclosure or licensing of the Company Proprietary Software. Sellers shall have made available to Purchaser II for hiring all personnel necessary to use, maintain, revise and operate the Company Proprietary Software as currently maintained, revised and operated.

          (c) Except as set forth on Section 3.17(c) of the Disclosure Schedule, the Company and its Subsidiaries (i) own all right, title and interest in and to each item of Company Intellectual Property, free and clear of any Liens other than Company Permitted Liens, or (ii) are a licensee of Company Intellectual Property pursuant to a contract that is a valid and binding obligation of the Company and its Subsidiaries and, to the Knowledge of Sellers, the other parties thereto and is in full force and effect. Except as set forth on Section 3.17(c) of the Disclosure Schedule, each material item of Intellectual Property shall be owned by Purchaser II or immediately available for use by Purchaser II on substantially identical terms and conditions immediately following the Closing, without any requirement for any consent from any third party or any affirmative act by Purchaser II (e.g., notice to any third party).

          (d) Section 3.17(d) of the Disclosure Schedule lists each license or other agreement or authorization pursuant to which the Company and its Subsidiaries provided or agreed to provide (whether or not such agreement is contingent) a license, nonassertion agreement, covenant not to sue, enforcement right or any similar right, agreement or grant to any third party with respect to any Company IP. No such agreement operates to grant rights in or to or create any limitation (including by way of nonassertion) or encumbrance upon Company Intellectual Property owned or controlled by any entity which becomes an affiliate of the Company or any of its Subsidiaries other than those provided to Purchaser II for its review. Except as set forth on Section 3.17(d) of the Disclosure Schedule, no other person or entity has any rights to any Business IP, and, to the Knowledge of Sellers, no person or entity is infringing, violating or misappropriating any of the Company Intellectual Property.

          (e) Section 3.17(e) of the Disclosure Schedule identifies each license, nonassertion agreement, covenant not to sue or agreement pursuant to which the Company and its Subsidiaries use Company Intellectual Property in the operation of the Business that is owned by a party other than the Company or any of its Subsidiaries. During the preceding twenty-four (24) months, all royalties and other payments due from the Company or any of its Subsidiaries under such licenses or agreements have been paid when due.

          (f) Except as set forth on Section 3.17(f) of the Disclosure Schedule, in the operation of the Company Business, the Company and its Subsidiaries are not, and shall not be as a result of the execution and delivery of this Agreement or the performance of their obligations under this Agreement (assuming receipt of any consent or approval set forth in

     Section 3.4 of the Disclosure Schedule), in material breach of any license, sublicense or other agreement or any term or condition thereof, pursuant to which the Company or any of its Subsidiaries grant or are granted any license to the Company Intellectual Property and all such licenses, sublicenses and other agreements are valid and enforceable and no party thereto has given the Company or its Subsidiaries notice of its intention to cancel, terminate, change the scope of rights under, or fail to renew, and no party is in material breach or has repudiated any material provision thereof. To the Knowledge of Sellers, to the extent that Company Intellectual Property is sublicensed to the Company and/or its Subsidiaries by a third person, the sublicensed rights of the Company and/or its Subsidiaries shall continue in full force and effect even if the principal third person license terminates or is otherwise modified for any reason. To the Knowledge of Sellers, the Company Intellectual Property provided or otherwise made available to the Company and its Subsidiaries pursuant to such licenses, sublicenses or other agreements is valid, subsisting and enforceable and is not subject to any outstanding Governmental Order adversely affecting the Company's or its Subsidiaries' use thereof or their rights thereto.

          (g) Except as set forth on Section 3.17(g) of the Disclosure Schedule, to the extent that any Company Intellectual Property has been developed or created for or on behalf of the Company or any of its Subsidiaries, or the Company, by any Person other than the Company or any of its Subsidiaries, the Company or any of its Subsidiaries has a written agreement with such Person with respect thereto transferring or otherwise conferring to the foregoing all right, title and interest in and to the Company Intellectual Property by operation of Laws and Regulations or by valid assignment. To the extent internally developed, the Company and its Subsidiaries have followed standard business practices in developing the Company Intellectual Property, including requiring each employee or contractor to execute a written agreement in which such employee or contractor assigns or otherwise confers to the foregoing all right, title and interest in and to such Company Intellectual Property. All Company Proprietary Software, including each of its constituent parts, is owned exclusively by the Company and its Subsidiaries, and is not derived from and does not incorporate or otherwise use as a basis any Company Intellectual Property not owned exclusively by the Company and its Subsidiaries. Without limiting the foregoing provisions of this Section 3A.17(g), modification of the Company Proprietary Software requires no Person's consent other than the Company or its Subsidiaries.

          (h) The Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice and in light of the nature of the particular item of Company Intellectual Property to protect the proprietary nature of each item of Company Intellectual Property, and to maintain in confidence all trade secrets and other material confidential information that the Company and its Subsidiaries own or use in connection with their business ("Company Confidential Information"). To the Knowledge of Sellers, there has been no misappropriation of any Company Business Confidential Information by any third party. Except as set forth on Section 3.17(h) of the Disclosure Schedule, none of the Company or any of its Subsidiaries has placed in escrow or otherwise disclosed the source code or documentation for any of the Company Proprietary Software. To the Knowledge of Sellers, none of the current employees of the Company and its Subsidiaries has any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by the Company and/or its Subsidiaries in the furtherance of its business, which patents or applications have not been assigned to the Company and/or its Subsidiaries. The Company and its Subsidiaries have no Knowledge that any of their employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any Governmental Order, that would interfere with the use of such employee's best efforts to promote the interests of the Company and its Subsidiaries or that would conflict with the Company Business as conducted by Sellers or proposed to be conducted. Neither the execution nor delivery of this Agreement nor the carrying on of the Company Business by the employees of the Company and its Subsidiaries will, to the Knowledge of Sellers, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under any contract, covenant or instrument under which any of such employees is now obligated. To the Knowledge of Sellers, it is not and will not be necessary to utilize in the Company Business any inventions of any of the employees of the Company or any of its Subsidiaries (or people they currently intend to hire) made prior to or outside the scope of their employment with the Company and its Subsidiaries.

          (i) The conduct of the Company Business, and the Company Proprietary Software do not, and have not, infringed or violated, or constituted a misappropriation of, any intellectual property rights of any person or entity; provided that the foregoing representation is given to the Knowledge of Sellers as concerns patent rights. Section 3.17(i) of the Disclosure Schedule lists any complaint, claim, notice or other communication (x) received in oral form by any partner, officer or employee of, the Company or any of its Subsidiaries, or (y) received in written form by the Company or any of its Subsidiaries, expressly or impliedly alleging the conduct of the Company Business, or the Company Proprietary Software, constitutes any infringement, violation or misappropriation of the intellectual property of any third party, or otherwise challenging the right of the Company or any of its Subsidiaries or any licensee or sublicensee of the Company or any of its Subsidiaries to own or use any Company Intellectual Property, or challenging the validity, scope or enforceability of any Company Intellectual Property or the right of the Company or any of its Subsidiaries to license others to use or sublicense any Company Intellectual Property. Sellers have made available to Purchaser II complete and accurate copies of all written documentation in the possession of Sellers relating to any such complaint, claim, notice, threat or other communication.

          (j) Section 3.17(j) of the Disclosure Schedule sets forth a list of all Internet domain names and their expiration dates currently licensed or owned by the Company (collectively, the "Company Domain Names"). The Company has, and after the Closing will have, a current registration of each Company Domain Name and the right to continue to conduct the Company Business as currently conducted under the Company Domain Names.

          (k) None of the officers, directors or employees of Sellers, the Company or any of their respective Affiliates owns or holds rights (whether current or contingent) under any Company Intellectual Property and the Company has all right, title and interest in the Company Intellectual Property obtained through transactions involving any officers, directors or employees of Sellers, the Company or any of their respective Affiliates.

          (l) Except as set forth on Section 3.17(l) of the Disclosure Schedule, the Company Intellectual Property included in the Entity Assets constitute all the intellectual property necessary for, used in, or held for, the current or proposed conduct of the Company Business, and neither Parent nor any of its Affiliates (other than the Company or its Subsidiaries) owns any intellectual property necessary to, used in or held for the current or proposed conduct of the Company Business.

     3A.18 Information Technology.

          (a) All electronic data processing, information, record keeping, communications, telecommunications, hardware, third party software, networks, peripherals, portfolio trading and computer systems, including any outsourced systems, services, or processes, computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation and Company Intellectual Property which are material to the conduct of the Company Business are collectively referred to as "Company Technology Systems." Within the preceding twelve (12) months, there has not been any material malfunction, default, or failure with respect to any of the Company Technology Systems that has not been remedied or replaced in all material respects. The Company Technology Systems as they will be transferred to Purchaser II pursuant to this Agreement or provided pursuant to the Transition Services Agreement are sufficient to support the information technology needs of the Company Business. Sellers shall have made available to Purchaser II for hiring all personnel necessary to use, maintain, revise and operate the Company Technology Systems transferred to Purchaser II pursuant to this Agreement as currently used, maintained, revised and operated.

          (b) Company Technology Systems are either owned by, licensed or leased to, or otherwise properly utilized pursuant to written authorization to the Company or any of its Subsidiaries. No action will be necessary as a result of the transactions effected by this Agreement to authorize, permit, or otherwise enable use of the Company Technology Systems to continue to the same extent and in the same manner that such Company Technology Systems have been used in the preceding twelve (12) months. The Company and its Subsidiaries are not in breach of any obligation owed under such licenses or leases.

          (c) Section 3.18(c) of the Disclosure Schedule lists all the material third party agreements, licenses, and leases related to the Company Technology Systems, including without limitation, all material maintenance and support contracts for the Company Technology Systems.

          (d) Except as disclosed in Section 3.18(d) of the Disclosure Schedule,
     (i) the Company Technology Systems (for a period of 18 months prior to the Closing Date) have not suffered a material unplanned disruption;
     (ii) except for ongoing payments due under relevant third party agreements, the Company Technology Systems are free from any material charge, mortgage or security interest; and (iii) access to business critical parts of the Company Technology Systems is not shared with any third party.

          (e) Details of the disaster recovery and business continuity arrangements for the Company are disclosed in Section 3.18(e) of the Disclosure Schedule. The material disaster recovery and business continuity arrangements for the Company are consistent with industry practice.

          (f) None of the Company or any of its Subsidiaries has received notice of or is aware of any material circumstances including, without limitation, the execution of this Agreement, which would enable any third party to terminate any of the Company's or any of its

     Subsidiaries' material agreements or arrangements relating to the Company Technology Systems.

          (g) There are no material agreements with third parties for Company Technology Systems that would terminate on the consummation of the transactions contemplated by this Agreement or are otherwise not assignable without consent from any third party or without payment of any associated cost, fee, charge, or penalty.

          (h) None of the Company or any of its Subsidiaries has received notice of or is aware of any claim or action alleging that the Company Technology Systems, or the Company's use of the Company Technology Systems, in any way violate any non-disclosure and/or non-use agreement, nor constitute an infringement or other violation of any copyright, trade secret, trademark, service mark, patent, invention, proprietary information, or other rights of any third party.

     3A.19 Interests of Officers, Directors and Employees. None of the officers, directors or employees of Sellers, the Company, any of their respective Subsidiaries or any of their respective Affiliates has any material interest in any property, real or personal, tangible or intangible used in the Company Business.

     3A.20 Tail Policy. There is in existence a fully paid officers' and directors' liability insurance policy (the "Tail Policy") satisfying all of Parent's and its Affiliates' obligations under Section 6.8(c) of that certain Agreement and Plan of Merger by and among Parent, Shakespeare Merger Corporation and the Company, dated as of November 18, 2003.

                         Article IV Representations and
                    Warranties of Purchaser and Purchaser II

     Each of Purchaser and Purchaser II as to itself represents and warrants to Sellers as follows:

     4.1 Corporate Organization, Standing and Power. Purchaser is a limited liability company duly organized, validly existing and in good standing under the Laws and Regulations of the State of Delaware. Purchaser II is a corporation duly organized, validly existing and in good standing under the Laws and Regulations of the State of Delaware. Each of Purchaser and Purchaser II has the corporate or similar power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would constitute a Purchaser Material Adverse Effect.

     4.2 Authority; No Violation.

          (a) Each of Purchaser and Purchaser II has full corporate or similar power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved and adopted by each of Purchaser and Purchaser II. No other corporate or shareholder authorization or consent is required in connection with the execution, delivery or performance by Purchaser and Purchaser II of this Agreement or any of the Ancillary Agreements. This Agreement has been duly and validly executed and delivered by Purchaser and Purchaser II and (assuming due authorization, execution and delivery by Sellers), this Agreement constitutes a valid and binding obligation of each of Purchaser and Purchaser II, enforceable against Purchaser and Purchaser II in accordance with its terms. Assuming due authorization, execution and delivery by Sellers, each of the Ancillary Agreements, when executed and delivered, will constitute, a valid and binding obligation of Purchaser and Purchaser II, enforceable against Purchaser and Purchaser II or their Affiliates parties thereto in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement or any of the Ancillary Agreements by Purchaser and Purchaser II, nor the consummation by Purchaser and Purchaser II of the transactions contemplated hereby or thereby, nor compliance by Purchaser and Purchaser II with any of the terms or provisions hereof, will (i) violate any provision of the certificate of incorporation or bylaws or other charter documents of Purchaser or Purchaser II or (ii) assuming that the consents and approvals referred to in Section 4.3 are duly obtained, (x) violate any Laws and Regulations applicable to Purchaser or Purchaser II or any of their Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien upon any of the respective properties or assets of Purchaser or Purchaser II or any of their Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which Purchaser and Purchaser II or any of their Subsidiaries is a party, or by which they or any of its properties, assets or business activities may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults or the loss of benefits which, either individually or in the aggregate, would not be a Purchaser Material Adverse Effect.

     4.3 Consents and Approvals. Except for (i) any approvals or filings required by the HSR Act, (ii) the consent or approval of the NYSE and (iii) the consents, notices and approvals set forth in Section 4.3 of the Disclosure Schedules, no consents or approvals of any Governmental Entity or any third party are necessary in connection with (A) the execution and delivery by Purchaser and Purchaser II of this Agreement and (B) the consummation by Purchaser and Purchaser II of the transactions contemplated hereby.

     4.4 Financing. Each of Purchaser and Purchaser II has all funds that would be necessary to pay on the Closing Date the Purchase Price as if only one of them were required to pay the Purchase Price and all fees and expenses of theirs related hereto, and has the financial capacity to perform all of its other obligations under this Agreement.

     4.5 Legal Proceedings. As of the date hereof, neither Purchaser nor Purchaser II nor any of their Subsidiaries is a party to any, and there are no pending or, to the knowledge of Purchaser, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Purchaser or Purchaser II or any of their Subsidiaries which would be a Purchaser Material Adverse Effect, nor, to the knowledge of Purchaser and Purchaser II, is there any basis for any proceeding, claim or any action against Purchaser or Purchaser II or any of their Subsidiaries which would be a Purchaser Material Adverse Effect. As of the date hereof, there is no injunction, order, judgment or decree imposed upon Purchaser, Purchaser II or any of their Subsidiaries or the assets of Purchaser or Purchaser II or any of their Subsidiaries which would be a Purchaser Material Adverse Effect.

     4.6 Compliance with Applicable Law and Regulatory Matters.

          (a) Each of Purchaser and Purchaser II and each of their Subsidiaries have complied with all applicable Laws and Regulations, and are not in violation of, and have not received any notices of violation with respect to, any Laws and Regulations in connection with the conduct of their respective businesses or the ownership or operation of their respective businesses, assets and properties, except for such noncompliance and violations which would not be a Purchaser Material Adverse Effect.

          (b) As of the date hereof, there are no Governmental Orders applicable to Purchaser, Purchaser II or any of their Subsidiaries which would be a Purchaser Material Adverse Effect.

          (c) To Purchaser's and Purchaser II's management's actual knowledge, after due inquiry, as of the date hereof, there exists no substantial likelihood that (i) the NASD or any other required federal or state regulatory agency or other Governmental Entity would not approve the transfer of control and ownership of CCM and the Company to Purchaser and Purchaser II; or (ii) the NASD or any federal or state regulatory agency or other Governmental Entity would revoke or restrict Purchaser's Purchaser II's Authorizations to operate as a broker-dealer after the change in ownership and control of CCM and the Company contemplated by this Agreement.

          (d) Except as would not be a Purchaser Material Adverse Effect, as of the date hereof (i) neither Purchaser nor Purchaser II nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil penalty by, or is a recipient of any supervisory letter from, or has adopted any board or member resolutions at the request or suggestion of, any regulatory authority or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management, its trading privileges or its business (each, a "Purchaser Regulatory Agreement") and
     (ii) neither Purchaser nor Purchaser II nor any of its Subsidiaries has been advised in writing or, to the actual knowledge of management of Purchaser and Purchaser II, after due inquiry, in any other manner by any regulatory authority or Governmental Entity that it is considering issuing or requesting such a Purchaser Regulatory Agreement.

     4.7 Broker's Fees. Neither Purchaser nor Purchaser II has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

     4.8 Purchaser Information. The representations or warranties made by Purchaser and Purchaser II herein or in any schedule hereto or certificate furnished by Purchaser pursuant to this Agreement do not contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   Article V
                        Conduct Prior to the Closing Date

     5.1 Conduct of the Business Prior to the Closing Date. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, except as expressly contemplated or permitted by this Agreement, Sellers shall, and shall cause CCM and the Company and each of their respective Subsidiaries, to (a) conduct the Business and the Company Business in the usual, regular and ordinary course consistent with past practice, (b) use all reasonable commercial efforts consistent with past practice and policies to preserve intact CCM's and the Company's present business organizations, keep available the services of the employees of CCM and the Company and their Subsidiaries (it being understood that CCM and the Company and their Subsidiaries shall not be obligated to make out of the ordinary course of business payments to their respective employees in order to keep available the services of such employees) and preserve the relationships with customers, suppliers, distributors, licensors, licensees of CCM and the Company and their Subsidiaries, and others having significant business dealings with CCM and the Company and their Subsidiaries, (c) use all reasonable commercial efforts to maintain all of their existing permits, licenses, authorizations, orders and regulatory approvals and the minimum net capital and excess net capital necessary to conduct their businesses as currently conducted and (d) take no action or fail to take an action which would adversely affect or delay in any material respect the consummation of the transactions contemplated hereby, including, without limitation, the ability of either Purchaser or Sellers to obtain any necessary approvals of any regulatory agency or other Governmental Entity required for the transactions contemplated hereby. Following the date hereof until the Closing, each of CCM, the Company and their respective Subsidiaries shall provide to Purchaser and their
Subsidiaries, promptly after the filing thereof, a copy of each report, registration statement, other document or amendment filed with any Governmental Entity. From the date hereof until the Closing, Parent will take all action necessary, including funding, so that if Sellers were preparing consistent financial statements as of the Closing, the earnings of the Business and the Company Business as of the Closing would be consistent (including line items) with the presentations contained in the Combined Financial Statements as of the Closing, and would reflect the Combined Balance Sheet as of the Balance Sheet Date as set forth in Section 3.5(a) of the Disclosure Schedule plus (i) the movement in the combined statement of operations of CCM and the Company consistent with Section 3.5(a) of the Disclosure Schedule, excluding the movement in the statement of operating results of the Electronic Program Trading business of CCM and including the movement in the statement of operating results of the Options Business of CS&Co. as set forth in Section 3.5(d) of the Disclosure Schedule, all prepared in a manner consistent with the operating results in Section 3.5(d) of the Disclosure Schedule, for the period from July 1, 2004 to the Closing and (ii) any effects of activities or transactions expressly contemplated or permitted by this Agreement. For the avoidance of doubt, Sellers and their Affiliates (other than CCM, the Company and their respective Subsidiaries) will continue to fund all corporate allocations historically funded by them and CCM, the Company and their respective Subsidiaries will continue to fund all corporate allocations historically funded by them.

     5.2 Conduct of the Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, except as set forth in Section 5.2 of the Disclosure Schedule or except as expressly required by this Agreement, Sellers shall conduct the Business and the Company Business in the ordinary course of business consistent with past practice and Section 5.1 of this Agreement and shall not do, cause or permit any of the following, or allow, cause or permit CCM, the Company or any of their respective Subsidiaries to do, cause or permit any of the following, without the prior written consent of Purchaser, which consent shall not be unreasonably (in light of the purchase price to be paid hereunder and the contemplated closing) withheld:

          (a) Cause or permit any amendment, modification, alteration or rescission of the certificate or articles of incorporation, agreement of limited partnership bylaws or other charter or organizational documents of CCM, the Company or any of their respective Subsidiaries;

          (b) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of partnership interests of CCM or capital stock or membership interests of the Company or any of its or CCM's Subsidiaries or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating CCM, the Company or any of their respective Subsidiaries to issue any such capital stock or interests; split, combine or reclassify any shares of capital stock or equity or partnership interests of CCM, the Company or any of their respective Subsidiaries or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect thereof (other than the distribution of the property of the Company identified on Schedule 5.2(b)), or redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any security or equity or partnership interest;

          (c) Transfer to any person or entity any rights in or to the Intellectual Property or the Company Intellectual Property;

          (d) Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of the products or technology related to the Business or the Company Business;

          (e) Other than activities inherent in the institutional sales trading, program trading, trading, market making, order execution and institutional research sales operations of the Business and the Company Business, sell, lease, license or otherwise dispose of or encumber any of the properties or assets of either CCM and its Subsidiaries or the Company and its Subsidiaries (other than as set forth on Schedule 5.2(b));

          (f) Other than short-sales, activities and other activities inherent in the institutional sales trading, program trading, trading, market making, order execution and institutional research sales operations of the Business and the Company Business, cause or permit CCM, the Company or any of their respective Subsidiaries to (A) incur any indebtedness for borrowed money, (B) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person (except as set forth on Section 5.2(f) of the Disclosure Schedule) or (C) cancel, release, assign or modify any amount of indebtedness of any other person or entity;

          (g) Cause or permit CCM, the Company or any of their respective Subsidiaries to enter into any lease for real property or material operating lease;

          (h) Pay, discharge or satisfy in an amount individually or in the aggregate in excess of $100,000 any claim, liability, action, litigation, arbitration or proceeding (absolute, accrued, asserted or unasserted, contingent or otherwise) related to CCM or the Company, other than (A) the payment, discharge or satisfaction of liabilities reflected or reserved against in the Combined Financial Statements, (B) pursuant to the agreements listed on Section 5.2(h) of the Disclosure Schedule,
     (C) pursuant to Governmental Orders entered against CCM or the Company, (D) the discharge in the ordinary course of business consistent with past practice of accounts payable or (E) as otherwise permitted pursuant to this
     Section 5.2;

          (i) Cause or permit either CCM and its Subsidiaries or the Company and its Subsidiaries to make any capital expenditures, capital additions or capital improvements except (i) in the ordinary course of business consistent with past practice that do not exceed individually or in the aggregate $250,000 and (ii) pursuant to contracts or commitments set forth on Section 5.2(i) of the Disclosure Schedule;

          (j) Materially reduce the amount of any material insurance coverage related to CCM or the Company provided by existing insurance policies;

          (k) (i) Adopt, or amend in a manner that will increase the compensation or benefits to be provided to any director or employee of CCM, the Company or any of their respective Subsidiaries under, any Business Employee Benefit Plan or Company Employee Benefit Plan, respectively (except as required by Laws and Regulations), (ii) hire or enter into any employment agreement with any director or executive officer level employee related to CCM, the Company or any of their respective Subsidiaries other than in connection with the replacement of existing director or executive officer level positions related to CCM or the Company, respectively or
     (iii) other than in the ordinary course of business consistent with past practice, increase the base salaries or wage rates of any of the employees related to CCM, the Company or any of their respective Subsidiaries;

          (l) Grant any new awards, bonuses, severance or termination pay (i) to any director or officer related to CCM or the Company or (ii) to any other employee related to CCM or the Company, in each case, except grants required to be made pursuant to written or oral plans or agreements outstanding or CCM or Company policies in effect (as described on Section 3.10(a) of the Disclosure Schedule) on the date hereof;

          (m) Commence any action, suit or proceeding related to CCM or the Company other than (i) in the ordinary course of business consistent with past practice, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of the Business or the Company Business, provided that it consults with Purchaser prior to the filing of such a suit or (iii) in respect of a breach of this Agreement;

          (n) Cause or permit CCM, the Company or any of their respective Subsidiaries to acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to either CCM and its Subsidiaries or the Company and its Subsidiaries, or acquire or agree to acquire any equity securities of any corporation, partnership, limited liability company, association or business organization which securities acquired or agreed to be acquired would constitute greater than five percent (5%) of the outstanding securities of such entity;

          (o) Other than as required by Laws and Regulations applicable to the Business or the Company Business, make or change any material election in respect of Taxes related to the Business or the Company Business, respectively, adopt or change in any respect any accounting method in respect of Taxes related to the Business or the Company Business, respectively, enter into any material closing agreement related to the Business or the Company Business, respectively, settle any material claim or assessment or pay any liabilities in respect of Taxes related to the Business or the Company Business, respectively, unless such claims, assessments or liabilities are reflected on the Combined Balance Sheet or their settlement or payment is inherent in the institutional sales trading, program trading, trading, market making, order execution and institutional research sales operations of the Business and the Company Business, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes related to the Business or the Company Business, respectively;

          (p) Revalue any of the assets related to CCM or the Company other than in the ordinary course of business consistent with past practice or as required by applicable Laws and Regulations;

          (q) Make any change to the accounting methods or practices related to the Business or the Company Business, except as may be required by GAAP or any Laws and Regulations applicable to the Business or the Company Business, respectively or as required by Section 5.1 of this Agreement;

          (r) Except as required by applicable Laws and Regulations, or written rule, instruction or directive by a Governmental Entity: (i) materially change the risk management, execution and hedging policies, procedures or practices of CCM, the Company or any of their respective Subsidiaries which are included in Section 5.2(r) of the Disclosure Schedule and were provided to Purchaser prior to the date of this Agreement, or fail in any material respects to comply with such policies, procedures and practices or
     (ii) fail to use commercially reasonable means to avoid any material increase in the aggregate exposure to risk related to the Business or the Company Business;

          (s)  Change  Domain  Names   necessary  or  material  to  CCM  or  its
     Subsidiaries or fail to renew existing Domain Name registrations necessary or material to CCM or its Subsidiaries on a timely basis;

          (t) Change Company Domain Names necessary or material to the Company or its Subsidiaries or fail to renew existing Company Domain Name registrations necessary or material to the Company or its Subsidiaries on a timely basis;

          (u) Enter into, amend in any material respect, extend or waive any rights under any Material Contract or Company Material Contract; or

          (v) Take or agree to take, any of the actions described in Sections 5.2(a) through (u) above.

     5.3 Acquisition Proposals. Until the earlier of the termination of this Agreement or the Closing Date, each Seller agrees that neither it nor any of its Affiliates, nor any of its or its Affiliates' officers, directors, employees, agents or representatives (including any investment banker, attorney or accountant retained by any of them) will initiate or solicit, directly or indirectly, any inquiries or the making of any proposal or offer with respect to an Acquisition Transaction (any such inquiry, proposal or offer, an "Acquisition Proposal") or engage in any negotiations concerning, or provide any Business Confidential Information or Company Confidential Information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Sellers will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted before the date of this Agreement with respect to any Acquisition Proposal.

                                   Article VI
                              Additional Agreements

     6.1 Regulatory Matters.

          (a) The parties hereto shall cooperate with each other and promptly prepare and file all necessary documentation, and effect all applications, notices, petitions and filings (including, to the extent necessary, any notification required by the HSR Act), to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement. The parties hereto agree that they will consult with each other with respect to the obtaining of all such permits, consents, approvals and authorizations and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. Purchaser, Purchaser II and Sellers shall use their reasonable commercial efforts to resolve any objections that may be asserted by any Governmental Entity with respect to this Agreement or the transactions contemplated by this Agreement. Purchaser,

     Purchaser II and Sellers further covenant and agree, with respect to any threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, to use reasonable commercial efforts to prevent the entry, enactment or promulgation thereof, as the case may be.

          (b) Purchaser (on behalf of itself and Purchaser II) and Sellers shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors, officers, employees and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice, application or other document made by or on behalf of Purchaser, Purchaser II, Sellers or any of their respective Subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement.

          (c) Purchaser (on behalf of itself and Purchaser II) and Sellers shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any such consent or approval will not be obtained or that the receipt of any such approval will be materially delayed.

     6.2 Access to Information. Subject to the Confidentiality Agreement, Sellers agree to provide Purchaser and Purchaser II and Purchaser's and Purchaser II's officers, directors, employees, accountants, counsel, financial advisors, agents and other representatives (collectively, the "Purchaser Representatives"), from time to time prior to the earlier of the termination of this Agreement and the period not to exceed 90 days following the Closing Date necessary for such information and access to personnel as Purchaser (on behalf of itself and Purchaser II) shall reasonably request with respect to the Business and the Company Business, including the work papers of Sellers' independent accountants. Except as required by Laws and Regulations, Purchaser shall hold, and shall cause Purchaser's Affiliates and Purchaser Representatives to hold, any non-public information received from Sellers, directly or indirectly, in accordance with the Confidentiality Agreement.

     6.3 Public Disclosure. Unless otherwise permitted by this Agreement, Purchaser and Sellers shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement or any of the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld or delayed), except as may be required by Laws and Regulations or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD, in which case the party proposing to issue such press release or make such public statement or disclosure shall use reasonable commercial efforts to consult with the other party before issuing such press release or making such public statement or disclosure.

     6.4 Reasonable Commercial Efforts and Further Assurances. Each of the parties to this Agreement shall use its reasonable commercial efforts to effect the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting the consummation of this Agreement and the transactions contemplated hereby.

     6.5 Employees; Employee Benefit Matters.

          (a) Purchaser and Purchaser II shall provide to Retained Employees (as defined below) of CCM and the Company and their Subsidiaries following the Closing (i) employee benefits that are no less favorable in the aggregate than the employee benefits provided to similarly-situated employees of Purchaser from time to time and (ii) base salaries and incentive compensation opportunities that are no less favorable in the aggregate to the base salaries and incentive compensation opportunities provided to similarly-situated employees of Purchaser from time to time.

          (b) Sellers shall take all action necessary to ensure that each employee of CCM, the Company and their Subsidiaries who is not identified on Section 6.5(b) of the Disclosure Schedule and such other employees as Purchaser identifies to Sellers within two weeks of the date hereof, which in the aggregate shall not be fewer than 125 employees and shall not be significantly different in category allocations than those set forth in
     Section 6.5(b) of the Disclosure Schedule (subject to such deletions as may be made by Purchaser without any substantive change to such category allocations and without decreasing such aggregate number of employees), is no longer employed by CCM, the Company or their respective Subsidiaries as of immediately prior to the Closing (such terminated employees, the "Non-Retained Employees"). Sellers shall cause each Non-Retained Employee to execute a release of all claims against CCM, the Company and their Subsidiaries to the extent such a release of claims is a condition for severance benefits under the applicable Business Employee Benefit Plan or Company Employee Benefit Plan under an agreement between the Sellers and such Non-Retained Employee and Sellers shall use reasonable efforts to seek a release of Purchaser and its Affiliates of such claims, provided that Sellers shall not be required to take any action or fail to take any action if doing so would be adverse to Sellers or any of its Affiliates following the Closing. Sellers shall retain all severance obligations under the Business Employee Benefit Plans and Company Employee Benefit Plans except to the extent Purchaser has any responsibility for the Schwab Soundview 2004 Severance Plan, subject to Section 6.5(j). Purchaser shall be responsible for all severance obligations related to any Retained Employees that arise as a result of the conduct of the Business or the Company Business or the conduct of the Purchaser or Purchaser II or any of their Affiliates following the Closing under Purchaser's applicable plans as in effect as of the date hereof. For purposes of this Agreement, "severance" shall include any notice or pay required to be provided in accordance with the WARN Act Workers Adjustment and Retraining Notification Act of 1988 (the WARN Act ) or any similar state or local statute. Purchaser shall use reasonable efforts to seek from each Retained Employee who is terminated by Purchaser prior to the one year anniversary of the Closing and is entitled to severance under Purchaser's severance plans a release of Sellers from any obligation to pay severance to such employees in respect of such termination, provided that Purchaser shall not be required to take any action or fail to take any action if doing so would be adverse to Purchaser or any of its Affiliates.

          (c) Purchaser shall indemnify and hold Sellers and their Affiliates harmless from and against all claims, reasonable expenses (including reasonable attorneys' fees), losses and liabilities relating to (A) the Retained Employees' (as defined below) employment with the Purchaser, Purchaser II and their Affiliates on or after the Closing Date to the extent arising as a result of the conduct of the business or the employment of the Retained Employees following the Closing; and (B) Purchaser's or Purchaser II's failure to comply with all applicable Laws and Regulations in connection with the employee selection process resulting in the selection of the Non-Retained Employees to the extent (i) such Non-Retained Employees are employees of CCM or any of its Subsidiaries (and not of the Company and its Subsidiaries), (ii) such selection is not the result of the assignment by Sellers or the Business or the Company Business prior to the Closing of categories of people to accounts on a basis that would cause Purchaser inadvertently to violate applicable Laws and Regulations; and
     (iii) with respect to employees who have accounts, such selection is not based on quantitative data. Sellers acknowledge that as of the date hereof Purchaser and Purchaser II have not received any employment records or demographic data with respect to any employees of the Company or CCM or any of their Subsidiaries.

          (d) For purposes of the employee benefit plans of Purchaser and Purchaser II, Purchaser and Purchaser II shall credit each employee of CCM, the Company and their Subsidiaries who was identified by Purchaser and Purchaser II as provided in Section 6.5(b) and is an active employee immediately following the Closing or is on short-term disability, military or family leave and return to work at the conclusion of such leave (a "Retained Employee") with full credit for all service that would have been recognized by Seller or its Affiliates under the applicable Business Employee Benefit Plans or Company Employee Benefit Plans before the Closing Date for purposes of participation, eligibility, vesting, and benefit accrual, except for benefit accrual under any defined benefit or contribution pension plan; it being understood that no Retained Employee shall be permitted to participate in the Purchaser's frozen defined benefit plan. With respect to Purchaser's health and dental benefit plans, Purchaser shall cause any such plan to waive any pre-existing condition exclusions and actively-at-work requirements under such plans with respect to the Retained Employees and their eligible dependents (to the extent waived under the corresponding Business Employee Benefit Plan) and ensure that any covered expenses incurred on or before the Closing Date shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Closing Date to the extent that such expenses are taken into account for similarly situated employees of Purchaser. Sellers shall retain any obligation for payment of long or short-term disability claims arising from disabilities of any employees or former employees of the Business or the Company Business that occurred prior to the Closing Date in accordance with the applicable Business Employee Benefit Plans and Company Employee Benefit Plans.

          (e) Sellers shall cause CCM, the Company and their Subsidiaries to cease to be participating employers in any of the Business Employee Benefit Plans and Company Employee Benefit Plans effective immediately prior to the Closing, subject to the Closing unless such cessation is automatic under the terms of the applicable Business Employee Benefit Plan and Company Employee Benefit Plan. Sellers shall retain (and indemnify, defend and hold harmless Purchaser, Purchaser II and their Affiliates and their respective employees and directors from) all liabilities and obligations whatsoever related to or arising from (i) any employees or former employees of CCM, the Company, or any of their Subsidiaries who are not Retained

     Employees, including any severance or retention pay, except to the extent otherwise provided in Section 6.5(f) and (ii) any employment agreement entered into prior to the Closing by CCM, the Company or any of their Subsidiaries with any employees of CCM, the Company, or any of their Subsidiaries other than any employment agreement with any Retained Employee that is disclosed in the Disclosure Schedule, and (iii) any other matters for which Sellers have retained responsibility in Sections 6.5 and 6.6 of this Agreement. Prior to the Closing, Sellers will terminate the Business Employee Benefit Plans of CCM or any of its Subsidiaries.

          (f) Following the Closing, Sellers shall retain, and none of CCM, the Company or their Subsidiaries shall have, any liability or obligation arising from or related to the employment, or termination of employment, of any employee (or former employee) who is not a Retained Employee or any liability or obligation under or related to the Business Employee Benefit Plans or the Company Employee Benefit Plans, except for (i) the Company Employee Benefit Plans specifically identified as such on Section 3.10(a) of the Disclosure Schedule and (ii) the obligation to reimburse Sellers for any amounts exceeding $550,000 owing as of the Closing to Non-Retained Employees in respect of production-based bonuses earned during the period beginning July 1, 2004 and ending on the Closing Date to the extent such amounts were derived pursuant to the formulas contained in the plans set forth in Section 6.5(f) of the Disclosure Schedule and were derived consistent with past practice it being understood that with respect to any pool allocations, Purchaser shall have the right to review such allocations in advance. Following the Closing, CCM, the Company and their respective Subsidiaries shall not have any Controlled Group Liability. For purposes of this Agreement, "Controlled Group Liability" shall mean any liability
     (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, and (iv) as a result of failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code other than COBRA as set forth below. Sellers shall be responsible for providing or discharging any and all notifications, benefits and liabilities to employees and Governmental Entities required by the WARN Act or by any other applicable Laws and Regulations relating to plant closings or employee separations or other severance pay that are required to be provided before the Closing as a result of the transactions contemplated by this Agreement. Sellers shall retain all obligations with respect to continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") (and any similar state Laws and Regulations), Section 4980B of the Code, and Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder for all employees who are not Retained Employees, and Purchaser shall retain all obligations under COBRA with respect to Retained Employees.

          (g) The Parent's 401(k) plan shall provide for the direct rollover or distribution to on behalf of all employees of CCM, the Company or their Subsidiaries of their vested account balances in accordance with such plan's regular distribution rules for employees. The Purchaser's 401(k) plans shall accept the direct rollover of the Retained Employees' benefit in cash and in outstanding promissory notes from the Parent's 401(k) plan as provided in Code Section 401(a)(31).

          (h) [Intentionally Omitted.]

          (i) Purchaser shall assume Sellers' aggregate liability as of the Closing Date for the Retained Employees' vacation pay for vacation accrued but not taken or paid by

     Sellers (reduced by any vacation taken but not accrued). Such accrued vacation benefits shall be provided to Retained Employees in accordance with the terms of the Purchaser's applicable vacation pay policy or plan.

          (j) If a severance obligation is incurred following the Closing with respect to any Retained Employee covered by the severance promises described in the letters from Sellers to Mark Loehr dated December 18, 2003 and January 13, 2004 (describing a special severance program for employees of the Company) and the Schwab Soundview Severance Plan, Sellers shall be responsible for any amount that exceeds the severance obligation that would be incurred as calculated under the Purchaser severance plan applicable to such Retained Employee. Purchaser shall send Sellers a written invoice for such excess amount, and Sellers agree to promptly remit an amount in cash equal to the amount set forth in the invoice.

          (k) Prior to the Closing, Sellers shall cause the Plan and Rabbi Trust associated with the Deferred Compensation Plan to be cloned and shall cause the Rabbi Trust with respect to the Retained Employee(s)to be fully funded for the liability due to any Retained Employee under such Deferred Compensation Plan as of the Closing. The Company shall retain liability for the Deferred Compensation Plan for Retained Employees and shall remain the owner of the assets in such Rabbi Trust.

          (l) Prior to the fifteenth day following the date of this Agreement, Sellers shall not, and shall cause their respective Affiliates not to, directly or indirectly (on their own behalf or on behalf of any other Person), hire any Person who was an employee, officer, agent, consultant or independent contractor of CCM, the Company or any of their respective Subsidiaries as of the date hereof, or solicit any such individual to leave his or her employment or tenure of service with any such entity in order to become an employee, officer, agent, consultant or independent contractor of any Seller or its Affiliates.

          (m) On and following the fifteenth day following the date hereof and prior to the Closing, Sellers shall not, and shall cause their respective Affiliates not to, directly or indirectly (on their own behalf or on behalf of any other Person), hire any individual who was an employee, officer, agent, consultant or independent contractor of CCM, the Company or any of their respective Subsidiaries as of the date hereof, other than Non-Retained Employees (such individuals collectively, the "Pre-Closing Restricted Employees"), or solicit any Pre-Closing Restricted Employee to leave his or her employment or tenure of service with any such entity in order to become an employee, officer, agent, consultant or independent contractor of any Seller or any of its Affiliates.

          (n) On and following the Closing Date and prior to the second anniversary of the Closing, Sellers shall not, and shall cause their respective Affiliates not to, directly or indirectly (on their own behalf or on behalf of any other Person), (i) hire (A) any individual set forth on the list captioned "No-Hire Employees" furnished by Purchaser to Sellers on or prior to the date hereof, as it may be amended and supplemented from time to time by Purchaser as mutually agreed by the parties prior to the Closing (such individuals collectively, the "No-Hire Employees"), or (B) any individual solicited in violation of clause (ii) of this Section 6.5(n), or (ii) solicit (A) any No-Hire Employee, (B) any Retained Employee, or (C) any employee of CCM, the Company or their respective Subsidiaries who becomes an employee of any such entity on or following the Closing (individuals described in clauses (A) through (C), collectively, the "Post-Closing Restricted Employees") for employment or retention as an employee, officer, agent, consultant or independent contractor of any Seller or any of its Affiliates. The placement of employment advertisements in newspapers of general circulation, the maintenance of booths at trade and/or job recruitment fairs and other similar activities not specifically targeted at any Post-Closing Restricted Employee shall not be deemed a violation of this
     Section 6.5(n). Further, none of Sellers or their Affiliates shall be prohibited from soliciting for employment or retention any Post-Closing Restricted Employee (i) who is in receipt of a notice of termination of employment issued by CCM, the Company or any of their respective Subsidiaries, or (ii) who contacts Sellers or their Affiliates concerning employment opportunities prior to any solicitation of such Post-Closing Restricted Employee by any of the Sellers or their respective Affiliates.

          (o) Following the date of this Agreement and prior to the expiration or termination of the Transition Services Agreement, Sellers shall not, and shall cause their respective Affiliates not to, employ any of the Transition Services Employees in, or reassign any Transition Services Employees to, positions whose duties would not include the performance of transition services pursuant to the Transition Services Agreement.

          (p) Sellers agree to cooperate with and assist Purchaser and Purchaser II in administering the Company Employee Benefit Plans, including participating in compliance audits, preparing governmental filings and explaining plan background and history, to the extent known by Sellers.

     6.6 Outstanding Restricted Stock and Option Awards.

          (a) Schedule 6.6 of the Disclosure Schedule identifies for each employee of CCM and each of its Subsidiaries and the Company and each of its Subsidiaries (each, an "Identified Employee") who holds restricted shares of Parent common stock (the "Restricted Shares"), the following information: (i) such Identified Employee's full name; (ii) the total number of Restricted Shares granted; (iii) the total number of Restricted Shares unvested as of July 31, 2004; and (iv) the vesting schedule for such Restricted Shares, including the terms of any accelerated vesting covering such Restricted Shares, a specification of those Restricted Shares that cease to vest as of the Closing and a specification of those Restricted Shares (the "Cash-Out Restricted Shares") for which a lump sum cash payment equal to the fair market value of the unvested portion of the Cash-Out Restricted Shares is due if such Identified Employee is terminated without cause. In addition, Schedule 6.6 of the Disclosure Schedule identifies for each Identified Employee who holds options to purchase shares of Parent common stock (the "Options"), the following information: (i) such Identified Employee's full name; (ii) the total number of Options granted;
     (iii) the total number of Options unvested as of July 31, 2004 and the value of each such Option, using the Sellers' Black-Scholes valuation model; and (iv) the vesting schedule for such Options, including the terms of any accelerated vesting covering such Options, a specification of those Options that cease to vest as of the Closing and a specification of those Options (the "Cash-Out Options") for which a lump sum cash payment equal to the value of the unvested portion of the Cash-Out Options (and the amount of such payment using the Sellers' Black-Scholes valuation model for such Cash-Out Options) is due if such Identified Employee is terminated without cause. Schedule 6.6 of the Disclosure Schedule identifies for each Identified Employee who has been granted the right to receive cash which vests over time (the "Cash Grants"), the following information: (i) such
     Identified Employee's full name; (ii) the aggregate amount of such Identified Employee's Cash Grant; (iii) the aggregate amount of such Cash Grant unvested as of July 31, 2004; and (iv) the vesting schedule for such Cash Grant. On or before the Closing, Sellers will provide Purchaser with an updated version of Schedule 6.6 of the Disclosure Schedule with respect to the Retained Employees as of the Closing Date.

          (b) Sellers will be responsible for, and make any payments required in respect of, all of the Restricted Shares, Cash-Out Restricted Shares, Options, Cash-Out Options and Cash Grants (collectively, "Awards") that have been awarded to any employee of any of CCM, the Company or any of their respective Subsidiaries prior to the Closing, in accordance with the applicable award agreement or plan document, except to the extent Purchaser has determined to include within the Retained Employees any person who has not agreed to the terms of employment offered by Purchaser. For the avoidance of doubt, Purchaser and its Affiliates shall not be responsible for, or make any payments required in respect of, any of the Awards that have been awarded to any employee of any of CCM, the Company or any of their respective Subsidiaries prior to the Closing, regardless of the vesting schedule of such awards or the basis for the termination of such employee, except to the extent Purchaser has determined to include within the Retained Employees any person who has not agreed to the terms of employment offered by Purchaser in which event Purchaser shall reimburse Parent or make such payments as are required to such employee.

          (c) Purchaser agrees to seek as part of the terms of the employment offer an unconditional release of Sellers' obligations in Section 6.6(b) from each employee intended to be a Retained Employee, as a condition of continued employment following the Closing.

     6.7 Restructuring.

          (a) Prior to the Closing, Sellers shall take all reasonable commercial efforts necessary to cause each of CCM, the Company and each of their respective Subsidiaries to assign and transfer to the Sellers or one or more of their Subsidiaries (other than CCM, the Company or any of their respective Subsidiaries) any leases of real property and premises to which any of CCM, the Company or any of their respective Subsidiaries may be subject, including but not limited to the leases and other agreements specified on Section 3.14 of the Disclosure Schedule, and to obtain in writing the unconditional release of CCM, the Company and their respective Subsidiaries from all liabilities in connection therewith so that none of CCM, the Company or any of their respective Subsidiaries or Purchaser or Purchaser II or any of their Affiliates will be responsible therefor or subject thereto, except in connection with the subleases described in
     Section 7.2(j). To the extent CCM, the Company and each of their respective Subsidiaries are unable to obtain such releases prior to Closing, Sellers shall continue to endeavor to do so following Closing and will indemnify Purchaser for any damages resulting from the failure to obtain such releases prior to Closing.

          (b) Prior to the Closing, Sellers shall take all actions necessary to terminate research coverage on all companies for which CCM, the Company or their Subsidiaries are providing research coverage prior to the Closing, including any required notices of termination.

          (c) Prior to or contemporaneously with the Closing, Sellers shall cause the Company and CCM to terminate that certain Strategic Alliance Agreement, dated as of November 24, 2003 (together with any other agreement related to the Perseus Agreement the "Perseus Agreement"), among the Company, CCM and Perseus Group, LLC. Following such termination, Parent and Purchaser shall, and shall cause their respective Affiliates and employees to, perform and discharge, at Sellers' expense, all of the Company's obligations pursuant to Section 17 of the Perseus Agreement.

          (d) Prior to the Closing, Sellers shall cause each of CCM and its Subsidiaries to assign and transfer to the Sellers or one or more of their Affiliates (other than CCM, the Company or any of their respective Subsidiaries) all the assets and liabilities related to the Electronic Program Trading business of CCM and its Subsidiaries other than any Intellectual Property, any Technology Systems and any Proprietary Software related to the Electronic Program Trading business of CCM and its Subsidiaries.

     6.8 Noncompetition Agreement. At or prior to the Closing Date, Purchaser and Sellers shall enter into a Noncompetition Agreement which shall have a duration of five (5) years, will be substantially in the form attached hereto as
Section 6.8 of the Disclosure Schedule (the "Noncompetition Agreement").

     6.9 Tax Matters.

          (a) Parent Indemnity. Parent shall be liable for and shall indemnify Purchaser and Purchaser II for (i) all Taxes attributable to, imposed on, or for which the Company or any of its Subsidiaries may otherwise be liable for events occurring or periods ending on or before the Closing Date and, with respect to any taxable year or period beginning on or before and ending after the Closing Date, the portion of such taxable year or period ending on the Closing Date, (ii) any Transfer Taxes imposed on Parent or CCM or the Company or their Subsidiaries with respect to the transactions contemplated by this Agreement as set forth in Section 6.10(b), (iii) all Taxes attributable to a breach of a representation set forth in Sections 3.9(d), 3.9(e), 3.9(f), 3A.9(a) (last sentence), 3A.9(d), 3A.9(e), 3A.9(f),
     3A.9(g), 3A.9(h), or 3A.9(i), (iv) all Taxes that may become due from the Company or any of its Subsidiaries, as a result of any such entity having filed for any period including or preceding the Closing Date a consolidated, combined or unitary return with a corporation pursuant to Treas. Reg. SS 1.1502-6 or any analogous state, local or foreign law or pursuant to any contractual obligation, or (v) any Taxes for which Parent is liable pursuant to Section 6.10(c). Parent shall be entitled to any refund of Taxes of the Company or any of its Subsidiaries attributable to Taxes paid with respect to such periods, or otherwise paid by Parent pursuant to this Section 6.9(a).

          (b) Straddle Periods. For purposes of subsection (a) of this Section 6.9, whenever it is necessary to determine the liability for Taxes of the Company or any of its Subsidiaries for a portion of a taxable year or period that begins on or before and ends after the Closing Date, the determination of such Taxes for the portion of the year or period ending on or before, and the portion of the year or period beginning after, the Closing Date generally shall be determined by assuming that the Company and/or any of its Subsidiaries, as the case may be, had a taxable year or period which ended at the close of the Closing Date, except that tax items that are calculated on an annual basis, such as the deduction for depreciation or certain taxes, shall be apportioned on a pro rata time basis.

          (c) Carrybacks. If Parent becomes entitled to a refund or credit of Taxes for any period for which it is liable under Section 6.9(a) to indemnify Purchaser and Purchaser II and such Taxes are attributable to the carryback of losses, credits or similar items attributable to the Company and its Subsidiaries and from a taxable year or period that begins after the Closing Date, Parent shall promptly pay to Purchaser II the amount of such attributable refund or credit together with any interest thereon. In the event that any refund or credit of Taxes for which a payment has been made pursuant to the immediately preceding sentence is subsequently reduced or disallowed, Purchaser II shall indemnify and hold harmless Parent for any Tax liability, including interest and penalties, assessed against Parent by reason of the reduction or disallowance up the amount of any payment received plus interest.

          (d) Tax Returns. Parent shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company or any of its Subsidiaries for taxable years or periods ending on or before the Closing Date and shall pay any Taxes due in respect of such Tax Returns consistent with past practice, and Purchaser II shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company or any of its Subsidiaries for taxable years or periods ending after the Closing Date and shall remit any Taxes due in respect of such Tax Returns. Purchaser II shall permit Parent to review and comment on each Tax Return for which Parent may be liable under Section 6.9(a) of this Agreement, and shall make such revisions to such Tax Returns as are reasonably requested by Parent. Parent shall pay to Purchaser II an amount equal to the Taxes for which Parent is liable pursuant to Section 6.9(a) but which are payable with Tax Returns to be filed by Purchaser II pursuant to the previous sentence within 10 days prior to the due date for the filing of such Tax Returns.

          (e) Cooperation. After the Closing Date, Purchaser II and Sellers and each of their respective Affiliates shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of Tax Returns pursuant to this Section 6.9 and any audit, litigation or other proceeding with respect to Taxes. Each party will make available to the other, as reasonably requested, copies or originals of all information, records or documents relating to liability for Taxes for all periods prior to or including the Closing Date and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof, and Sellers will not destroy any such information, records or documents without first offering, with reasonable advance written notice, to deliver such information, records or documents to Purchaser II (at Purchaser II's expense).

          (f) No Section 338 Election. The parties shall not file an election under Section 338 of the Code (including Section 338(h)(10) of the Code) or any state law equivalent provision with respect to the transactions contemplated by this Agreement.

          (g) Tax Contests. Purchaser shall promptly notify Sellers in writing upon receipt by Purchaser or any of its Affiliates (including the Company and its Subsidiaries) of notice of any pending or threatened federal, state, local or foreign income or franchise tax audits or assessments which may affect the tax liabilities of the Company or any of its Subsidiaries for which Sellers would be required to indemnify Purchaser or Purchaser II pursuant to Section 6.9(a); provided, that failure to comply with this provision shall not affect Purchaser's right to indemnification hereunder except to the extent such failure actually prejudiced the Sellers' ability to defend or contest such audit or assessment. Sellers shall have the sole right to represent the Company's or any of its Subsidiaries' interests in any tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date, and to employ counsel of its choice at its expense. Sellers shall be entitled to participate at their expense in the defense of any claim for Taxes for a year or period ending after the Closing Date which may be the subject of indemnification by Sellers pursuant to Section 6.9(a) and, with the written consent of Purchaser and at its sole expense, may assume the entire defense of such tax claim. Neither Purchaser nor Purchaser II nor the Company nor any of the Company's Subsidiaries may agree to settle any tax claim for the portion of the year or period ending on or before the Closing Date which may be the subject of indemnification by Sellers under Section 6.9(a) without the prior written consent of Sellers, which consent shall not be unreasonably withheld.

          (h) Survival.  The obligations of the parties hereto set forth in this
     Section 6.9 shall be unconditional and absolute.

          (i) Certain Tax Liabilities. Notwithstanding any other provision of this Section 6.9 to the contrary, Parent shall not be obligated to indemnify Purchaser for any Taxes that are accrued but not yet payable as of the Closing Date and are attributable to current operations of the Company or any of its Subsidiaries, to the extent such current period Taxes are incurred in the ordinary course of business and are attributable to the tax period that begins on the Balance Sheet Date and includes the Closing Date (which for this purpose would include, but not be limited to, estimated income tax payments, payroll and withholding taxes and corporate filing extension payments).

     6.10 Other Tax Matters.

          (a) Tax Sharing Agreement. Any tax sharing agreement between Parent or Sellers, on the one hand, and the Company, CCM or any of their respective Subsidiaries, on the other hand, shall be terminated as of the Closing Date and shall have no further effect for any taxable year (whether the current year, a future year, or a past year).

          (b) Transfer Taxes. All documentary, sales, use, real property transfer, real property gains, registration, value added, transfer, stamp, recording and similar Taxes, fees and costs together with any interest thereon, penalties, fines, costs, fees, additions to tax or additional amounts with respect thereto incurred in connection with the transactions contemplated by this Agreement ("Transfer Taxes") shall be borne by Parent.

          (c) Information Reporting and Backup Withholding. Sellers shall indemnify Purchaser and Purchaser II in accordance with Article IX hereof to the extent that any Taxes are imposed on Purchaser, Purchaser II, any of their Affiliates, the Company, CCM or any of their respective Subsidiaries that are attributable to a failure by such entity to comply with any federal, state, local or foreign Tax reporting or withholding requirement during the 6-month period beginning on the Closing Date, if such failure is due to the use by such entity of any procedure established by the Company, CCM, Sellers, Parent or any of their respective

     Subsidiaries  and in place  as of the  Closing  Date for the  solicitation,
     collection  and  maintenance  of  any  forms,   certifications   and  other
     information or otherwise is due to any form, certification or other required information in place as of the Closing Date (or the absence of any such form, certification or information as of the Closing Date), except to the extent such failure is due to a change in law following the Closing or to the extent that management of Purchaser or Purchaser II has actual knowledge following the Closing of such failure.

          (d) Partnership Taxes. Sellers shall be liable for and shall indemnify Purchaser and Purchaser II in accordance with Article IX hereof for all Taxes attributable to, imposed on, or for which CCM or any of its Subsidiaries may otherwise be liable for events occurring or periods ending on or before the Closing Date and, with respect to any taxable year or period beginning on or before and ending after the Closing Date, the portion of such taxable year or period ending on the Closing Date (determined in accordance with the principles of Section 6.9(b)).

          (e) Federal Tax Refund. Promptly following receipt, Purchaser shall remit to Sellers the federal Tax refund (and any interest thereon) actually received by the Company with respect to its request for a $10,268,997 tax refund filed on IRS Form 1120X, for the Tax years 1997, 1998 and 1999, net of any Tax burden on such receipt.

     6.11 Jupiter. Sellers and their Affiliates shall, for the 18 month period following the date of this Agreement, not facilitate any prospective purchaser of the Business, the Company Business or any other businesses being sold by Sellers in their soliciting, attempting to hire or hiring any then employee of CCM, the Company or any of their respective Subsidiaries (other than research or research sales employees). Sellers shall enforce any non-solicitation and non-hire provision contained in any non-disclosure or confidentiality agreement entered into between Sellers or their Affiliates, on one hand, and any such prospective purchaser, on the other hand, to the extent that any non-enforcement of such a provision contained in such an agreement is reasonably likely to be adverse to Purchaser and Sellers are aware of any breach of such covenants.

     6.12 Director and Officer Indemnification.

          (a) The certificate of incorporation and bylaws of the Company shall, and the Partnership Agreement shall, with respect to indemnification of officers, directors, employees and agents, not be amended, repealed or otherwise modified after the Closing in any manner that would adversely affect the rights thereunder of the persons who at any time prior to the Closing were identified as prospective indemnitees under the certificate of incorporation or bylaws of the Company or Partnership Agreement in respect of actions or omissions occurring at or prior to the Closing (including the transactions contemplated hereby), unless such modification is required by Laws and Regulations.

          (b) Purchaser shall cause the Company and CCM to indemnify, defend and hold harmless, the present and former officers, directors, employees and agents of the Company, CCM or any of their respective Subsidiaries in their capacities as such (each an "Agreed Indemnified Party") in accordance with the certificate of incorporation and bylaws and agreement of limited partnership, or other charter documents, of the Company, CCM and each of their respective Subsidiaries and any agreements or plans identified on
     Section 6.12 of the Disclosure Schedule maintained by the Company, CCM and each of their respective Subsidiaries, to the fullest extent permitted by the terms thereof, subject to applicable Laws and Regulations, against all losses, expenses, claims, damages and liabilities arising out of actions or omissions occurring on or prior to the Closing. Sellers will promptly pay to Purchaser any amounts Purchaser notifies Sellers in writing are required to be paid pursuant to this Section 6.12(b).

          (c) In the event Purchaser or any of its successors or assigns or the Company or CCM or any of their respective successors or assigns
     (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Purchaser, the Company or CCM, as applicable, assume the obligations set forth in this section or proper provision is made to retain such liabilities or responsibilities.

          (d) Purchaser II shall not, and shall cause the Company not to, terminate the Tail Policy.

          (e) The provisions of this Section 6.12 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each Agreed Indemnified Party and his or her heirs and representatives.

     6.13 Parent Loan. Purchaser acknowledges that CCM owes Parent the outstanding loan in the aggregate principal amount of $25,000,000. CCM intends to repay such amount prior to Closing. If because of regulatory requirements or otherwise CCM is prevented from repaying such amount, Purchaser will cause CCM to make such repayment to Parent promptly following the receipt of regulatory approval. Following the repayment of such amount, Purchaser will not permit CCM to make any further drawings under such loan and Purchaser and Parent shall cooperate to terminate such loan.

     6.14 Pre-Closing Intellectual Property Transfer. Prior to the Closing (i) Sellers shall, and shall cause their Affiliates (other than CCM and its Subsidiaries), to transfer to CCM all of their respective right, title and interest in and to the Intellectual Property listed on Section 3.17(a) of the Disclosure Schedule that is indicated to be so transferred to CCM at Sellers' expense; (ii) Sellers shall, and shall cause their Affiliates (other than the Company and its Subsidiaries) to transfer to the Company all of their respective right, title and interest in and to the Intellectual Property listed on Section 3.17(a) of the Disclosure Schedule and indicated to be so transferred to the Company at Sellers' expense; (iii) Sellers shall duly submit recordation of such transfers with the United States Patent and Trademark Office (or other applicable office) and deliver to the Purchaser reasonable proof of such submission, at Sellers' expense; and (iv) Sellers shall, and shall cause their Affiliates (other than CCM, the Company and their respective Subsidiaries) prior to Closing, or as soon as reasonably practicable thereafter, to transfer to CCM or the Company, as the case may be, pursuant to a written agreement in a form reasonably acceptable to the Purchaser, all of their respective rights, title, interest and benefits in, to and under the Material Contracts and other agreements listed on Sections 3.13(a)(xiv), 3.17 and 3.18 of the Disclosure Schedule (but excluding those agreements addressed by Section 7.2(i), those agreements to which CCM, the Company or their respective Subsidiaries are a party and derive all rights and benefits under such agreement in their capacity as such, and those agreements annotated on Sections 3.13(a)(xiv), 3.17 and 3.18 of the Disclosure Schedule as not being transferred pursuant to this transaction) to be so transferred to CCM or the Company, as the case may be, having obtained all consents required for such transfer, and prior to such transfer of such agreement providing the putative transferee all use, rights and benefits under such agreement pursuant to the Transition Services Agreement until such transfer, and retaining for itself none of the use, rights or benefits under such agreement.

     6.15 Disposition of "Schwab" Element Trademark Applications. As concerns the trademark applications containing the "Schwab" word element listed on
Section 3.17(a) of the Disclosure Schedule, ownership of which Parent will retain as indicated on Section 3.17(a) of the Disclosure Schedule (collectively, the "Retained Trademark Applications"), at any time on or after the Closing, Parent shall permit Purchaser to file in CCM's name and duly prosecute one or more new applications for trademark registration for the non-"Schwab" elements claimed in such Retained Trademark Applications. Parent will not cause or allow the Retained Trademark Applications to lapse or abandon unless Purchaser directs Parent to do so in writing, provided that Parent shall not be obligated to file a Statement of Use or a request for extension of time to file a Statement of Use, or submit responses to Office Actions or take other affirmative actions concerning such Retained Trademark Applications, provided that Sellers provide to Purchaser prompt written notice of such requirements as Sellers become aware of them. Nothing in this Agreement or in the Ancillary Agreements shall be deemed to transfer to Purchaser or Purchaser II any right, title, or interest in or to any trademark containing the "Schwab" word element, and no rights to use such trademarks are granted by Sellers under this Agreement or in the Ancillary Agreement except as expressly set forth in the License Agreement.

     6.16 Books and Records. Sellers shall ensure that prior to or at the Closing, all books and records related to each of the Business and the Company Business, including originals of all employment records for the Retained Employees (including Human Resources Information System data, original employment applications, results of background checks and credit checks, fingerprint cards required by Laws and Regulations, results of pre-employment drug tests and original Form I-9s), are in the possession of CCM and the Company, respectively.


                                 Article VII
                              Conditions Precedent

     7.1  Conditions  to Each  Party's  Obligation  to Effect  the  Transactions
Contemplated by this Agreement. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated by this Agreement shall be in effect; nor shall there be any statute, rule, regulation or order enacted, entered, or enforced which prevents or prohibits the consummation of the transactions contemplated by this Agreement. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable commercial efforts to have such injunction or other order lifted.

          (b) HSR Approval. The waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

          (c) Regulatory Approval. Purchaser and Purchaser II, on the one hand, and Sellers and its Subsidiaries, on the other, shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of the purchase and sale contemplated hereby and the Order Handling Agreement and set forth in Schedule 7.1 of the Disclosure Schedule.

          (d) Actions and Proceedings. There shall not be pending or threatened any action, suit or proceeding by any federal or state court or governmental entity challenging or seeking to materially restrain or prohibit the transactions contemplated by this Agreement or the Order Handling Agreement.

     7.2 Conditions to Purchaser's Obligation To Effect The Transactions Contemplated By This Agreement. Purchaser and Purchaser II's obligations to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) Accuracy of Representations and Warranties. The representations and warranties of Sellers set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on such date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date; provided that, if any of such representations and warranties shall not be true and correct (for this purpose disregarding any qualification or limitation as to materiality or, a Business Material Adverse Effect or a Company Material Adverse Effect), then the condition stated in this clause (a) shall be deemed satisfied if and only if the cumulative effect of all inaccuracies of such representations and warranties (for this purpose disregarding any qualification or limitation as to materiality, Business Material Adverse Effect or Company Material Adverse Effect) shall not be or have a Business Material Adverse Effect or a Company Material Adverse Effect. Purchaser and Purchaser II shall have received a certificate signed on behalf of Sellers by an authorized officer of each Seller to the foregoing effect.

          (b) Performance of Obligations. Sellers shall have performed in all material respects its obligations required to be performed by them under this Agreement at or prior to the Closing Date. Purchaser and Purchaser II shall have received a certificate signed on behalf of Sellers by an authorized officer of each Seller to the foregoing effect.

          (c) Order Handling Services Agreement. Parent and CS&Co. shall have executed and delivered to Purchaser the Order Handling Services Agreement.

          (d) Options Order Business Agreement. Parent and CS&Co. shall have executed and delivered to Purchaser the Options Order Business Agreement.

          (e)  Noncompetition   Agreement.   Sellers  shall  have  executed  and
     delivered to Purchaser the Noncompetition Agreement.

          (f) License Agreement. Sellers shall have executed and delivered to Purchaser and Purchaser II the License Agreement.

          (g) Transition Services Agreement. Sellers shall have executed and delivered to Purchaser and Purchaser II the Transition Services Agreement.

          (h) No Actions or Proceedings. There shall not be pending any Legal Proceeding by any Person that is reasonably likely to result in the prohibition or any material limitation on the ownership, operation or control by Purchaser or Purchaser II or any of their Affiliates of any material portion of the Business, the Partnership Interests or the Company Common Stock.

          (i) Consents. Sellers shall have received the material non-governmental consents that are listed on Schedule 3.4 of the Disclosure Schedule hereof the failure of which to obtain would be material to CCM or the Company or Purchaser or Purchaser II, including those set forth on
     Schedule 7.2(i) (except to the extent that Purchaser has entered into agreements with respect to the matters described in the agreements specified therein with respect to the Business and the Company Business).

          (j) Real Estate. Sellers shall have entered into, or shall have caused the appropriate Subsidiaries of Parent to enter into, leases, subleases or licenses, as applicable, of real property listed on Section 1.6 of the Disclosure Schedule for the durations and in the manner the prices are to be derived as set forth therein.

          (k) Perseus. Prior to or contemporaneously with the Closing, the Company and CCM shall have terminated the Perseus Agreement.

          (l) Resignations. Each director and officer of each of the Company, its Subsidiaries, CCM and its Subsidiaries shall have resigned effective as of the Closing, unless Purchaser notifies Sellers to the contrary prior to the Closing.

          (m) Capitalization. The Company, its Subsidiaries, CCM and its Subsidiaries shall be in compliance with any minimum regulatory capital requirements as of the Closing Date.

          (n) Opinion of Counsel. Purchaser shall have received the written opinion of Howard Rice Nemerovski Canady Falk & Rabkin P.C., counsel to Sellers, in form and substance reasonably satisfactory to Purchaser, with respect to the due authorization, execution and delivery by Sellers, and the enforceability against the Sellers of this Agreement.

     7.3   Conditions  to  Sellers'   Obligation  To  Effect  The   Transactions
Contemplated By This Agreement. Sellers' obligations to effect the transactions contemplated by this

Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) Accuracy of Representations and Warranties. The representations and warranties of Purchaser and Purchaser II set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on such date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date. Sellers shall have received a certificate signed on behalf of each of Purchaser and Purchaser II by an authorized officer of Purchaser and Purchaser II to the foregoing effect.

          (b) Performance of Obligations. Purchaser and Purchaser II shall have performed in all material respects its obligations required to be performed by it under this Agreement at or prior to the Closing Date. Sellers shall have received a certificate signed on behalf of each of Purchaser and Purchaser II by an authorized officer of Purchaser and Purchaser II to the foregoing effect.

          (c) Order Handling Services Agreement. Purchaser shall have executed and delivered to Parent and CS&Co. the Order Handling Services Agreement.

          (d) Options Order Business Agreement. Purchaser shall have executed and delivered to Parent and CS&Co. the Options Order Business Agreement.

          (e) License Agreement. Purchaser shall have executed and delivered to Sellers the License Agreement.

          (f) Transition Services Agreement. Purchaser shall have executed and delivered to Sellers the Transition Services Agreement.

          (g) Opinion of Counsel. Sellers shall have received the written opinion of Sullivan & Cromwell LLP, counsel to Purchaser, in form and substance reasonably satisfactory to Sellers, with respect to the due authorization, execution and delivery by Purchaser and Purchaser II, and the enforceability against Purchaser and Purchaser II of this Agreement.

                                  Article VIII
                            Termination and Amendment

     8.1 Termination. This Agreement may be terminated:

          (a) by mutual consent of Sellers and Purchaser at any time prior to the Closing Date;

          (b) by either Sellers or Purchaser at any time prior to the Closing Date if the Closing shall not have occurred on or before January 31, 2005 (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure to consummate the transactions contemplated by this Agreement by the close of business on January 31, 2005 and such action or failure to act constitutes a breach of this Agreement);

          (c) by Sellers at any time prior to the Closing Date, if Purchaser and Purchaser II shall not be capable of satisfying the conditions set forth in
     Section 7.3 (a) and (b) of this Agreement; provided that the right to terminate this Agreement by Sellers shall not be available to Sellers if Sellers are at that time in material breach of this Agreement;

          (d) by Purchaser at any time prior to the Closing Date, if Sellers shall not be capable of satisfying the conditions set forth in Section 7.2
     (a) and (b) of this Agreement; provided that the right to terminate this Agreement by Purchaser shall not be available to Purchaser if Purchaser or Purchaser II is at that time in material breach of this Agreement; and

          (e) by either Sellers or Purchaser if at any time prior to the Closing Date any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated by this Agreement shall have become final and nonappealable.

     8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Purchaser, Purchaser II, Sellers or their respective officers, directors, stockholders or Affiliates; provided that (a) the provisions of Section 6.3 (Public Disclosure),
Section 11.7 (Governing Law), Section 8.3 (Expenses) and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement,
(b) the Confidentiality Agreement shall continue in full force and effect, and shall survive any termination of this Agreement, in accordance with its terms and (c) nothing herein shall relieve any party from liability for fraud or willful breach in connection with this Agreement or the transactions contemplated hereby.

     8.3 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of advisers, brokers, finders, agents, accountants and legal counsel) shall be paid by the party incurring such expense.

     8.4 Amendment. This Agreement may not be amended or modified at any time, except by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.5 Extension; Waiver. At any time prior to the Closing Date any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein, but any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   Article IX
                                 Indemnification

     9.1 Survival of Representations and Warranties and Agreements. The respective representations and warranties of Sellers and Purchaser contained in this Agreement shall survive the Closing but shall expire on April 30, 2006; provided, however, that, notwithstanding the foregoing, (i) the representations and warranties set forth in Sections 3.1 (with respect to the first five sentences only), 3.2(a), 3.2(b), 3.2(d), 3.3(a), 3.3(b)(i), 3A.1, 3A.2(a),
3A.2(b),  3A.2(d),  3A.3(i),  4.1,  4.2(a),  4.2(b)(i) and 4.4 shall survive the
Closing and continue in full force and effect indefinitely, (ii) the representations and warranties set forth in Sections 3.17 and 3.18 shall survive the Closing but shall expire on the fifth anniversary of the Closing Date and
(iii) the representations and warranties set forth in Sections 3.9 and 3A.9 shall survive the Closing and continue in full force and effect until 30 days following the expiration of the statutes of limitation for the year or period at issue (giving effect to any waiver, mitigation or extension thereof). Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the breach or inaccuracy giving rise to such right of indemnity shall have been given to the party against which such indemnity may be sought prior to such time. The respective covenants and agreements of Sellers and Purchaser contained in this Agreement (including, without limitation, the respective indemnification obligations of Sellers and Purchaser set forth in this Article IX) shall survive the Closing and the consummation of the transactions contemplated by this Agreement indefinitely unless otherwise provided by their terms.

     9.2 Indemnification by Sellers.

          (a) Sellers, jointly and severally, shall indemnify, defend and hold Purchaser, Purchaser II and their Affiliates and their respective officers, directors, employees, agents, advisers, and representatives (collectively, the "Purchaser Indemnitees") harmless from and after the Closing Date for the period set forth in Section 9.1 (including any extension thereof as expressly provided for in such Section) from and against any claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, reasonable expenses of investigation with respect to third party claims and reasonable attorney's fees and expenses, whether or not involving a claim by a third party ("Damages"), incurred or suffered by any Purchaser Indemnitee to the extent resulting or arising from or relating to: (i) any inaccuracy in any of the representations and warranties made by Sellers in this Agreement (for this purpose disregarding any qualification or limitation as to materiality (such as "material", "in all material respects" and the like, or "Business Material Adverse Effect" or "Company Material Adverse Effect") other than the reference to "Business Material Adverse Effect" or "Company Material Adverse Effect", as applicable, set forth in the parenthetical of the first sentence of each of Sections 3.8, 3.12(a) and 3A.12(a)) or in the certificate referred to in Section 7.2(a); or (ii) any breach of any covenant or agreement of Sellers made in this Agreement, any Ancillary Agreement (other than the Order Handling Agreement or Options Order Business Agreement) or in the certificate referred to in Section 7.2(b). Notwithstanding the foregoing, with respect to Damages arising under
     Section 9.2(a)(i), (i) Sellers shall not be liable to indemnify any Purchaser Indemnitees against such Damages unless and until the aggregate amount of Damages incurred or suffered by all Purchaser Indemnitees exceeds

     $2,650,000 and then only to the extent of such excess, and (ii) Sellers' maximum liability to the Purchaser Indemnitees for such Damages shall not exceed $175 million.

          (b) Sellers, jointly and severally, shall indemnify, defend and hold the Purchaser Indemnitees harmless from and against any Damages, incurred or suffered by any Purchaser Indemnitee to the extent resulting or arising from or relating to any Company Liability, including the consolidated IPO litigation matters . Sellers shall be entitled to the recovery of all amounts available under the Escrow Agreement identified on Section 3.8 of the Disclosure Schedule (the "Escrow Agreement"). Purchaser will use reasonable commercial efforts, at Sellers' expense, to seek recovery under the Escrow Agreement.

     9.3 Indemnification by Purchaser. Purchaser shall indemnify, defend and hold Sellers, their Affiliates (not including CCM or any of its Subsidiaries) and their respective officers, directors, employees, agents, advisers, and representatives (collectively, the "Seller Indemnitees") harmless from and after the Closing Date for the period set forth in Section 9.1 (including any extension thereof as expressly provided for in such Section) from and against any Damages incurred or suffered by any Seller Indemnitee to the extent resulting or arising from or relating to: (a) any inaccuracy in any of the representations and warranties made by Purchaser in this Agreement or in the certificate referred to in Section 7.3(a) or (b) any breach of any covenant or agreement of Purchaser made in this Agreement, any Ancillary Agreement (other than the Order Handling Agreement) or in the certificate referred to in Section 7.3(b). Notwithstanding the foregoing, with respect to Damages arising under
Section 9.3(a), (i) Purchaser shall not be liable to indemnify any Seller Indemnitees against such Damages unless and until the aggregate amount of Damages incurred or suffered by all Seller Indemnitees exceeds $2,650,000 and then only to the extent of such excess and (ii) Purchaser's maximum liability to the Seller Indemnitees for such Damages shall not exceed $175 million.

     9.4 Indemnification Procedure.

          (a) Any party seeking indemnification hereunder (the "Indemnified Party") shall give prompt notice (a "Certificate") to the party from which indemnification is sought (the "Indemnifying Party") of any claim for indemnification hereunder, which notice shall specify in reasonable detail the basis for any anticipated liability and the provisions of this Agreement pursuant to which such Indemnified Party claims to be entitled to indemnification hereunder. The failure to so notify the Indemnifying Party shall not limit any of the obligations of the Indemnifying Party (except to the extent such failure materially prejudices the Indemnifying Party).

          (b) In case the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Certificate, the Indemnifying Party shall, within ten (10) Business Days after receipt by the Indemnifying Party of such Certificate, deliver to the Indemnified Party a written notice to such effect and the Indemnifying Party and the Indemnified Party shall, within the ten (10) Business Day period beginning on the date of receipt by the Indemnified Party of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnifying Party shall have so objected. If the Indemnified Party and the Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnified Party and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement.

          (c) Claims for Damages specified in any Certificate to which an Indemnifying Party shall not object in writing within ten (10) Business Days of receipt of such Certificate, claims for Damages covered by a memorandum of agreement of the nature described in Section 9.4(b) and claims for Damages the validity and amount of which have been the subject of a final and binding judicial determination, the time for appeal having expired, are hereinafter referred to, collectively, as "Agreed Claims." Within ten (10) Business Days of the determination of the amount of any Agreed Claims, subject to the limitations of this Article IX, the Indemnifying Party shall pay to the Indemnified Party an amount equal to the Agreed Claim by cashier's check or wire transfer to the bank account or accounts designated in writing by the Indemnified Party not less than one
     (1) Business Day prior to such payment.

          (d) Promptly after the assertion by any third party of any claim against any Indemnified Party that in the reasonable judgment of such Indemnified Party may result in the incurrence by such Indemnified Party of Damages for which such Indemnified Party would be entitled to indemnification pursuant to this Agreement, such Indemnified Party shall deliver to the Indemnifying Party a written notice describing in reasonable detail such claim, but any failure on the part of the Indemnified Party to provide prompt notice shall not limit any of the obligations of the Indemnifying Party (except to the extent such failure materially prejudices the defense of such claim). For a period of fifteen (15) Business Days following its receipt of the notice specified in the previous sentence, the Indemnifying Party may, at its option, elect to assume the defense of the Indemnified Party against such claim (and, in such event, the Indemnifying Party shall promptly employ counsel, who shall be reasonably satisfactory to such Indemnified Party) at such Indemnifying Party's expense. If the Indemnifying Party elects to assume such defense, then the Indemnifying Party shall diligently defend any such claim as if such Indemnifying Party had 100% of the liability with respect to such claim. Any Indemnified Party shall have the right but not the obligation to employ separate counsel in any such action or claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party unless (i) the Indemnifying Party shall have failed, within fifteen (15) Business Days after having been notified by the
     Indemnified Party of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim or to notify the Indemnified Party in writing that it shall assume the defense of such claim, (ii) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party, or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to the Indemnifying Party which are not available to, or the assertion of which would be adverse to the interests of, the Indemnified Party. No Indemnifying Party shall be liable to indemnify any Indemnified Party for any settlement of such action or claim effected without the consent of the Indemnifying Party, which consent may not be unreasonably withheld, delayed or conditioned, it being understood that it shall be unreasonable to withhold, delay or condition any such consent unless the Indemnifying Party has acknowledged that it has an obligation to indemnify the Indemnified Party with respect to such action or claim. Notwithstanding any other provision of this Agreement, Sellers shall not settle or compromise any claim, including any Company Liability or any Legal Proceedings relating to CCM, the Company or any of their respective Subsidiaries without the prior written consent of Purchaser unless such settlement or compromise (a) is solely for monetary amounts for which Sellers have agreed to indemnify Purchaser Indemnitees and (b) such settlement or compromise does not include any acknowledgement or statement or admission of liability or statement which could reasonably be expected to be adverse to Purchaser or its Affiliates and includes a complete and unconditional release of the Purchaser Indemnitees. Notwithstanding anything to the contrary contained in this Agreement, Parent shall assume, at Parent's expense, the defense and control of all Legal Proceedings relating to the Company or any of its Subsidiaries, regardless of whether such Legal Proceedings are described in the Disclosure Schedule, including the consolidated IPO litigation matters identified on Section 9.2(b) of the Disclosure Schedule. Purchaser agrees to cooperate in all reasonable respects in the defense of claims covered by this Section 9.4(d), including, as required, the furnishing of books and records, personnel and witnesses and the execution of documents, in each case as reasonably necessary for such defense, and all out-of-pocket costs and expenses incurred by Purchaser or Purchaser II or any of their Affiliates in connection therewith shall be Damages paid by Sellers as incurred.

     9.5 Certain Offsets; Tax Treatment of Payments. Any indemnification payment made pursuant to this Article IX shall be (i) reduced by the amount of any insurance proceeds actually received by the Indemnified Party with respect to the Damages incurred or suffered by the Indemnified Party; provided that the reduction specified in this Section 9.5 shall not be applied if to do so would excuse any insurer from any obligation to cover any Damages and (ii) reduced by any net Tax benefit actually realized by the Indemnified Party through a reduction in Taxes otherwise due as a result of the Damages incurred or suffered by the Indemnified Party (as calculated in good faith by the Indemnified Party) and (iii) increased (on a grossed-up basis) by any net Tax cost actually imposed on the Indemnified Party as a result of receiving such indemnification payment (as calculated in good faith by the Indemnified Party) The parties agree to treat any payment pursuant to this Article IX as an adjustment to the Purchase Price for Tax purposes to the fullest extent permitted by applicable Laws and Regulations.

     9.6 Exclusive Remedy. After the Closing Date, this Article IX shall provide the exclusive remedy for any of the matters addressed herein or other claims arising out of this Agreement, other than for fraud and other than for the remedies of specific performance, injunctive relief or other non-monetary equitable remedies.

     9.7 Coordination with Sections 6.9 and 6.10. Notwithstanding any other provision of this Article IX to the contrary, but subject to Section 9.1, this
Article IX shall not apply to any indemnification with respect to Sections 6.9 or 6.10 hereof or any breach of representation or warranty set forth in Sections
3.9 and 3A.9 (Taxes and Tax Returns)  which shall be governed  solely by Section
6.9 and 6.10 hereof.

                                   Article X
                                   Definitions

     10.1 Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

     "Acquisition Proposal" shall have the meaning stated in Section 5.3.

     "Acquisition Transaction" shall mean a purchase, lease or other acquisition of all or any substantial part of the assets of CCM, it being agreed that, for purposes of this Agreement and by way of example only, a majority interest in the Partnership Interests shall be considered a substantial part of the assets of CCM.

     "Affiliate" of a Person shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

     "Agreed Claims" shall have the meaning stated in Section 9.4(c)

     "Agreed  Indemnified  Party"  shall  have the  meaning  stated  in  Section
6.12(b).

     "Agreement" shall have the meaning stated in the preamble to this document.

     "AMEX" shall mean the American Stock Exchange LLC.

     "Ancillary Agreements" shall mean the Order Handling Services Agreement, the Options Order Business Agreement, the Noncompetition Agreement, the License Agreement and the Transition Services Agreement.

     "Authorizations" shall have the meaning stated in Section 3.12(b).

     "Balance Sheet Date" shall have the meaning stated in Section 3.5.

     "Business" shall mean the NASDAQ market-making, non-NASDAQ OTC market-making (commonly known as Pink Sheet and Bulletin Board market-making), systematic internalization of retail order flow (in listed and/or OTC securities, as well as in options), stock order routing/execution, options trading/order routing (including any receipt of payments for order flow) institutional sales and trading (in both domestic as well as international securities) and institutional research sales businesses of CCM and its Subsidiaries and the options business of CS&Co. to which the unaudited statement of operating results of the Options Business of CS&Co. included in Section 3.5(d) of the Disclosure Schedule relates.

     "Business  Confidential  Information"  shall  have the  meaning  stated  in
Section 3.17(h).

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by Laws and Regulations to close.

     "Business Employee Benefit Plans" shall have the meaning stated in Section 3.10(a).

     "Business IP" means all Intellectual Property owned or controlled by CCM or any of its Subsidiaries, including all Proprietary Software, or to be owned or controlled by CCM pursuant to Section 6.14.

     "Business Material Adverse Effect" shall mean any effect that (i) is, or would be reasonably likely to be, material and adverse to the business, operations, financial condition or results of operations of CCM or its Subsidiaries or (ii) does, or would be reasonably likely to, prevent Sellers from consummating the transactions contemplated by this Agreement, other than (in the case of both clauses (i) and (ii) above) (A) any effect to the extent resulting from events, facts or circumstances relating to the economy in general, including market fluctuations and changes in interest rates, or to the industry in general and not specifically relating to the Business, (B) any effect resulting from changes in Laws and Regulations generally applicable to entities engaged in businesses similar to the Business or (C) a Business Operational Material Adverse Effect.

     "Business Multiemployer Plan" shall have the meaning stated in Section 3.10(b).

     "Business Operational Material Adverse Effect" shall mean any effect to the extent resulting from the loss of employees or customers of the Business or the diminution in customer order volumes, in each case resulting from the announcement of the transactions contemplated hereby.

     "Business Regulatory Agreement" shall have the meaning stated in Section 3.12(h).

     "Cash-Out Options" shall have the meaning stated in Section 6.6(a).

     "Cash-Out  Restricted  Shares"  shall  have the  meaning  stated in Section
6.6(a).

     "Cash Grants" shall have the meaning stated in Section 6.6(a).

     "CCM" shall mean Schwab Capital Markets L.P., a New Jersey limited partnership.

     "CCM Financial Statements" shall mean collectively: (i) the audited consolidated financial statements of CCM and its Subsidiaries for the fiscal year ended December 31, 2002 and (ii) the audited consolidated financial statements of CCM and its Subsidiaries for the fiscal year ended December 31, 2003.

     "CCM Order Detail" shall have the meaning stated in Section 3.20(a).

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

     "Certificate" shall have the meaning stated in Section 9.4(a).

     "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

     "Closing Date" shall have the meaning stated in Section 2.1.

     "COBRA" shall have the meaning stated in Section 6.5(f).

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Combined Balance Sheet" shall have the meaning stated in Section 3.5.

     "Combined  Financial  Statements"  shall have the meaning stated in Section
3.5.

     "Company"  shall  mean  SoundView   Technology  Group,   Inc.,  a  Delaware
corporation.

     "Company Authorizations" shall have the meaning stated in Section 3A.12(b).

     "Company Business" means the business of the Company and its Subsidiaries.

     "Company Business Operational Material Adverse Effect" shall mean any effect to the extent resulting from the loss of employees or customers of the Company Business or the diminution in customer order volumes in each case resulting from the announcement of the transactions contemplated hereby.

     "Company Common Stock" shall have the meaning stated in the Recitals.

     "Company Confidential Information" shall have the meaning stated in Section 3A.17(h).

     "Company Domain Names" shall have the meaning stated in Section 3A.17(j).

     "Company Employee Benefit Plans" shall have the meaning stated in Section 3A.10(a).

     "Company Intellectual Property" shall mean all patents, trademarks, trade names, trade dress, service marks, other indicia of origin and all goodwill associated therewith and symbolized thereby, domain names, databases and other compilations of information, copyrights, mask works, net lists, technology, know-how, trade secrets, inventions, discoveries, invention disclosures, ideas, algorithms, processes, computer software programs and applications (in both source code and object code form and including data and related documentation), customer lists and supplier lists and tangible or intangible proprietary or confidential information or material, and registrations applications, reissues, continuations, continuations-in-part, divisions, revisions, extensions, reexaminations, renewals, reversions and restorations in respect of the foregoing, owned, licensed by, or otherwise used by or held for use in the Company Business.

     "Company IP" means all Company Intellectual Property owned or controlled by the Company or any of its Subsidiaries, including all Company Proprietary Software, or to be owned or controlled by the Company pursuant to Section 6.14.

     "Company Liability" shall mean any debts, liabilities, commitments and obligations of any kind (whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including, whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto of the Company or any of its Subsidiaries), except to the extent specifically reflected in the Combined Balance Sheet or to the extent arising out of the conduct of the Company Business following the Closing.

     "Company Material Adverse Effect" shall mean any effect that (i) is, or would be reasonably likely to be, material and adverse to the business, operations, financial condition or results of operations of the Company or its Subsidiaries or (ii) does, or would be reasonably likely to, prevent Sellers from consummating the transactions contemplated by this Agreement, other than (in the case of both clauses (i) and (ii) above) (A) any effect to the extent resulting from events, facts or circumstances relating to the economy in general, including market fluctuations and changes in interest rates, or to the industry in general and not specifically relating to the Company Business or (B) any effect from changes in Laws and Regulations generally applicable to entities engaged in businesses similar to the Company Business or (C) a Company Business Operational Material Adverse Effect.

     "Company Material Contracts" shall have the meaning stated in Section 3A.13(a).

     "Company Multiemployer Plan" shall have the meaning stated in Section 3A.10(b).

     "Company Permitted Lien" shall mean any Lien consisting of (i) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or similar common Laws and Regulations or statutory liens or encumbrances arising in the ordinary course of business which are not delinquent or remain payable without penalty, (ii) encumbrances for Taxes and other assessments or governmental charges or levies not yet due and delinquent, and (iii) any other Liens that individually or in the aggregate do not result in a Company Material Adverse Effect and are not material to the value of any asset.

     "Company Proprietary Software" shall have the meaning stated in Section 3A.17(b).

     "Company Regulatory Agreement" shall have the meaning stated in Section 3A.12(h).

     "Company Technology Systems" shall have the meaning stated in Section 3A.18(a).

     "Confidentiality Agreement" shall mean the Confidentiality Agreement dated as of July, 26, 2004, between Parent and Purchaser, as it may be amended from time to time.

     "Controlled  Group  Liability"  shall  have the  meaning  stated in Section
6.5(f).

     "CS&Co." shall have the meaning set forth in Section 1.2.

     "Damages" shall have the meaning stated in Section 9.2(a).

     "Disclosure Schedule" shall mean the document dated the date of this Agreement delivered by Sellers to Purchaser prior to the execution and delivery of this Agreement with references to the representations and warranties of Sellers in this Agreement.

     "Domain Names" shall have the meaning stated in Section 3.17(j).

     "Environmental Laws" shall have the meaning stated in Section 3.15.

     "Entity Assets" shall have the meaning stated in Section 3.14.

     "ERISA" shall have the meaning stated in Section 3.10(a).

     "Escrow Agreement" shall have the meaning stated in Section 9.2(b).

     "GAAP" means United States generally accepted accounting principles.

     "Governmental Entity" shall mean any court, administrative agency or commission or other governmental, prosecutorial or regulatory authority or instrumentality and any SRO.

     "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

     "GP" shall mean CS Capital Markets & Co., a Delaware corporation.

     "HSR Act" shall have the meaning stated in Section 3.4.

     "Identified Employee" shall have the meaning stated in Section 6.6(a).

     "Indemnified Party" shall have the meaning stated in Section 9.4(a).

     "Indemnifying Party" shall have the meaning stated in Section 9.4(a).

     "Intellectual Property" shall mean all patents, trademarks, trade names, trade dress, service marks, other indicia of origin and all goodwill associated therewith and symbolized thereby, domain names, databases and other compilations of information, copyrights, mask works, net lists, technology, know-how, trade secrets, inventions, discoveries, invention disclosures, ideas, algorithms, processes, computer software programs and applications (in both source code and object code form and including data and related documentation), customer lists and supplier lists and tangible or intangible proprietary or confidential information or material, and registrations, applications, reissues, continuations, continuations-in-part, divisions, revisions, extensions, reexaminations, renewals, reversions and restorations in respect of the foregoing, owned, licensed by, or otherwise used by or held for use in the Business or the electronic program trading business conducted by CCM or any of its Subsidiaries.

     "Investment Advisers Act" shall mean the Investment Advisers Act of 1940, as amended.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

     "IRS" shall mean the Internal Revenue Service.

     "Knowledge" with respect to Sellers shall mean actual knowledge after due inquiry of any person with primary responsibility for the relevant matter.

     "Laws and Regulations" means all federal, state, local and foreign laws, statutes, codes, rules, regulations and ordinances, Governmental Orders and any rules and regulations of any SRO.

     "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel.

     "License Agreement" shall have the meaning stated in Section 1.5.

     "Lien" shall mean any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restrictions of any kind.

     "LP" shall mean Schwab Associates & Co., a Delaware corporation.

     "Management Reports" shall have the meaning stated in Section 3.5.

     "Material Contracts" shall have the meaning stated in Section 3.13(a).

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "New York Chosen Court" shall have the meaning stated in Section 11.9.

     "Noncompetition Agreement" shall have the meaning stated in Section 6.8.

     "Non-Retained Employees" shall have the meaning stated in Section 6.5(b).

     "NYSE" shall mean the New York Stock Exchange, Inc.

     "Options" shall have the meaning stated in Section 6.6(a).

     "Options Order Business Agreement" shall have the meaning stated in Section 1.2.

     "Order  Handling  Services  Agreement"  shall  have the  meaning  stated in
Section 1.2.

     "Parent" shall mean The Charles Schwab Corporation, a Delaware corporation.

     "Partnership Agreement" shall have the meaning stated in Section 3.1.

     "Partnership Interests" shall have the meaning stated in the recitals.

     "Permitted Lien" shall mean any Lien consisting of (i) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or similar common Laws and Regulations or statutory liens or encumbrances arising in the ordinary course of business which are not delinquent or remain payable without penalty, (ii) encumbrances for Taxes and other assessments or governmental charges or levies not yet due and delinquent, and (iii) any other Liens that individually or in the aggregate do not result in a Business Material Adverse Effect and are not material to the value of any asset.

     "Perseus Agreement" shall have the meaning stated in Section 6.7(c).

     "Person" shall mean any individual, corporation, partnership, limited liability company, association, joint venture, trust, Governmental Entity or other entity or organization.

     "Proprietary Software" shall have the meaning stated in Section 3.17(b).

     "Purchase Price" shall have the meaning stated in Section 1.3.

     "Purchase  Price  Allocation"  shall  have the  meaning  stated in  Section
1.4(a).

     "Purchaser" shall mean UBS Securities LLC, a Delaware limited liability company.

     "Purchaser II" shall mean UBS Americas Inc., a Delaware corporation.

     "Purchaser  Material  Adverse  Effect"  shall  mean any  effect  that would
prevent   Purchaser  or  Purchaser  II  from   consummating   the   transactions
contemplated hereby.

     "Purchaser Indemnitees" shall have the meaning stated in Section 9.2(a).

     "Purchaser Regulatory Agreement" shall have the meaning stated in Section 4.6(d).

     "Purchaser Representatives" shall have the meaning stated in Section 6.2.

     "Restricted Shares" shall have the meaning stated in Section 6.6(a).

     "Retained Employee" shall have the meaning stated in Section 6.5(d).

     "Retained Trademark Applications" shall have the meaning stated in Section 6.15.

     "San Francisco Chosen Court" shall have the meaning stated in Section 11.9.

     "Saturn Sub" shall mean SoundView Technology Corporation, a Delaware corporation.

     "SEC" shall mean the United States Securities Exchange Commission.

     "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Seller Indemnitees" shall have the meaning stated in Section 9.3.

     "Sellers" shall mean Parent, GP, Saturn Sub and LP, collectively.

     "Service Level Schedule" shall have the meaning stated in Section 3.20(b).

     "SRO" shall mean any domestic or foreign securities, broker-dealer, investment adviser and insurance industry self-regulatory organization.

     "Subsidiary" shall mean any Person (I) of which another Person (a) owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting securities or equity interests or (b) is a general partner or managing member or
(II) securities or other ownership interests of which having by their terms the power to elect a majority of the board of directors of such Person or other persons performing similar functions are owned or controlled, directly or indirectly, by another Person.

     "Tail Policy" shall have the meaning stated in Section 3A.20.

     "Tax" or "Taxes" shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, value-added, stamp, documentation, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes (including estimated taxes), charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

     "Tax Returns" shall mean all federal, state, local or foreign Tax returns, Tax reports, and declarations of estimated Tax, including without limitation, consolidated income Tax returns.

     "Technology Systems" shall have the meaning stated in Section 3.18(a).

     "Transfer Taxes" shall have the meaning stated in Section 6.10(b).

     "Transition  Services  Agreement"  shall have the meaning stated in Section
1.6.

     "Transition  Services  Employees"  shall have the meaning stated in Section
1.6.

     "Treasury Regulations" shall mean regulations prescribed pursuant to the Code.

     "WARN Act" shall have the meaning stated in Section 6.5(b).


                                   Article XI
                               General Provisions

     11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Sellers, to:

          The Charles Schwab Corporation
          120 Kearny Street
          San Francisco, California  94108
          Attention:  Christopher V. Dodds
          Facsimile:  415-636-5877

          with a copy to:

          The Charles Schwab Corporation
          120 Kearny Street
          San Francisco, California  94108
          Attention:  Lorraine McDonough
          Facsimile:  415-636-9757

          and to:

          Howard Rice Nemerovski Canady Falk & Rabkin,
              A Professional Corporation
          3 Embarcadero Center, 7th Floor
          San Francisco, California  94111
          Attention:  Lawrence B. Rabkin
          Facsimile:  415-217-5910

          (b) if to Purchaser or Purchaser II, to:

          UBS Securities LLC
          299 Park Avenue - 28th Floor
          New York, New York 10171
          Attention: F. Daniel Corkery
          Facsimile No.: 212-821-3915

          with a copy to:

          Sullivan & Cromwell LLP
          125 Broad Street
          New York, New York 10004
          Attention: Alexandra D. Korry
                     Matthew G. Hurd
          Facsimile No.: 212-558-3588

     11.2 Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made to a contract or agreement in this Agreement it shall be deemed to include any oral or written contract or agreement.

     11.3  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     11.4 Entire Agreement. This Agreement and the documents and instruments and other agreements specifically delivered pursuant hereto or contemporaneously herewith, including the Exhibits, the Schedules, including the Disclosure Schedule, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms. No representations or warranties are being given by any party hereto other than the representations specifically set forth in this Agreement.

     11.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations shall be assigned or delegated by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided that each of Purchaser and Purchaser II may assign or delegate any and all of its rights and obligations under this Agreement to one or more of its Affiliates if such assignment would not materially delay the parties' receipt of the regulatory approvals referred to in Section 3.4 or 4.3. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     11.6 Third Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto and any Person to which any indemnification rights hereunder applies any rights or remedies hereunder.

     11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to such state's principles of conflicts of laws.

     11.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any Laws and Regulations, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

     11.9 Jurisdiction.

     Each Seller agrees that it shall bring any action, litigation, suit or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement and the Ancillary Agreements, exclusively in the United States District Court for the Southern District of New York (the "New York Chosen Court"), and solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement or any of the Ancillary Agreements each party hereto (i) irrevocably submits to the jurisdiction of the New York Chosen Court,
(ii) waives any objection to laying venue in any such action or proceeding in the New York Chosen Court, (iii) waives any objection that the New York Chosen Court is an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 11.1 of this Agreement. Each of Purchaser and Purchaser II agrees that it shall bring any action, litigation, suit or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement and the Ancillary Agreements, exclusively in the United States District Court for the Northern District of California, San Francisco Division (the "San Francisco Chosen Court"), and solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement or any of the Ancillary Agreements each party hereto (i) irrevocably submits to the jurisdiction of the San Francisco Chosen Court, (ii) waives any objection to laying venue in any such action or proceeding in the San Francisco Chosen Court, and (iii) waives any objection that the San Francisco Chosen Court is an inconvenient forum or do not have jurisdiction over any party hereto.

     11.10 Attorneys' Fees. The prevailing party in any action, litigation, suit or proceeding under Section 11.9 of this Agreement shall be entitled to receive its reasonable attorneys' fees and costs and expenses incurred in such action, litigation, suit or proceeding.

     11.11 Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT WHICH ANY PARTY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY PROCEEDING, LITIGATION OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. IF THE SUBJECT MATTER OF ANY LAWSUIT IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY TO THIS AGREEMENT SHALL PRESENT AS A NON-COMPULSORY COUNTERCLAIM IN ANY SUCH LAWSUIT ANY CLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. FURTHERMORE, NO PARTY TO THIS AGREEMENT SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED.

     11.12 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void, invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such illegal, void, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.

     IN WITNESS WHEREOF, Parent, GP, LP, Purchaser and Purchaser II have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

Sellers:                                    The Charles Schwab Corporation,
                                            a Delaware corporation


                                            By:    /s/ Charles Goldman
                                               ------------------------------
                                            Name:  Charles Goldman
                                                 ----------------------------
                                            Its:   Executive Vice President
                                                -----------------------------


                                            CS Capital Markets & Co.,
                                            a Delaware corporation


                                            By:    /s/ Lawrence Leibowitz
                                               ------------------------------
                                            Name:  Lawrence Leibowitz
                                                 ----------------------------
                                            Its:   Executive Vice President
                                                -----------------------------
                                                   Co-Chief Operating Officer
                                                -----------------------------

                                            Schwab Associates & Co.,
                                            a Delaware corporation


                                            By:     /s/ Donald Rodich
                                               ------------------------------
                                            Name:   Donald Rodich
                                                 ----------------------------
                                            Its:    President
                                                -----------------------------


Purchaser                                   UBS Securities LLC,
                                            a Delaware limited liability company


                                            By:     /s/ Daniel Coleman
                                               ------------------------------
                                            Name:   Daniel Coleman
                                                 ----------------------------
                                            Its:  Managing Director, Equities
                                                -----------------------------

                                            By:     /s/ Nick B. Ogurtsov
                                               ------------------------------
                                            Name:   Nick Ogurtsov
                                                 ----------------------------
                                            Its:    Managing Director,
                                                -----------------------------
                                                    UBS Investment Bank
                                                -----------------------------



Purchaser II                                UBS Americas Inc.,
                                            a Delaware corporation


                                            By:     /s/ Daniel Bibb Coleman
                                               ------------------------------
                                            Name:   Daniel Bibb Coleman
                                                 ----------------------------
                                            Its:    Attorney-in-Fact
                                                -----------------------------

                                            By:     /s/ Nick B. Ogurtsov
                                               ------------------------------
                                            Name:   Nick B. Ogurtsov
                                                 ----------------------------
                                            Its:    Attorney-in-Fact
                                                -----------------------------

                                  Exhibit List

Exhibit A        Form of Order Handling Services Agreement

Exhibit B        Options Order Business Agreement Term Sheet



                                                  TABLE OF CONTENTS
                                                                                                              Page



Article I           Purchase and Sale of CCM and the Company.....................................................1

         1.1        Purchase and Sale............................................................................1
         1.2        Order Handling Services Agreement............................................................2
         1.3        Purchase Price...............................................................................2
         1.4        Allocation of Purchase Price.................................................................2
         1.5        License Agreement............................................................................3
         1.6        Transition Services Agreement................................................................3

Article II          The Closing..................................................................................3

         2.1        Closing......................................................................................3
         2.2        Execution and Delivery.......................................................................4

Article III         Representations and Warranties of the Business...............................................4

         3.1        Corporate Organization, Standing and Power...................................................4
         3.2        Capitalization...............................................................................5
         3.3        Authority; No Violation......................................................................5
         3.4        Consents and Approvals.......................................................................6
         3.5        Financial Statements.........................................................................6
         3.6        Absence of Certain Changes or Events.........................................................7
         3.7        Undisclosed Liabilities......................................................................8
         3.8        Legal Proceedings............................................................................8
         3.9        Taxes and Tax Returns........................................................................9
         3.10       Employee Benefit Plans......................................................................10
         3.11       Employee Matters............................................................................12
         3.12       Compliance with Applicable Laws and Regulatory Matters......................................13
         3.13       Material Contracts..........................................................................15
         3.14       Assets......................................................................................17
         3.15       Environmental Liability.....................................................................18
         3.16       Insurance...................................................................................18
         3.17       Intellectual Property.......................................................................18
         3.18       Information Technology......................................................................22
         3.19       Interests of Officers and Directors.........................................................23
         3.20       Order Flow..................................................................................23
         3.21       Broker's Fees...............................................................................23
         3.22       Business Information........................................................................23

Article IIIA        Representations and Warranties of the Company...............................................24

         3A.1       Corporate Organization, Standing and Power..................................................24
         3A.2       Capitalization..............................................................................24
         3A.3       No Violation................................................................................25
         3A.4       [Intentionally Omitted].....................................................................25
         3A.5       [Intentionally Omitted].....................................................................25
         3A.6       Absence of Certain Changes or Events........................................................25
         3A.7       Undisclosed Liabilities.....................................................................27
         3A.8       Legal Proceedings...........................................................................27
         3A.9       Taxes and Tax Returns.......................................................................28
         3A.10      Employee Benefit Plans......................................................................29
         3A.11      Employee Matters............................................................................31
         3A.12      Compliance with Applicable Laws and Regulatory Matters......................................32
         3A.13      Material Contracts..........................................................................34
         3A.14      [Intentionally Omitted].....................................................................36
         3A.15      Environmental Liability.....................................................................36
         3A.16      Insurance...................................................................................37
         3A.17      Intellectual Property.......................................................................37
         3A.18      Information Technology......................................................................41
         3A.19      Interests of Officers and Directors.........................................................42
         3A.20      Tail Policy.................................................................................42

Article IV          Representations and Warranties of Purchaser and Purchaser II................................42

         4.1        Corporate Organization, Standing and Power..................................................42
         4.2        Authority; No Violation.....................................................................42
         4.3        Consents and Approvals......................................................................43
         4.4        Financing...................................................................................43
         4.5        Legal Proceedings...........................................................................43
         4.6        Compliance with Applicable Law and Regulatory Matters.......................................44
         4.7        Broker's Fees...............................................................................44
         4.8        Purchaser Information.......................................................................45

Article V           Conduct Prior to the Closing Date...........................................................45

         5.1        Conduct of the Business Prior to the Closing Date...........................................45
         5.2        Conduct of the Business.....................................................................46
         5.3        Acquisition Proposals.......................................................................49

Article VI          Additional Agreements.......................................................................49

         6.1        Regulatory Matters..........................................................................49
         6.2        Access to Information.......................................................................50
         6.3        Public Disclosure...........................................................................50
         6.4        Reasonable Commercial Efforts and Further Assurances........................................50
         6.5        Employees; Employee Benefit Matters.........................................................51
         6.6        Outstanding Restricted Stock and Option Awards..............................................55
         6.7        Restructuring...............................................................................56
         6.8        Noncompetition Agreement....................................................................57
         6.9        Tax Matters.................................................................................57
         6.10       Other Tax Matters...........................................................................59
         6.11       Jupiter.....................................................................................60
         6.12       Direction and Officer Indemnification.......................................................60
         6.13       Parent Loan.................................................................................61
         6.14       Pre-Closing Intellectual Property Transfer..................................................61
         6.15       Disposition of "Schwab" Element Trademark Applications......................................62
         6.16       Books and Records...........................................................................62

Article VII         Conditions Precedent........................................................................62

         7.1        Conditions to Each Party's Obligation to Effect the Transactions
                    Contemplated by this Agreement..............................................................62
         7.2        Conditions to Purchaser's Obligation To Effect The Transactions
                    Contemplated By This Agreement..............................................................63
         7.3        Conditions to Sellers' Obligation To Effect The Transactions
                    Contemplated By This Agreement..............................................................64

Article VIII        Termination and Amendment...................................................................65

         8.1        Termination.................................................................................65
         8.2        Effect of Termination.......................................................................66
         8.3        Expenses....................................................................................66
         8.4        Amendment...................................................................................66
         8.5        Extension; Waiver...........................................................................66

Article IX          Indemnification.............................................................................67

         9.1        Survival of Representations and Warranties and Agreements...................................67
         9.2        Indemnification by Sellers..................................................................67
         9.3        Indemnification by Purchaser................................................................68
         9.4        Indemnification Procedure...................................................................68
         9.5        Certain Offsets; Tax Treatment of Payments..................................................70
         9.6        Exclusive Remedy............................................................................70
         9.7        Coordination with Sections 6.9 and 6.10.....................................................70

Article X           Definitions.................................................................................71

         10.1       Certain Defined Terms.......................................................................71

Article XI          General Provisions..........................................................................78

         11.1       Notices.....................................................................................78
         11.2       Interpretation..............................................................................79
         11.3       Counterparts................................................................................80
         11.4       Entire Agreement............................................................................80
         11.5       Assignment..................................................................................80
         11.6       Third Party Beneficiaries...................................................................80
         11.7       Governing Law...............................................................................80
         11.8       Rules of Construction.......................................................................80
         11.9       Jurisdiction................................................................................81
         11.10      Attorneys' Fees.............................................................................81
         11.11      Waiver of Jury Trial........................................................................81
         11.12      Severability................................................................................82



                      FIRST AMENDMENT TO PURCHASE AGREEMENT


     This First Amendment to Purchase Agreement (this "Amendment") is dated as of October 29, 2004, by and among The Charles Schwab Corporation, a Delaware corporation ("Parent"), CS Capital Markets & Co., a Delaware corporation ("GP"), Schwab Associates & Co., a Delaware corporation ("LP"), UBS Securities LLC, a Delaware limited liability company ("Purchaser"), and UBS americas Inc., a Delaware corporation ("Purchaser II" and, collectively with Parent, GP, LP and Purchaser, the "Parties").

                                    RECITALS

     Whereas, the Parties are parties to that certain Purchase Agreement, dated as of August 31, 2004 (the "Purchase Agreement"), providing for, among other things, the purchase and sale of certain partnership interests in Schwab Capital Markets L.P., a New Jersey limited partnership, and all of the outstanding capital stock of SoundView Technology Corporation, a Delaware corporation; and

     Whereas,  the  Parties  wish to amend the  Purchase  Agreement  pursuant to
Section 8.4 thereof, as further provided herein.

     Now Therefore, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

     1. Certain Terms. Capitalized terms used herein but not defined in this Amendment have the meanings given to such terms in the Purchase Agreement.

     2. Certain Amendments. The Purchase Agreement is hereby amended ab initio as follows:

          (a) Section 6.5(b) of the Purchase Agreement is amended to delete the phrase "within two weeks of the date hereof" from the first sentence thereof and to insert the phrase "prior to 5:00 p.m., Pacific time, on September 20, 2004" in substitution therefor.

          (b) Section 6.5(l) of the Purchase Agreement is amended to delete the phrase "the fifteenth day following the date of this Agreement" therefrom and to insert the phrase "5:00 p.m., Pacific time, on September 20, 2004" in substitution therefor.

          (c) Section 6.5(k) of the Purchase Agreements is amended and restated as follows: "Sellers shall (i) cause all amounts credited to participant accounts, whether vested or unvested, under the Soundview Deferred Compensation Plan (the "Deferred Compensation Plan") to be paid in cash to each participant without the requirement of any further employment promptly after the termination of employment of such participant, and (ii) shall assume all liabilities associated with the Deferred Compensation Plan, in each case, other than for the Retained Emloyees. Within fourteen days following the Closing Date, Sellers shall pay to Purchaser an amount equal to the amount received by Seller upon distribution of the rabbi trust assets with respect to John Cronin. Following such payments, Sellers shall have no obligation with respect to the Deferred Compensation Plan with respect to the Retained Employees. Any amount owed under the Deferred Compensation Plan that exceeds the amount paid to Purchaser pursuant to the prior sentence shall be a Company Liability for all purposes of this Agreement."

          (d) Section 6.5(m) of the Purchase Agreement is amended to delete the phrase "On and following the fifteenth day following the date hereof" therefrom and to insert the phrase "Following 5:00 p.m., Pacific time, on September 20, 2004" in substitution therefor.

          (e) Section 6.7(a) of the Purchase Agreement is amended (i) to insert the phrase "provided, however, that Sellers shall not be obligated to endeavor to obtain releases from tenants and subtenants of Sellers or any of their Subsidiaries (including CCM, the Company and their respective Subsidiaries), but instead shall be obligated to endeavor to obtain estoppel certificates from such tenants and subtenants in substantially the form approved by Purchaser" at the end of the first sentence thereof, and
     (ii) to delete the phrase "and will indemnify Purchaser for any damages resulting from the failure to obtain such releases prior to Closing" from the last sentence thereof.

          (f) Section 6.7(b) of the Purchase Agreement is amended to insert the following sentences at the end thereof: "Notwithstanding the previous sentence, the parties acknowledge that following the Closing Sellers and their Affiliates may elect to perform, at their sole risk and expense, certain research-related services to certain research clients of the Business. Any Damages incurred or suffered by any Purchaser Indemnitees to the extent that they result or arise from Sellers' and their Affiliates' performance of such services following the Closing shall constitute Company Liabilities for all purposes of this Agreement."

          (g) Section 9.2(a) of the Purchase Agreement is amended to insert the phrase "; or (iii) any leases of real property and premises to which any of CCM, the Company or any of their respective Subsidiaries may be subject prior to the Closing Date, including but not limited to the leases and other agreements specified on Section 3.14 of the Disclosure Schedule" at the end of the first sentence thereof.

          (h) Section 7.2(i) of the Purchase Agreement is amended and restated as follows: "Sellers shall have received the material non-governmental consents that are listed on Section 3.4 of the Disclosure Schedule hereof, the failure of which to obtain would be material to CCM or the Company or Purchaser or Purchaser; provided, however, that it is expressly agreed that there is no obligation on the part of any party hereto to obtain the consents set forth on Section 7.2(i) of the Disclosure Schedule."

     3. No Other Amendments. Except for the amendments specified in Section 2 of this Amendment, this Amendment shall not be deemed to effect any amendment, modification or waiver of any provision of the Purchase Agreement.

     4. Certain Consents and Approvals. With reference to Section 2(e) of this Amendment, and Section 6.7(a) of the Purchase Agreement (as amended hereby), Purchasers

                                     - 2 -

hereby confirm that the form of estoppel certificate furnished by Sellers to Purchasers' counsel on October 4, 2004 has been approved by Purchasers.

     5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to such state's principles of conflicts of laws.

     6.   Counterparts.   This   Amendment  may  be  executed  in  two  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                                     - 3 -

     IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                             The Charles Schwab Corporation,
                                             a Delaware corporation


                                             By:     /s/ Charles Goldman
                                                ----------------------------
                                             Name:   Charles Goldman
                                                  --------------------------
                                             Its:    EVP
                                                 ---------------------------


                                             CS Capital Markets & Co.,
                                             a Delaware corporation


                                             By:     /s/ David R. Martin
                                                ----------------------------
                                             Name:   David R. Martin
                                                  --------------------------
                                             Its:    SVP
                                                 ---------------------------

                                             Schwab Associates & Co.,
                                             a Delaware corporation


                                             By:     /s/ Donald Rodich
                                                ----------------------------
                                             Name:   Donald Rodich
                                                  --------------------------
                                             Its:    President
                                                 ---------------------------


                                             UBS Securities LLC,
                                             a Delaware limited liability
                                             company


                                             By:     /s/ Daniel Coleman
                                                ----------------------------
                                             Name:   Daniel Coleman
                                                  --------------------------
                                             Its:    Managing Director
                                                 ---------------------------

                                             By:     /s/ David Kelly
                                                ----------------------------
                                             Name:   David Kelly
                                                  --------------------------
                                             Its:    Executive Director
                                                     Legal & External
                                                     Affairs
                                                 ---------------------------


                                             UBS Americas Inc.,
                                             a Delaware corporation


                                             By:     /s/ Daniel Coleman
                                                ----------------------------
                                             Name:   Daniel Coleman
                                                  --------------------------
                                             Its:    Attorney-in-fact
                                                 ---------------------------

                                             By:     /s/ David Kelly
                                                ----------------------------
                                             Name:   David Kelly
                                                  --------------------------
                                             Its:    Executive Director
                                                     Legal & External
                                                     Affairs
                                                 ---------------------------

                                    Exhibit A

                        Equities Order Handling Agreement

          The Equities Order Handling Agreement, which was executed on
               October 29, 2004, has been filed as Exhibit 10.262
                  to the Company's Current Report on Form 10-Q
                    for the period ended September 30, 2004.

                                    Exhibit B

                   Options Order Handling Agreement Term Sheet

____________

Asterisk (**) Indicates information omitted pursuant to a confidential treatment request. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                    OPTIONS ORDER HANDLING AGREEMENT ("OOHA")



Parties: UBS SECURITIES LLC, a Delaware Limited Liability Company ("UBS"), Schwab Capital Markets L.P., a New Jersey limited partnership ("SCM," and together with UBS, the "Company"), Charles Schwab & Co., Inc., a California corporation ("Schwab"), THE CHARLES SCHWAB CORPORATION, a Delaware corporation ("Parent") (each individually a "Party" and together the "Parties").

Term: Same as under the Equities Order Handling Agreement (the "EOHA"), to be entered into as of the date of the consummation of the transactions (the "Closing") contemplated by the Purchase Agreement, of even date herewith (the "Purchase Agreement"), between the parties hereto.

Scope: 100% of Schwab's and its Affiliates' Order Flow in options traded on a national securities exchange ("Covered Orders") will be routed to the Company for execution, other than the following types of excluded orders:


               - options flow from CyberTrader, Inc. from types of accounts consistent with those in effect as of the Closing;


               - U.S. Trust orders from types of accounts consistent with those in effect today;


               - an amount of Options Flow from the SIM trading desk that does not exceed 5% of total the Options Flow from the SIM trading desk, measured on a number of contracts basis; and


               -    SIM  Prime   Brokerage   Orders   (collectively,   "Excluded
                    Orders").

Order Routing
Discretion:    The Company shall have the right to route or  preference  options order flow to any exchange in its  reasonable  discretion  and to execute options in any manner permitted by  then-applicable  laws and exchange rules (including any rules that may permit execution as principal) provided that such routing decisions and executions are  consistent  with best  execution  practices  and are made by
               employing    intelligent   order   routing   technology,    where
               appropriate,   other  than  where  the  ultimate  destination  is
               specified by the customer.

_____________

Asterisk (**) Indicates information omitted pursuant to a confidential treatment request. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.



(**)                       (**)

Best Execution Committee:  Schwab and the Company shall form an advisory committee which shall meet not less than quarterly for the purpose of reviewing the Company's performance of best execution standards.

Execution Quality          The Company shall provide or cause a third party to provide all necessary data for Schwab
Reports:                   to generate 11Ac1-6 reports and such other reports as required by regulation or as reasonably required by Schwab for oversight purposes (to the extent consistent with those reports that are provided as of the date of the Purchase Agreement or as may be reasonably mutually agreed).

Economics:                 (**)

Types of Orders:           "Premium Execution Order", "Direct Execution Order", "Directed Order", "Paid Order",
                           "Locked or Crossed Order", "DNC Order", "Discretionary Paid Orders" shall have correlative meanings to the definitions of such terms as defined in EOHA and shall have similar treatment consistent with associated economic consequences.

Block Orders:              The Company shall have the right to charge a reasonable market-based commission for manual execution of Block Orders provided that the total number of manually executed contracts for Block Orders exceeds 5% of the total number of contracts.

(**)                       (**)

Initial Liquidated         Terms are mutatis mutandis the same as under EOHA except that payment size will be $16.5
Damages and Subsequent     million in the first 3 years and $1.375 million thereafter.
Liquidated Damages:

Change of Control:         Terms are mutatis mutandis the same as under EOHA except that payment size will be $16.5 million in the first 3 years and $1.375 million thereafter.

Partial Disposition of     Terms are mutatis mutandis the same as under EOHA except that payment size will be pro
Accounts:                  rata $16.5 million in the first 3 years and $1.375 million thereafter.

Operation and Tech         The Company will use commercially reasonable efforts to maintain or cause a third party to
Service Levels:            use its commercially reasonable efforts to maintain at least substantially comparable service levels as in effect prior to the date of the Purchase Agreement or such standards as become common industry practice.

EQ Service Levels:         (**)

Unusual Market             Policies and procedures shall be mutually agreed between UBS and Schwab for handling
Conditions:                locked, crossed, halted and fast markets, and similar unusual orders or situations requiring intervention.

Abusive Practices:         Schwab undertakes to investigate and make reasonable efforts to prevent abusive trading practices at the request of the Company (e.g., unreasonable order cancellation fees)
                           including the right to cut-off from trading a specific account engaging in such abusive practices or to require reimbursement for out-of-pocket costs to third parties should such practices continue unabated following a reasonable notice period on a case by case basis.

Clearly Erroneous:         The Company will be entitled to reject any orders transmitted by Schwab or its Affiliates which are clearly erroneous, and will notify Schwab promptly of any such rejection.

Representations and        Mutatis mutandis the same as under Sections 5.1(a) and 5.1(b)(i) of the EOHA.
Warranties:

Termination:               Schwab shall have the right to terminate this agreement in the event the Company notifies
                           Schwab that it no longer intends to provide high quality options order routing services.

Routing Providers:         (**)

Account Migration:         Mutatis mutandis the same as under the EOHA.

Dispute Resolution:        Mutatis mutandis the same as under the EOHA.

Unforeseen Circumstances:  Mutatis mutandis the same as under the EOHA (**).

(**)                       (**)

Transitional Period:       For the six months commencing upon the Closing, the Company and Schwab will cooperate to seek to provide training opportunities, migration strategy planning and service support to each other with respect to the functions of the "T4" trading ops team and such other operational areas as may be mutually agreed, including processes for settlement, clearing and order management and non-standard order treatment.

Ability to Perform:        Schwab shall transfer all necessary technology systems, intellectual property, and any other such assets as are currently required to operate SCM's options trading/order routing
                           (**) and the options business of Schwab to which the unaudited statement of operating results of the Options Business of CS&Co. included in Section 3.5(d) of the Disclosure
                           Schedule (as defined in the Purchase Agreement) relates (the "Options Business").  To the extent requested by the Company, Schwab will provide access to the Legacy system at no charge.

Indemnification:           Mutatis mutandis the same as under the EOHA.

Employees:                 The Company may, at its option, seek to employ strategic employees of Schwab currently engaged in the Options Business.  Following the Closing, none of Schwab or its Affiliates shall employ, retain or hire such strategic employees without the Company's written consent.

Confidentiality:           Mutatis mutandis the same as under the EOHA.  Schwab will direct inquiries concerning the
                           OOHA to the Company.

Governing Law:             Mutatis mutandis the same as under the EOHA.

Other Provisions:          To the extent other provisions of the EOHA are applicable but not expressly mentioned herein, they shall mutatis mutandis be incorporated into the OOHA (other than Schedules A,
                           B, C, D, E and F and Attachment 1 thereto).

                           Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the EOHA.  As provided for by the terms of the Purchase Agreement, this OOHA is a binding contract between the parties, effective as of the Closing, unless expressly superseded by an instrument in writing signed by each such party.


               IN WITNESS WHEREOF, each of the Parties, intending to be legally bound, has caused this OOHA to duly executed and delivered as of the date below.


Dated: _____________________

The Charles Schwab Corporation


By:    ________________________________
       Name:
       Title:


Charles Schwab & Co., Inc.


By:    ________________________________
       Name:
       Title:


UBS Securities LLC


By:    ________________________________
       Name:
       Title:


Schwab Capital Markets L.P.


By:    ________________________________
       Name:
       Title: